UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
MATERION CORPORATION

(Name of registrant as specified in its charter)

     (Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)Date Filed:

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, as amended, please be advised that Materion Corporation intends to release definitive copies of the proxy statement to security holders on or about April [1], 2014.

Materion Corporation
6070 Parkland Boulevard
Mayfield Heights, Ohio 44124
Notice of Annual Meeting of Shareholders
The annual meeting of shareholders of Materion Corporation will be held at Executive Caterers at Landerhaven, 6111 Landerhaven Dr., Mayfield Heights, Ohio 44124 on May 7, 2014 at 11:00 a.m., local time, for the following purposes:

(1)	To elect four directors, each to serve for a term of three years and until a successor is elected and qualified;

(2)	To approve the Materion Corporation 2006 Stock Incentive Plan (As Amended and Restated as of May 7, 2014);

(3)	To approve the Materion Corporation 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 7, 2014);

(4)	To ratify Ernst & Young LLP as the independent registered public accounting firm for Materion Corporation for the year 2014;

(5)	To approve, by non-binding vote, named executive officer compensation;

(6)	To approve an amendment to Materion’s Amended and Restated Code of Regulations to opt out of the Ohio Control Share Acquisition Act;

(7)
To approve amendments to Materion’s Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations to declassify the Board of Directors (implementation of this Proposal 7 is conditioned upon the approval of Proposal 8);

(8)
To approve amendments to Materion’s Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations to eliminate cumulative voting in the election of directors (implementation of this Proposal 8 is conditioned upon the approval of Proposal 7); and

(9)	To transact any other business that may properly come before the meeting.

Shareholders of record as of the close of business on March 10, 2014 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement of the meeting.

Michael C. Hasychak
Secretary
April [1], 2014
Important — your proxy is enclosed.
Please sign, date and return your proxy in the accompanying envelope or use one of the other methods listed below to vote your proxy.

MATERION CORPORATION
6070 Parkland Boulevard
Mayfield Heights, Ohio 44124
PROXY STATEMENT
April [1], 2014
GENERAL INFORMATION
Your Board of Directors is furnishing this proxy statement to you in connection with our solicitation of proxies to be used at our annual meeting of shareholders to be held on May 7, 2014. The proxy statement is being mailed to shareholders on April [1], 2014.
Registered Holders.     If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, you may do so by telephone, over the Internet or by mail.
By telephone.     After reading the proxy materials and with your proxy card in front of you, you may call the toll-free number, 1-866-883-3382, using a touch-tone telephone. You will be prompted to enter the last four digits of your Social Security Number or Tax Identification Number. Then follow the simple instructions that will be given to you to record your vote.
Over the Internet.     After reading the proxy materials and with your proxy card in front of you, you may access the web site at http://www.proxypush.com/mtrn. You will be prompted to enter the last four digits of your Social Security Number or Tax Identification Number. Then follow the simple instructions that will be given to you to record your vote.
By mail.     After reading the proxy materials, you may mark, sign and date your proxy card and return it in the enclosed prepaid and addressed envelope.
The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly. Without affecting any vote previously taken, you may revoke your proxy by delivery to us of a new, later dated proxy with respect to the same shares, or giving written notice to us before or at the annual meeting. Your presence at the annual meeting will not, in and of itself, revoke your proxy.
Participants in the Retirement Savings Plan and/or the Payroll Stock Ownership Plan (PAYSOP). If you participate in the Retirement Savings Plan and/or the PAYSOP, the independent trustee for each plan, Fidelity Management Trust Company, will vote your plan shares according to your voting directions. You may give your voting directions to the plan trustee in any one of the three ways set forth above. If you do not return your proxy card or do not vote over the Internet or by telephone, the trustee will not vote your plan shares. Each participant who gives the trustee voting directions acts as a named fiduciary for the applicable plan under the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Nominee Shares. If your shares are held by a bank, broker, trustee or some other nominee, that entity will give you separate voting instructions.
In addition to the solicitation of proxies by mail, we may solicit the return of proxies in person, by telephone, facsimile or e-mail. We will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares and will reimburse them for their expenses. We will bear the cost of the solicitation of proxies. We retained Georgeson, Inc., at an estimated cost of $112,500 plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.
Voting. At the close of business on March 10, 2014, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting, we had outstanding and entitled to vote 20,917,242 shares of common stock. Each outstanding share of common stock entitles its holder to one vote on each matter brought before the meeting.
With respect to Proposal 1, the four nominees receiving the greatest number of votes for their election will be elected as directors of Materion Corporation, subject to the Company's Majority Voting Policy. The approval of each of Proposals 2, 3, 4, 5, 6, 7 and 8 requires the affirmative vote of a majority of the votes cast on such proposals at the 2014 annual meeting.
Cumulative Voting. Under Ohio law, shareholders have cumulative voting rights in the election of directors, provided that the shareholder gives not less than 48 hours notice in writing to the President or the Secretary of Materion Corporation that the shareholder desires that voting at the election be cumulative and provided further that an announcement is made upon the convening of the meeting informing shareholders that notice requesting cumulative voting has been given by the shareholder.
When cumulative voting applies, each share has a number of votes equal to the number of directors to be elected, and a shareholder may give all of the shareholder's votes to one nominee or divide the shareholder's votes among as many nominees as he or she sees fit. Unless contrary instructions are received on proxies given to us, in the event that cumulative voting applies, all votes represented by the proxies will be divided evenly among the candidates nominated by the Board of Directors, except that if voting in this manner would not be effective to elect all the nominees, the votes will be cumulated at the discretion of the Board of Directors so as to maximize the number of the Board of Directors' nominees elected.
Abstentions and Broker Non-Votes.     At the annual meeting, the inspectors of election appointed for the meeting will tabulate the results of shareholder voting. Under Ohio law and our code of regulations, properly signed proxies that are marked “abstain” or are held in “street name” by brokers and not voted on one or more of the items (but otherwise voted on at least one item) before the meeting will be counted for purposes of determining whether a quorum has been achieved at the annual meeting.
If you have not provided directions to your broker, your broker or other nominee will not be able to vote your shares with respect to the election of directors (Proposal 1); the approval of the Materion Corporation 2006 Stock Incentive Plan (As Amended and Restated as of May 7, 2014) (Proposal 2); the approval of the Materion Corporation 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 7, 2014) (Proposal 3) or the non-binding vote to approve named executive officer compensation (Proposal 5); the approval of an amendment to the Company’s Amended and Restated Code of Regulations to opt out of the Ohio Control Share Acquisition Act (Proposal 6); the approval of amendments to the Company's Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations to declassify the Board of Directors (Proposal 7); or the approval of amendments to the Company's Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations to eliminate cumulative voting in the election of directors (Proposal 8).
Abstentions and broker non-votes will not affect the vote on the election of directors. For purposes of the shareholder approval requirements of the New York Stock Exchange, because abstentions are deemed to be votes cast, abstentions will have the effect of votes against the approval of the Materion Corporation 2006 Stock Incentive Plan (As Amended and Restated as of May 7, 2014) (Proposal 2) and the Materion Corporation 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 7, 2014) (Proposal 3), although broker non-votes will not affect the vote on such proposals. An abstention and broker non-vote will have the effect of votes against: the approval of the amendment to the Company’s Amended and Restated Code of Regulations to opt out of the Ohio Control Share Acquisition Act (Proposal 6); the approval of amendments to the Company's Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations to declassify the Board of Directors (Proposal 7); and the approval of amendments to the Company's Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations to eliminate cumulative voting in the election of directors (Proposal 8).
An abstention or broker non-vote with respect to the non-binding vote to approve named executive officer compensation (Proposal 5) will have no effect on the proposals as the abstention or broker non-vote will not be counted in determining the number of votes cast.
Because the vote to ratify the appointment of Ernst & Young LLP (Proposal 4) is considered to be routine, your broker or other nominee will be able to vote your shares with respect to this proposal without your instructions. An abstention will have no effect on this proposal as the abstention will not be counted in determining the number of votes cast.

*        *        *
We know of no other matters that will be presented at the meeting; however, if other matters do properly come before the meeting, the persons named in the proxy card will vote on these matters in accordance with their best judgment.
If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted as recommended by the Board of Directors as indicated on the proxy card.

1.   ELECTION OF DIRECTORS
Currently, our Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations provide for three classes of directors whose terms expire in different years. The Board of Directors has nominated each of Edward F. Crawford, Joseph P. Keithley, N. Mohan Reddy and Craig S. Shular to serve as a director until the 2017 annual meeting of shareholders or until his successor has been selected.
In March 2014, GAMCO Asset Management Inc. (GAMCO) provided notice to the Company that it intended to nominate two individuals for election to the Board at the annual meeting. On March 19, 2014, the Company and GAMCO entered into an agreement regarding the election of directors at the annual meeting. Under the terms of the agreement, the Company has agreed to nominate and recommend the election of one of GAMCO's candidates, Edward F. Crawford, as a new director.
Your Board of Directors unanimously recommends a vote for each of Edward F. Crawford, Joseph P. Keithley, N. Mohan Reddy and Craig S. Shular.
Your Board of Directors recommends a vote for these nominees.
If any of these nominees becomes unavailable, it is intended that the proxies will be voted as the Board of Directors determines. We have no reason to believe that any of the nominees will be unavailable. The four nominees receiving the greatest number of votes for their election will be elected as directors of Materion Corporation. However, our Board of Directors has adopted a Majority Voting Policy whereby, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” election is expected to tender his or her resignation following certification of the shareholder vote, subject to a 90-day review process by our Governance and Organization Committee and Board of Directors to consider whether the tendered resignation should be accepted. An abstention or broker non-vote is not treated as a vote “withheld” under our Majority Voting Policy. For additional details on the Majority Voting Policy, see page 10 of this proxy statement.
The following sets forth information concerning the director nominees and the directors whose terms of office will continue after the annual meeting:
Director Nominees
Edward F. Crawford, Director, Chairman and Chief Executive Officer, Park-Ohio Holdings Corp. (an industrial supply chain logistics and diversified manufacturing company). Mr. Crawford has served as Director, Chairman and Chief Executive Officer of Park-Ohio Holdings Corp. since 1992 and served as President of Park-Ohio from 1997 to 2003. Mr. Crawford has served as Chairman and Chief Executive Officer of The Crawford Group (a venture capital, management consulting company) since 1964. Mr. Crawford has served as director of Hickok Incorporated since 2012. Mr. Crawford is 74 years old. Mr. Crawford's experience as Chairman and Chief Executive Officer of a public company with global operations provides significant value to our Board of Directors.
Joseph P. Keithley, Non-executive Chairman of the Board, Nordson Corporation (industrial application equipment manufacturer). Mr. Keithley has served on the Board of Directors of Nordson Corporation since 2001 and Chairman of that board since February 2010. Mr. Keithley had also been Chairman of the Board of Keithley Instruments, Inc. (electronic test and measurement products) since 1991 and was a member of that board from 1986 until December 2010, when Keithley Instruments was purchased by Danaher Corporation. Mr. Keithley had served as Chief Executive Officer of Keithley Instruments since November 1993 and as its President since May 1994, prior to the purchase by Danaher. Mr. Keithley has also served on the Board of Directors of Axcelis Technologies, Inc. since August 2011. Mr. Keithley is 65 years old and has been a director of Materion Corporation since 1997. Mr. Keithley brings an extensive, broad-based business background from his role as Chairman of the Board of Nordson and leadership roles at Keithley Instruments to his role on our Board of Directors. Among other things, Mr. Keithley draws upon his extensive knowledge in the global semiconductor, fiber optics, telecommunications and electronics industries garnered while at Keithley Instruments.
N. Mohan Reddy, Ph.D., B. Charles Ames, Professor of Management, Case Western Reserve University. Dr. Reddy was appointed B. Charles Ames, Professor of Management on February 22, 2014. Prior to that he had served as the Albert J. Weatherhead III Professor of Management from January 2007 until June 2012 and as the Dean of the Weatherhead School of Management, Case Western Reserve University from December 2006 until June 2012. Dr. Reddy had been Associate Professor of Marketing since 1991 and Keithley Professor of Technology Management from 1996 to 2006 at the Weatherhead School of Management, Case Western Reserve University. Dr. Reddy had served on the Board of Directors of Keithley Instruments, Inc. from 2001 until December 2010, when Keithley Instruments was purchased by Danaher Corporation. Dr. Reddy had also served on the Board of Directors of Lubrizol Corporation from February 2011 until October 2011, when Lubrizol was purchased by Berkshire Hathaway Inc. Dr. Reddy also serves as a consultant to firms in the electronics and semiconductor industries, primarily in the areas of product and market development. Dr. Reddy is 60 years old and has been a director of Materion Corporation since 2000. Dr. Reddy’s knowledge of industrial marketing, technology development and extensive global knowledge in the electronics and semiconductor industries provides valuable insight to our Board of Directors.

Craig S. Shular, Executive Chairman of the Board, GrafTech International Ltd. (electrical industrial apparatus). Mr. Shular was elected Chairman of the Board of GrafTech International in February 2007 and will serve in that capacity until the end of 2014. He has been a director since January 2003. Mr. Shular served as Chief Executive Officer from January 2003 and as President from May 2002 until he retired from both positions in January 2014. From August 2001 until May 2002, he served as Executive Vice President of GrafTech’s largest business, Graphite Electrodes. Mr. Shular joined GrafTech as its Vice President and Chief Financial Officer in January 1999 and assumed the additional duties of Executive Vice President, Electrode Sales and Marketing in February 2000 until August 2001. Mr. Shular serves on the Board of Directors of Junior Achievement of Greater Cleveland. Mr. Shular is 61 years old and has been a director of Materion Corporation since 2008. As the former Chairman, Chief Executive Officer and President and former Chief Financial Officer of GrafTech International Ltd., Mr. Shular brings a breadth of financial and operational management experience and provides our Board of Directors with a perspective of someone with all facets of a global enterprise.

Directors Whose Terms End in 2015
Richard J. Hipple, Chairman, President and Chief Executive Officer, Materion Corporation. In May 2006, Mr. Hipple was named Chairman and Chief Executive Officer of Materion Corporation. He has served as President since May 2005 and as Chief Operating Officer from May 2005 until May 2006. Mr. Hipple was President of Performance Alloys from May 2002 until May 2005. He joined the Company in July 2001 as Vice President of Strip Products, Performance Alloys and served in that position until May 2002. Prior to joining Materion Corporation, Mr. Hipple was President of LTV Steel Company, a business unit of The LTV Corporation (integrated steel producer and metal fabricator). Mr. Hipple has served on the Board of Directors of Ferro Corporation since June 2007 and as Lead Director since April 2010. Mr. Hipple has served on the Board of Directors of KeyCorp since July 2012. Mr. Hipple is 61 years old. Mr. Hipple’s broad experience and deep understanding of the Company and the materials business, combined with his drive for innovation and excellence, positions him well to serve as our Chairman, President and Chief Executive Officer.
William B. Lawrence, Non-executive Chairman of the Board, Ferro Corporation (performance coatings, performance colors and glass; pigments; powders; oxide polymers; additives and specialty plastics). Mr. Lawrence has served as Acting Chairman of the Board of Ferro Corporation since November 2012 and was elected as Ferro's Non-executive Chairman in April 2013. Additionally he has served on Ferro's Board of Directors since 1999. Prior to the sale of TRW, Inc. (advanced technology products and services) to Northrop Grumman Corporation in December 2002, Mr. Lawrence served as TRW’s Executive Vice President, General Counsel and Secretary since 1997 and held various other executive positions at TRW since 1976. Mr. Lawrence is 69 years old and has been a director of Materion Corporation since 2003. Mr. Lawrence’s background as an Executive Vice President, General Counsel and Secretary of TRW, Inc. and as a director at Ferro Corporation provides him with the knowledge and experience to address the complex legislative, governance and financial issues facing global companies today.
Geoffrey Wild, Chief Executive Officer, AZ Electronic Materials S.A. (specialty chemicals and materials). Mr. Wild has served as the Chief Executive Officer and a director of AZ Electronic Materials since 2010. From 2008 to 2009, Mr. Wild was President and Chief Executive Officer of Cascade Microtech, Inc. (precision electrical measurement products and services). Prior to that time, from 2002 to 2007, Mr. Wild was Chief Executive Officer of Nikon Precision Inc. (precision optical products). Mr. Wild served on the Board of Directors of Axcelis Technologies, Inc. from November 2006 until April 2011. Mr. Wild is 58 years old and was appointed to our Board of Directors in July 2011. Mr. Wild’s substantial knowledge and management experience in the global semiconductor industry, including the role of a supplier of equipment and materials to international customers, deepens our Board of Directors’ insight into the operational issues that global companies face. Additionally, Mr. Wild’s role as a chief executive officer has exposed him to international financial and accounting issues.

Directors Whose Terms End in 2016
Vinod M. Khilnani, Retired Executive Chairman, CTS Corporation (electronic components and accessories). Mr. Khilnani became Executive Chairman of CTS Corporation in January 2013 and served in that capacity until May 2013. He had served as Chairman, President and Chief Executive Officer of CTS from July 2007 until January 2013. Prior to that time, he served as Senior Vice President and Chief Financial Officer since May 2001. Mr. Khilnani was appointed to the Board of Directors of 1st Source Corporation on April 26, 2013. Mr. Khilnani is 61 years old and has been a director of Materion Corporation since 2009. As the former Executive Chairman and Chief Executive Officer and President of CTS (and its former Chief Financial Officer), Mr. Khilnani offers a wealth of management experience and business knowledge regarding operational, financial and corporate governance issues, as well as extensive international experience with global operations.

Darlene J. S. Solomon, Ph.D., Senior Vice President and Chief Technology Officer, Agilent Technologies, Inc. (life sciences and diagnostics). Dr. Solomon has served as Senior Vice President and Chief Technology Officer of Agilent Technologies since 2006. Prior to that time, she served as Vice President and Director of Agilent Laboratories. Dr. Solomon joined Agilent in 1999 and served in a dual capacity as the director of the Life Sciences Technologies Laboratory and as the senior director, research and development/technology for Agilent’s Life Sciences and Chemical Analysis business. Dr. Solomon is 55 years old and was appointed to the Board of Directors in July 2011. With extensive knowledge and experience in materials measurement and analysis technologies, Dr. Solomon brings to our Board of Directors valuable insight on research and development and other operational issues faced by companies focused on innovations in technology.
Robert B. Toth, Chairman, President and Chief Executive Officer, Polypore International, Inc. (high technology filtration products). Mr. Toth has served as President, Chief Executive Officer and a director of Polypore International since 2005 and was named Chairman of the Board in 2011. Mr. Toth previously was Chief Executive Officer and President of CP Kelco ApS (leading global manufacturer of hydrocolloids). Prior to joining CP Kelco in June 2001, he spent 19 years at Monsanto Company (multinational biotechnology company), and its spinoff company, Solutia Inc. (materials and specialty chemicals manufacturer), in roles of increasing responsibility. Mr. Toth is 53 years old and was appointed to our Board of Directors in February 2013. With extensive experience in leading corporations in the manufacturing and specialty materials sector, including his knowledge and skills in senior management, finance and operations, Mr. Toth brings to our Board of Directors significant insight into the strategic and operational issues facing companies in the advanced materials industry.

CORPORATE GOVERNANCE; COMMITTEES OF THE BOARD OF DIRECTORS
We have adopted a Policy Statement on Significant Corporate Governance Issues and a Code of Conduct Policy in compliance with New York Stock Exchange and Securities and Exchange Commission requirements. These materials, along with the charters of the Audit, Compensation and Governance and Organization Committees of our Board of Directors (Board), which also comply with applicable requirements, are available on our web site at http://materion.com, or upon request by any shareholder to Secretary, Materion Corporation, 6070 Parkland Boulevard, Mayfield Heights, Ohio 44124. We also make our reports on Forms 10-K, 10-Q and 8-K available on our web site, free of charge, as soon as reasonably practicable after these reports are filed with the Securities and Exchange Commission. Any amendments or waivers to our Code of Conduct Policy, Committee Charters and Policy Statement on Significant Corporate Governance Issues will also be made available on our web site. The information on our web site is not incorporated by reference into this proxy statement or any of our periodic reports.
Director Independence
The New York Stock Exchange listing standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the New York Stock Exchange listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the Company, or its subsidiaries or affiliates, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, or its subsidiaries or affiliates. Our Board has adopted the following standards, which are identical to those of the New York Stock Exchange listing standards, to assist it in its determination of director independence. A director will be determined not to be independent under the following circumstances:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•
the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
(a) the director is a current partner or employee of a firm that is the Company’s internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (d) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•
the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•
the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or two percent of such other company’s consolidated gross revenues.

Additionally, for purposes of determining whether a director has a material relationship with the Company apart from his or her service as a director, our Board has deemed the following relationships as categorically immaterial:

•
the director, or an immediate family member, is a current employee, director or trustee of a tax-exempt organization and the Company’s contributions to the organization (excluding Company matching of employee contributions) in any fiscal year are less than $120,000; or

•
the director is a director of a company that has made payments to, or received payments or deposits from, the Company for property, goods or services in the ordinary course of business in an amount which, in any fiscal year, is less than the greater of $1,000,000, or two percent of such other company’s consolidated gross revenues.

Our Board has affirmatively determined that each of our directors and director nominees, other than Mr. Hipple, is “independent” within the meaning of that term as defined in the New York Stock Exchange listing standards; a “non-employee director” within the meaning of that term as defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 (Exchange Act); and an “outside director” within the meaning of that term as defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code (Code).
Charitable Contributions
Within the last three years, we have made no charitable contributions during any single fiscal year to any charity in which an independent director serves as an executive officer, of over the greater of $1,000,000 or 2% of the charity’s consolidated gross revenues.

Non-management Directors
Our Policy Statement on Significant Corporate Governance Issues provides that the non-management members of the Board will meet during each regularly scheduled meeting of the Board of Directors. Presently, Mr. Lawrence is the lead non-management director (Lead Director).
In addition to the other duties of a director under our Policy Statement on Significant Corporate Governance Issues, the Lead Director, in collaboration with the other independent directors, is responsible for coordinating the activities of the independent directors and in that role will:

•	chair the executive sessions of the independent directors at each regularly scheduled meeting;

•	make recommendations to the Chairman regarding the timing and structuring of Board meetings;

•	make recommendations to the Chairman concerning the agenda for Board meetings, including allocation of time as well as subject matter;

•	advise the Board Chairman as to the quality, quantity and timeliness of the flow of information from management to the Board;

•	serve as the independent point of contact for shareholders wishing to communicate with the Board other than through management;

•	interview all Board candidates, and provide the Governance and Organization Committee with recommendations on each candidate;

•	maintain close contact with the Chairman of each standing committee and assist in ensuring communications between each committee and the Board;

•	lead the Chief Executive Officer annual evaluation process; and

•	be the ombudsman for the Chief Executive Officer to provide two-way communication with the Board.
Board Communications
Shareholders or other interested parties may communicate with the Board as a whole, the Lead Director or the non-management directors as a group, by forwarding relevant information in writing to Lead Director, c/o Secretary, Materion Corporation, 6070 Parkland Boulevard, Mayfield Heights, Ohio 44124. Any other communication to individual directors or committees of the Board of Directors may be similarly addressed to the appropriate recipients, c/o Secretary, Materion Corporation, 6070 Parkland Boulevard, Mayfield Heights, Ohio 44124.
Board Leadership
Currently, the Chairman of the Board also serves as the Chief Executive Officer. The Board has no policy with respect to the separation of these offices. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to consider it each time that it elects the Chief Executive Officer. The Board recognizes that there may be circumstances in the future that would lead it to separate these offices, but it believes that there is no reason to do so at this time.
As both a director and officer, Mr. Hipple fulfills a valuable leadership role that the Board believes is essential to the continued success of the Company’s business operations at this time. In the Board’s opinion, Mr. Hipple’s dual role enhances the Company’s ability to coordinate long-term strategic direction with important business opportunities at the operational level and enhances his ability to provide insight and direction on important strategic initiatives impacting the Company and its shareholders to both management and the independent directors.
Unless the Chairman of the Board is an independent director, the independent directors periodically select from among their number, one director who will serve as the Lead Director. The Lead Director works with the Chairman and Chief Executive Officer and other Board members to provide strong, independent oversight of the Company’s management and affairs.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.
While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. In addition, management also provides a risk management report including a financial risk assessment and enterprise risk management update and information technology contingency plans to the Audit Committee. In setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. Finally, the Company’s Governance and Organization Committee conducts an annual assessment of the Board for compliance with corporate governance and risk management best practices. The Company believes that the Board’s role in risk oversight is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board and its committees providing oversight in connection with those efforts, with particular focus on the most significant risks facing the Company.
Audit Committee
The Audit Committee held six meetings in 2013. The Audit Committee membership consists of Mr. Shular, as Chairman, and Messrs. Keithley and Wild and Dr. Reddy. Under the Audit Committee Charter, the Audit Committee’s principal functions include assisting our Board in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements and our financial reporting process;

•	compliance with ethics policies and legal and other regulatory requirements;

•	our independent registered public accounting firm’s qualifications and independence;

•	our systems of internal accounting and financial controls; and

•	the performance of our independent registered public accounting firm and of our internal audit functions.
We currently do not limit the number of audit committees on which our Audit Committee members may serve. No member of our Audit Committee serves on the audit committee of three or more public companies in addition to ours. The Audit Committee also prepared the Audit Committee report included under the heading “Audit Committee Report” in this proxy statement.
Audit Committee Expert, Financial Literacy and Independence
Our Board of Directors has determined that the Audit Committee Chairman, Mr. Shular, is the Audit Committee financial expert, as defined by the Securities and Exchange Commission. Each member of the Audit Committee is financially literate and satisfies the independence requirements in section 303A.02 of the New York Stock Exchange listing standards.
Compensation Committee
The Compensation Committee held six meetings in 2013. Its membership consists of Mr. Khilnani, as Chairman, and Messrs. Lawrence and Toth and Dr. Solomon. Each member of the Compensation Committee has been determined by the Board to be independent within the meaning of Section 303A.02(a)(ii) of the NYSE Listed Company Manual. The Compensation Committee may, at its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee; provided that such subcommittee has a published charter in accordance with the rules of the New York Stock Exchange. The Compensation Committee’s principal functions include:

•	reviewing and approving executive compensation, including severance payments;

•	overseeing and recommending equity and non-equity incentive plans;

•	overseeing regulatory compliance with respect to compensation matters;

•	advising on senior management compensation; and

•	reviewing and discussing the Compensation Discussion and Analysis (CD&A) and Compensation Committee Report.
For additional information regarding the operation of the Compensation Committee, see the “Compensation Discussion and Analysis” in this proxy statement.
Governance and Organization Committee
The Governance and Organization Committee held five meetings in 2013. The Governance and Organization Committee membership consists of Mr. Lawrence, as Chairman, and Messrs. Keithley, Khilnani, Shular, Toth and Wild and Drs. Reddy and Solomon. All of the members are independent in accordance with the New York Stock Exchange listing requirements. The Governance and Organization Committee’s principal functions include:

•	evaluating candidates for Board membership, including any nominations of qualified candidates submitted in writing by shareholders to our Secretary;

•	making recommendations to the full Board regarding directors’ compensation;

•	making recommendations to the full Board regarding governance matters;

•	overseeing the evaluation of the Board and management of the Company;

•	assisting in management succession planning; and

•	reviewing related party transactions.
As noted above, the Governance and Organization Committee is involved in determining compensation for our directors. The Governance and Organization Committee administers our equity incentive plans with respect to our directors, including approval of grants of stock options and other equity or equity-based awards, and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans for directors. The Governance and Organization Committee periodically reviews director compensation in relation to comparable companies and other relevant factors. Any change in director compensation must be approved by the Board. Other than in his capacity as a director, no executive officer other than the Chief Executive Officer participates in setting director compensation. From time to time, the Governance and Organization Committee or the Board may engage the services of a compensation consultant to provide information regarding director compensation at comparable companies.
Nomination of Director Candidates
The Governance and Organization Committee will consider candidates recommended by shareholders for nomination as directors of Materion Corporation. Any shareholder desiring to submit a candidate for consideration by the Governance and Organization Committee should send the name of the proposed candidate, together with biographical data and background information concerning the candidate, to the Governance and Organization Committee, c/o Secretary, Materion Corporation, 6070 Parkland Boulevard, Mayfield Heights, Ohio 44124.
In recommending candidates to the Board for nomination as directors, the Governance and Organization Committee’s charter requires it to consider such factors as it deems appropriate, consistent with our Policy Statement on Significant Corporate Governance Issues. These factors are as follows:

•
broad-based business, governmental, non-profit, or professional skills and experiences that indicate whether the candidate will be able to make a significant and immediate contribution to the Board’s discussion and decision making in the array of complex issues facing the Company;

•	exhibited behavior that indicates he or she is committed to the highest ethical standards and the values of the Company;

•	special skills, expertise and background that add to and complement the range of skills, expertise and background of the existing directors;

•
whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all our shareholders and other stakeholders in reaching decisions;

•	a global business and social perspective, personal integrity and sound judgment; and

•	time available to devote to Board activities and to enhance their knowledge of the Company.
Although the Company does not have a formal policy regarding diversity, as part of the analysis of the foregoing factors, the Governance and Organization Committee considers whether the candidate enhances the diversity of the Board. Such diversity includes professional background and capabilities, knowledge of specific industries and geographic experience, as well as the more traditional diversity concepts of race, gender and national origin.
The Governance and Organization Committee’s evaluation of candidates recommended by shareholders does not differ materially from its evaluation of candidates recommended from other sources.
The Governance and Organization Committee utilizes a variety of methods for identifying and evaluating director candidates. The Governance and Organization Committee regularly reviews the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Organization Committee considers various potential candidates for director. Candidates may come to the attention of the Governance and Organization Committee through current Board members, professional search firms, shareholders or other persons. Additionally, from time to time, the Governance and Organization Committee has used the services of an executive search firm to help identify potential director candidates who possess the characteristics described above. The search firm has prepared a biography of each candidate, conducted reference checks and screened candidates.
A shareholder of record entitled to vote in an election of directors who timely complies with the procedures set forth in our code of regulations and with all applicable requirements of the Exchange Act and the rules and regulations thereunder, may also directly nominate individuals for election as directors at a shareholders’ meeting. Copies of our code of regulations are available by a request addressed to Materion Corporation, c/o Secretary, 6070 Parkland Boulevard, Mayfield Heights, Ohio 44124.
To be timely, notice of a shareholder nomination for an annual meeting must be received at our principal executive offices not fewer than 60 nor more than 90 days prior to the date of the annual meeting. However, if the date of the meeting is more than one week before or after the first anniversary of the previous year’s meeting and we do not give notice of the meeting at least 75 days in advance, nominations must be received within ten days from the date of our notice.

Majority Voting Policy
Our Board adopted a Majority Voting Policy whereby, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” election, which we refer to as a Majority Withheld Vote, is expected to tender his or her resignation following certification of the shareholder vote. In such an event, the Governance and Organization Committee will consider the tendered resignation and make a recommendation to the Board of Directors. The Board will act on the Governance and Organization Committee’s recommendation within 90 days following certification of the shareholder vote. Any director who tenders his or her resignation pursuant to this policy will not participate in the Governance and Organization Committee’s recommendation or Board’s action regarding whether to accept or reject the tendered resignation.
However, if each member of the Governance and Organization Committee received a Majority Withheld Vote in the same election, then the Board will appoint a committee comprised solely of independent directors who did not receive a Majority Withheld Vote at that election to consider each tendered resignation offer and recommend to the Board of Directors whether to accept or reject each resignation. Further, if all of the director nominees received a Majority Withheld Vote in the same election, the Board will appoint a committee comprised solely of independent directors to consider each tendered resignation offer and recommend to the Board of Directors whether to accept or reject each resignation.
Director Attendance
Our Board held six meetings in 2013. All of the directors who were directors in 2013 attended at least 75% of the Board and assigned committee meetings during 2013. Our policy is that directors are expected to attend all meetings including the annual meeting of shareholders. All of our directors attended last year’s annual meeting of shareholders.
Use of Blank Check Preferred Stock
Our Board has adopted a resolution that it will not, without prior shareholder approval, authorize the issuance of any series of preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly; provided, however, that, within the limits described above, the Board may authorize the issuance of preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes.
Position Statement on Shareholder Rights Plans
Our Board has adopted a Position Statement on Shareholder Rights Plans. The Position Statement provides that, if the Board adopts a shareholder rights plan, it will do so by action of the majority of its independent directors after careful deliberation and in the exercise of its fiduciary duties, and the Board will seek prior shareholder approval of the plan unless, due to time constraints or other considerations, the majority of the independent directors determine that it would be in the best interest of the Company and its shareholders to adopt the rights plan without first obtaining shareholder approval. The Position Statement also provides that, if the Board adopts a rights plan without prior shareholder approval, the plan will expire on the first anniversary of its effective date unless prior to such time the plan has been ratified by a vote of the Company’s shareholders, which vote may exclude shares held by any potential acquiring shareholders.

2013 DIRECTOR COMPENSATION
For 2013, the compensation for non-employee directors was comprised of cash compensation, consisting of annual retainer fees, and equity compensation, consisting of restricted stock units (RSUs). Each of these components is described in more detail below:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (3)		Total ($)
Joseph P. Keithley	70,000		80,000		150,000
Vinod M. Khilnani	75,069	(1)	80,000		155,069
William B. Lawrence	95,000		80,000		175,000
N. Mohan Reddy	68,333		80,000		148,333
William R. Robertson	32,500	(2)	—		32,500
John Sherwin, Jr.	35,000	(2)	—		35,000
Craig S. Shular	80,054	(1)	80,000		160,054
Darlene J. S. Solomon	68,333		80,000		148,333
Robert B. Toth	68,333		180,012	(4)	248,345
Geoffrey Wild	70,000		80,000		150,000

(1)
Pursuant to the 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 4, 2011) (Director Plan), Mr. Khilnani and Mr. Shular elected to defer 100% of their compensation in the form of deferred stock units in 2013.

(2)
Mr. Robertson's and Mr. Sherwin's terms of office expired at the May 1, 2013 annual meeting of shareholders and they did not stand for re-election under the Company’s retirement policy included in the Policy Statement on Significant Corporate Governance Issues.

(3)
The amounts reported in this column reflect the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718 for stock awards granted during 2013. See Note K to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for the assumptions used in calculating such fair value. On May 2, 2013, these directors were awarded 3,186 RSUs, with a grant date fair value of $25.11 per unit, pursuant to the Director Plan.

(4)
Mr. Toth's stock award includes 3,544 shares of common stock, with a grant date fair value of $28.22 per share, granted upon appointment to the Board of Directors on February 6, 2013, as described below under Equity Compensation.

As of December 31, 2013, the aggregate number of stock options outstanding and the aggregate number of stock awards subject to forfeiture were as follows:

Name	Stock Options	Restricted Stock Units
Joseph P. Keithley	—	3,186
Vinod M. Khilnani	—	3,186
William B. Lawrence	2,000	3,186
N. Mohan Reddy	—	3,186
Craig S. Shular	—	3,186
Darlene J. S. Solomon	—	3,186
Robert B. Toth	—	3,186
Geoffrey Wild	—	3,186

Annual Retainer Fees
Non-employee directors receive an annual retainer fee in the amount of $65,000. Non-employee directors who chair a committee receive an additional $5,000 annually, with the exception of the Chairman of the Compensation Committee (Mr. Khilnani in 2013), who receives an additional $10,000 annually, and the Chairman of the Audit Committee (Mr. Shular effective May 2013), who receives an additional $15,000 annually. The Lead Director (Mr. Lawrence effective May 2013) receives an additional $25,000 annually effective May 2013 (an increase from $20,000 annually). Members of the Audit Committee, with the exception of the Chairman, receive an additional $5,000 annually.

Equity Compensation
Under the Director Plan, non-employee directors who continue to serve as a director following an annual meeting of shareholders receive $80,000 worth of RSUs, an increase of $15,000 effective May 2013, which will be paid out in common stock at the end of a one-year restriction period unless the participant elects that the shares be received in the form of deferred stock units. These RSUs are automatically granted on the day following the annual meeting. The number of RSUs granted is equal to $80,000 divided by the closing price of our common stock on the day of the annual meeting. In the event a new director is elected or appointed, common stock will be granted on the first business day following the election or appointment to the Board of Directors. This grant of common stock will be equal to $100,000 divided by the closing price of our common stock on the day the director is elected or appointed to the Board of Directors.
Deferred Compensation
Non-employee directors may defer all or a part of their annual retainer fees in the form of deferred stock units under the Director Plan until ceasing to be a member of the Board of Directors. A director may also elect to have RSUs or other stock awards made under the Director Plan deferred in the form of deferred stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of Materion Corporation’s common stock by each person known by Materion to be the beneficial owner of more than 5% of the common stock, by each present director and director nominee of Materion, by each of the Chief Executive Officer, Chief Financial Officer and other most highly compensated executive officers (each named executive officer or NEO) of Materion and by all directors and executive officers of Materion as a group, as of February 14, 2014, unless otherwise indicated. The shareholders listed in the table have sole voting and investment power with respect to shares beneficially owned by them, unless otherwise indicated. Shares that are subject to stock options and stock appreciation rights (SARs) that may be exercised within 60 days of February 14, 2014 are reflected in the number of shares shown and in computing the percentage of Materion’s common stock beneficially owned by the person who owns those stock options and SARs.

Non-officer Directors	Number of Shares		Percent of Class
Edward F. Crawford	—		*
Joseph P. Keithley	30,523	(1)	*
Vinod M. Khilnani	23,219	(1)	*
William B. Lawrence	23,056	(1)(2)	*
N. Mohan Reddy	34,482	(1)	*
Craig S. Shular	35,668	(1)	*
Darlene J. S. Solomon	8,346		*
Robert B. Toth	6,755		*
Geoffrey Wild	8,421	(1)	*
Named Executive Officers
Richard J. Hipple	321,300	(2)	1.5%
John D. Grampa	123,939	(2)	*
Gregory R. Chemnitz	25,426	(2)	*
All directors, director nominees and executive officers as a group (including the Named Executive Officers (12 persons)	641,135	(3)
Other Persons
Heartland Advisors, Inc.	2,020,598	(4)	9.7%
789 North Water Street
Milwaukee, WI 53202
BlackRock, Inc.	1,927,263	(5)	9.2%
40 East 52nd Street
New York, NY 10022
GAMCO Asset Management Inc.	1,799,600	(6)	8.7%
One Corporate Center
Rye, NY 10580
Opus Capital Management Inc.	1,391,970	(7)	6.7%
221 East Fourth St., Suite 2700
Cincinnati, OH 45202
The Vanguard Group, Inc	1,288,267	(8)	6.2%
100 Vanguard Blvd.
Malvern, PA 19355

*	Less than 1% of common stock.

(1)
Includes deferred shares under the Deferred Compensation Plans for Non-employee Directors as follows: Mr. Keithley 18,296, Mr. Khilnani 13,456, Mr. Lawrence 12,022, Dr. Reddy 19,878, Mr. Shular 32,457 and Mr. Wild 5,210.

(2)	Includes shares covered by outstanding stock options and SARs exercisable within 60 days as follows: Mr. Hipple 178,464, Mr. Grampa 78,666, Mr. Chemnitz 1,373 and 2,000 for Mr. Lawrence.

(3)	Includes 260,503 shares subject to outstanding options and SARs held by officers and directors and exercisable within 60 days.

(4)
Heartland Advisers, Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), reported on a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2014, that as of December 31, 2013, it had shared voting and shared dispositive power with respect to 2,020,598 shares. The Schedule 13G/A further indicates that William J. Nasgovitz, by virtue of his control of Heartland Advisors, Inc., may be deemed to beneficially own 2,020,598 shares.

(5)
BlackRock, Inc. reported on a Schedule 13G filed with the Securities and Exchange Commission on January 30, 2014 that as of December 31, 2013, it had sole voting power with respect to 1,867,761 shares and sole dispositive power with respect to 1,927,263 shares.

(6)
A Schedule 13D/A filed with the Securities and Exchange Commission on March 19, 2014 indicates that, as of March 19, 2014: (a) Gabelli Funds, LLC had sole voting and dispositive power with respect to 443,800 shares; (b) GAMCO Asset Management Inc. had sole voting power with respect to 1,096,000 shares and sole dispositive power with respect to 1,177,000 shares; and (c) Teton Advisors, Inc. had sole voting and dispositive power with respect 178,800 shares. The Schedule 13D/A further indicates that it was being filed by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer and that he, GSI and certain other entities named therein may be deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing entities as well as certain other persons or entities named therein.

(7)
Opus Capital Group, LLC, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), reported on a Schedule 13G/A filed with the Securities and Exchange Commission on January 31, 2014, that as of December 31, 2013, it had sole voting power with respect to 959,842 shares and sole dispositive power with respect to 1,391,970 shares.

(8)
The Vanguard Group, Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), reported on a Schedule 13G/A, filed with the Securities and Exchange Commission on February 11, 2014, that as of December 31, 2013, it had sole voting power with respect to 30,877 shares, shared dispositive power with respect to 29,777 shares and sole dispositive power with respect to 1,258,490 shares. The amount beneficially owned totals 1,288,267 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Directors, officers and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of copies of forms that we have received, and written representations by our directors, officers and greater than 10% shareholders, all of our directors, officers and greater than 10% shareholders complied with all filing requirements applicable to them with respect to transactions in our equity securities during the fiscal year ended December 31, 2013 with the following exceptions.  With respect to each of the named executive officers (NEOs) (Messrs. Hipple, Grampa and Chemnitz), on three occasions during 2012 and four occasions in 2013, a Form 4 reporting a dividend equivalent acquisition was not filed.  With respect to each of the directors (Messrs. Keithley, Khilnani, Lawrence, Shular, Toth, Wild and Drs. Reddy and Solomon), on three occasions during 2013, a Form 4 reporting a dividend equivalent acquisition was not filed. For each NEO and director, these acquisitions were subsequently reported on Form 5.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (CD&A) provides an overview of our executive compensation program and fiscal 2013 pay determinations for our three named executive officers (NEOs), as shown below:
Name                Title
Richard J. Hipple        Chairman, President and Chief Executive Officer
John D. Grampa        Senior Vice President Finance and Chief Financial Officer
Gregory R. Chemnitz    Vice President, General Counsel
As part of our ongoing effort to enhance shareholder communications, we have reformatted the CD&A to consist of the following three sections:
Section 1:     Executive Summary - 2013 in Review
Section II:     Overview of the Executive Compensation Program
Section III:     Details and Analysis of the 2013 Executive Compensation Program
Section I: Executive Summary - 2013 in Review
During 2013, we continued to enhance the structure of our executive compensation program to reinforce key business objectives and to further strengthen the alignment between executive pay and both longer-term company performance and shareholder value creation. We also adhered to our pay-for-performance philosophy, as evidenced by (1) the year-over-year decline in short-term cash incentive (STI) award funding levels and payouts in 2013 based on financial performance that was below expectations and (2) the increased emphasis on performance-contingent long-term incentives (LTI). The Compensation Committee (Committee) also approved stock ownership guidelines for executive officers and non-employee directors, effective January 2014, which replaced previous guidelines, to further strengthen alignment with shareholder interests and best competitive practice.
2013 Say-On-Pay Vote
At our 2013 annual meeting of shareholders, we received approximately 86% approval, based on the total votes cast, for our annual advisory “Say-on-Pay” proposal to approve the compensation of our NEOs. The Committee considered the 2013 voting results at its meetings after the vote, and while it believes the voting results demonstrate significant support for our overall executive pay program, the Committee remains dedicated to continuously improving the existing executive pay programs and the governance environment surrounding the overall program. As a result, the Committee implemented executive pay and corporate governance changes described below for 2013 and beyond, to further align the Company's executive compensation program with best practices in the competitive market.
Recent Compensation Program Design Changes
The Committee approved the following changes to our compensation program design for 2013 and beyond:

•
Introduced a value-added sales metric (defined as sales less the cost of gold, silver, platinum, palladium, and copper), in addition to the existing operating profit measure, within our annual Management Incentive Plan (MIP) to allow for a more meaningful assessment of performance. The 2013 performance mix for our NEOs was tied 85% to operating profit and 15% to value-added sales;

•
Re-allocated a portion (100% for our CEO and 50% for other NEOs) of the annual cash incentive award opportunity, formerly tied to one-year return on invested capital (ROIC) relative to peers, to longer-term equity-based incentives tied to our three-year actual versus targeted ROIC. The remaining 50% of this re-allocation for NEOs other than our CEO will occur in fiscal 2014;

•
Increased the weighting on performance-based restricted stock units (PRSUs) to 50% (from 33% in 2012) of the total target long-term incentive award mix for our NEOs. The equity program for 2013 had four components, each equally weighted in terms of target award value, including stock appreciation rights (SARs), PRSUs tied to our relative total shareholder return (RTSR PRSUs), PRSUs tied to our absolute return on invested capital (ROIC PRSUs) and time-based restricted stock units (RSUs). Including PRSUs and SARs, 75% of the total target LTI award mix for our NEOs is “at risk”, up from 66.7% in 2012;

•
Established stock ownership guidelines and share holder requirements, effective January 1, 2014, for executives (including our NEOs) and non-employee directors, which replaced previous share retention guidelines, to further promote long-term equity ownership and to strengthen alignment with shareholder interests; and

•
Received shareholder approval to qualify the Management Incentive Plan for the qualified "performance-based compensation" exemption under Code Section 162(m). Beginning in 2014, and based on current tax law, annual cash incentive awards to our CEO and other qualifying "covered employees" are designed to permit them to be fully tax deductible to the Company.

Corporate Governance Changes
Over the past several years, the committee has made a number of executive pay and related corporate governance changes to further align our executive compensation program with best competitive practice. These changes include:

•	elimination of the "modified single trigger" provision from all future severance agreements with new executives;

•	allowed the excise tax gross-up provisions in existing severance agreements to expire and will exclude them from any new agreements;

•	elimination of all executive perquisite programs, other than periodic executive physicals, for the NEOs;

•
implementation of a "double trigger" for all new equity grants beginning in 2011 which will require both a change in control and subsequent qualifying employment termination to take place prior to the vesting of the equity associated with the grants in the event of a change in control. We also increased the change in control beneficial ownership percentage trigger to 30%; and

•
implementation of a formal clawback policy that goes beyond the existing provisions contained in our equity award agreements and mandates of the Sarbanes-Oxley Act of 2002. When regulations for clawbacks are promulgated by the SEC and New York Stock Exchange (NYSE), we will modify our policy accordingly to ensure compliance with new regulations.

2013 Company Performance Overview
During 2013, our financial performance continued to be adversely impacted by challenging market conditions, including a significant decrease in defense orders across several business segments and competitive pricing pressures. Our results were also adversely impacted by inventory security issues relating to precious metals at our Albuquerque, New Mexico facility and equipment design "start up" delays at our Elmore, Ohio beryllium pebble plant.
As a result, our operating profit declined by approximately 27% year over year, and value-added sales decreased by about 1%. During the second quarter of 2013, we increased our quarterly dividend from $0.075 per share to $0.08 per share, and our full-year total shareholder return (including stock price appreciation plus dividends) increased by 187%. Year-over-year comparisons are summarized in the following table:

Metric ($ in millions)	2012	2013	% Change
Operating Profit	$36.8	$26.8	(27.2)%
Value-added Sales	$615.3	$608.6	(1.1)%
Quarterly Dividend Per Common Share	$0.075	$0.08	6.7%
Total Shareholder Return	7.3%	21%	21%
As described later in this CD&A, our NEOs earned approximately 21% of their target award opportunities for 2013, down from approximately 26% of target awards for 2012. In terms of award funding relative to target, this represented a reduction of approximately 19%. Year-over-year declines in actual incentive payouts were even greater, with a 39.8% reduction for our CEO, partially due to the re-allocation of a portion of annual incentive award opportunities to longer-term incentives.
During 2013, we made progress on new product development initiatives, significantly improved our Net Promoter Score (customer loyalty index) and achieved a record safety performance for the Company. We also reduced costs through various restructuring activities, including plant closings and consolidations, product rationalization actions, significant supply chain savings as well as debt refinancing. These activities are expected to improve our profitability and growth in 2014 and beyond.
2013 CEO Pay-At-A-Glance
As shown in the following chart, total direct compensation for our CEO for 2013 was below target due to the annual incentive award earned based on 2013 performance. Consistent with our pay-for-performance philosophy, 75% of the target LTI award opportunity is “at risk” and subject to performance criteria tied to long-term company performance and shareholder value creation. Actual values for these LTI grants may be higher or lower than the reported grant date values below, and will be determined after the end of the applicable three-year performance cycles and vesting periods.

*Reported total pay 19% below target primarily due to smaller earned STI award based on performance

Section II: Overview of the Executive Compensation Program
Compensation Philosophy and Objectives
Our long-standing compensation philosophy has three key objectives:

•	attract, motivate and retain key executives with the ability to profitably grow our business portfolio;

•	build a pay-for-performance environment with total pay levels targeted at the competitive market median; and

•	provide opportunities for share ownership to align the interests of our executives with our shareholders.
Primary Components of the Executive Compensation Program
To achieve these objectives, our executive compensation program includes the following primary components:

Component	Purpose / Objective	Performance Linkage	Form of Payout
Base Salaries	Provide a fixed, competitive level of pay based on responsibility, qualifications, experience and performance	Moderate; merit increases are based on individual performance	Cash
Short-term Cash Incentives (STI)	Align variable pay with short-term performance in support of our annual business plan and strategic objectives	Strong; awards are tied to pre-established objective goals.	Cash
Long-term Incentives (LTI) including: SARs, PRSUs and RSUs:	Align variable pay with longer- term, sustained performance and shareholder value creation; enhance executive retention and provide an equity stake to further align with shareholder interests	Strong; PRSUs represent 50% of the total target award opportunity, and, including SARs, 75% of total target LTI is “at risk”	SARs, RSUs and PRSUs tied to RTSR versus peers are paid in equity. PRSUs tied to absolute ROIC are payable in either cash or equity
Health, Welfare and Retirement Benefits	Provide for competitive health, welfare, and retirement needs and enhance executive retention. NEOs are also eligible for periodic executive physicals, but no other perquisites are provided	None	Retirement benefits are payable in cash following qualifying separation from service

Target Total Pay Mix
Due to our long-standing pay-for-performance philosophy, the Committee has set salaries as a relatively small part of total compensation for the NEOs and has provided a significant portion of NEO total pay in the form of equity-based LTI, including grants of SARs, PRSUs and RSUs that more closely aligns management's interests with those of our shareholders. In 2013, performance-based grants represented 75% of the target equity opportunities offered to our NEOs.
The following charts summarize the target total pay mix for our CEO and the average target total pay mix for our other NEOs.
*Variable Pay Tied to Performance
As shown above, the majority of the target mix is tied to variable, performance-based incentives, with considerable emphasis on equity-based LTI. Overall, the charts illustrate the following:

•	long-term incentives represent 52% of the total target pay mix for our CEO, with 48% provided in the form of cash-based, short-term pay (the combination of salary and target STI);

•
long-term incentives represent 36% of the total average target pay mix for our other NEOs, with 64% provided in the form of cash-based short-term pay. The emphasis on LTI will increase in 2014 as an additional portion of incentive award opportunities for our other NEOs is re-allocated from STI to equity-based LTI; and

•
performance-based pay (the combination of target STI, SARs and PRSUs) equals 65% of target total pay for our CEO and averages 54% of target total pay for our other NEOs, versus fixed pay (salary and RSUs) of 35% and 46%, respectively.

Our Commitment to Sound Corporate Governance
The Committee works to ensure that our executive compensation program adheres to sound corporate governance and best competitive practices. The following table highlights our shareholder-friendly corporate governance practices:

What We Do	What We Don’t Do
NEO pay is targeted at the median relative to comparably sized organizations	No multi-year guarantees for salary increases, bonuses or incentives, or equity grants
Target mix places primary emphasis on variable incentives to align pay with performance	No excessive benefits or NEO perquisites, other than periodic executive physicals
Incentives are tied to pre-established, objective goals, with no payouts for below-threshold performance	No excise or other tax gross-ups in current or future NEO employment agreements
Majority of LTI awards are “at risk”, with 50% based on PRSUs tied to three-year performance goals	No repricing of SARs or stock options without prior shareholder approval
Beginning in 2014, NEOs are subject to mandatory stock ownership guidelines (which replaced previous guidelines) along with stock holding requirements	Effective in 2013, there are no single trigger provisions in the event of a change in control for cash severance or equity award agreements
Incentive awards to NEOs are subject to a formal clawback policy	No dividends paid on unearned PRSUs
Share hedging or pledging activities are prohibited

The Compensation Committee and its Role in Determining Executive Pay
The Committee is responsible for the design and oversight of our executive compensation programs covering NEOs. All of the members of the Committee are independent, non-employee directors as defined by the rules of the New York Stock Exchange. The Committee makes policy and strategic recommendations to the Board of Directors (the “Board”) and has authority delegated from the Board to:

•	implement executive pay decisions;

•	design the base pay, incentive pay and benefit programs for the top executives; and

•	oversee the equity incentive plans.
 The Committee met six times in 2013 and most meetings included an executive session during which management was not present. Most compensation decisions are finalized in the first quarter of each fiscal year. The Committee Charter, which sets forth the Committee's responsibilities on a more comprehensive basis, is available under the “Corporate Governance” tab at http://materion.com and is reviewed on an annual basis to ensure it continues to satisfy changing corporate governance requirements and expectations. This charter was most recently amended in February 2014.
The Committee considers market information and advice provided by Pearl Meyer & Partners (PM&P) and other advisors. It also reviews business documents such as budgets, financial statements and management reports of our business activities, as well as individual performance assessments, in making its decisions. It also considers other factors, such as the experience, skill sets, and contributions of each NEO towards our overall success. The Committee receives input from the CEO with respect to salaries, incentives and total pay for the other NEOs, and input from the other NEOs for other executives who are part of the Committee's responsibility. However, all compensation decisions for these individuals are ultimately made by the Committee. In addition, the Committee reviews compensation element values and totals, primarily to identify any competitive issues, gain an understanding of the relative dollar values of each compensation element and to understand the magnitude of total compensation.
The Role of Management in Providing Information to the Committee
Management provides periodic updates to the Committee regarding business performance and forecasts. Management provides input into incentive compensation plan performance goals, based on the annual business plan approved by the Board. As noted above, NEOs also provide individual performance assessments and base salary recommendations for their direct reports whose pay is subject to Committee oversight.
The Role of PM&P and Other Independent Advisors to the Committee
In determining compensation elements and performance goals for the NEOs, the Committee relies on several resources, including the services of PM&P, an independent compensation consultant that is engaged by, and reports directly to, the Committee, as well as other periodically retained independent advisors. The Committee retained the services of PM&P in 2012 to conduct a competitive pay analysis for our top executives, including the NEOs, review the overall executive incentive compensation structure and make recommendations for changes that would be effective in fiscal years 2012 and beyond. The Committee relied on this information for its decisions in 2013. PM&P provided ongoing advisory services in 2013 as well.
In 2013, the Committee also engaged Frederic W. Cook & Co. (FWC) to provide another independent perspective on our current executive compensation policies and programs, overall governance practices and emerging compensation trends. Based on the outcomes of the FWC review, the Committee approved replacing the existing Share Retention Guidelines with new Stock Ownership Guidelines effective January 1, 2014.
For 2013, the Committee assessed the independence of both PM&P and FWC, as required under NYSE listing rules. The Committee also considered and assessed all relevant factors, including but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to PM&P's or FWC's work. Based on the reviews, we are not aware of any conflict of interest that has been raised by the work performed by PM&P or FWC.
How Pay is Set: Initial Benchmarking
In setting base salary and total pay targets for fiscal 2013, the Committee relied on certain benchmark data provided by PM&P in 2012. This data consisted of: (1) survey information published by CHiPS (Executive and Senior Management Total Compensation Survey (2011)), Mercer LLC (U.S. Executive Benchmark Database (2011)) and other public and private executive compensation pay surveys, with each survey containing several hundred participants and no single company being relied upon for data or being material to the Committee's ultimate pay decisions in any significant manner; and (2) a selected peer group of companies.
The Committee used the information collected from the published surveys to determine market median salary and target STI and LTI award amounts that would align with our pay philosophy. The target for both salary and total direct compensation (the sum of salary and target annual and long-term incentives) was established at the median of the companies represented in the published survey data provided by PM&P.

In total, our executive compensation program is initially targeted at the market median, recognizing that an individual NEO's compensation may be higher or lower (with salary adjustments based on experience, individual performance and other factors). Target total direct compensation for 2013 ranged from 94% to 100% of median market values for our NEOs.
Peer Group Companies
In early 2012, the Committee selected a peer group, with assistance from PM&P and input from management, to be included in PM&P’s 2012 compensation study. The peer group included 20 publicly traded companies (listed below), and was primarily chosen for the purposes of providing a comparison group for PRSU grants tied to our three-year RTSR compared to our peers. As shown below, our 2012 net revenue of $1.27 billion was above the peer group median revenue of $985 million, with most peers falling within a range of 50% to 200% of our revenue. Revenue, in millions, for fiscal year 2012 was as follows:

Company	Revenue	Company	Revenue
Cabot Corporation	$3,300	Kemet Corporation	$843
PolyOne Corporation	2,993	Coherent, Inc.	769
Ferro Corporation	1,769	RTI International Metals, Inc.	710
OM Group, Inc.	1,638	Quaker Chemical Corporation	708
Skyworks Solutions, Inc.	1,569	Haynes International, Inc.	580
Atmel Corporation	1,432	CTS Corporation	577
Kraton Performance Polymers, Inc.	1,423	Ceradyne, Inc.*	572
Novellus Systems Inc.*	1,353	Rogers Corporation	499
A. M. Castle & Co.	1,270	Integrated Device Technology, Inc.	487
Minerals Technologies Inc.	1,006	Materion Corporation	$1,273
RF Micro Devices Inc.	964

*Company acquired during 2012.
Subsequent to the completion of the PM&P market pay analysis, two of these peers (Ceradyne and Novellus Systems) were acquired and ceased to be stand-alone publicly traded companies. As a result, the Committee replaced these two former peers with two new companies: Entegris Inc., with 2012 revenue of $716 million and II-VI Inc., with 2012 revenue of $535 million. The RTSR comparisons for our 2013 PRSU grants will be based against this revised peer group.
The Committee used the median pay data among peer group CEOs and CFOs as an additional checkpoint in determining salaries and targets for STI and LTI awards within a competitive total direct compensation pay opportunity for the executives. PM&P’s 2012 study showed our CEO and CFO at the 50th and 55th percentiles, respectively, for target total direct compensation, which the Committee believed was within a competitive range of the market median target.

Section III: Details and Analysis of the 2013 Executive Compensation Program
The following is an explanation and analysis of the 2013 pay elements:
Base Salary
In late 2012, the Committee approved base salary increases ranging from 2.9% to 8.9% for our NEOs, effective as of January 1, 2013, as detailed below. These salary adjustments were made to maintain or improve alignment with existing competitive positioning against the market median and to recognize each NEO’s 2012 performance, 2013 responsibilities and past and expected future contributions toward our success. The salary adjustment for Mr. Grampa was also made to recognize his 14 years of strong, seasoned performance in his current role as Senior Vice President Finance and Chief Financial Officer. The salary adjustment for Mr. Chemnitz was also made to recognize his expanded role in assuming leadership oversight and direction for our global Environmental Health & Safety function. Resulting salaries for our NEOs ranged from 99.1% to 104.7% of market median values included in the PM&P 2012 study.

Name	2012 Base Salary	2013 Base Salary	% Increase
Richard J. Hipple	$779,900	$802,500	2.9%
John D. Grampa	413,200	450,000	8.9%
Gregory R. Chemnitz	333,700	360,000	7.9%

2013 MIP
We established annual performance goals for the MIP based solely on objective financial performance targets for 2013. As previously noted, in 2013 we re-allocated a portion of variable pay for the NEOs from STI to LTI, resulting in reduced target STI award opportunities, expressed as percentages of salary. We also eliminated the former annual ROIC metric, which was measured relative to peers, and added a new Value-added Sales metric. These changes were made to increase the emphasis on profitable growth and long-term value creation. Additionally, MIP payouts are subject to recoupment under our clawback policy.

Target incentives as a percentage of salaries for 2013 were set at 117% for Mr. Hipple, 80% for Mr. Grampa, and 67% of salary for Mr. Chemnitz. In comparison, target awards in 2012 were 164%, 94%, and 77% of salary for these NEOs, respectively.

Name	Performance Measures and Target Payout as a % of Salary
	Value-added Sales	Operating Profit	Total MIP Target
Richard J. Hipple	18%	99%	117%
John D. Grampa	12%	68%	80%
Gregory R. Chemnitz	10%	57%	67%

Actual payouts can range from 0% of target awards, for below-threshold results, up to 200% of target awards at maximum levels and are determined on the basis of straight-line mathematical interpolation.
For 2013, 85% of the total STI award opportunity for each NEO was tied to operating profit, which was equally measured between consolidated and weighted-average business unit results, and the remaining 15% was tied to our value-added sales, with the following performance goals and results:

($ in millions)	Performance Goals					Results
Performance Metric	Weighting	Threshold (Funds 25%)	Target (Funds 100%)	Maximum (Funds 200%)	2013 Actual Performance	% of Target Award Earned
Consolidated Operating Profit	42.5%	$43.0	$57.3	$71.6	$26.8	0.0%
Business Unit Operating Profit	42.5%	Not disclosed	Not disclosed	Not disclosed	Not disclosed	50.0%
Value-added Sales Growth	15.0%	4.0%	7.0%	10.0%	(1.1)%	0.0%
Consistent with prior years, the operating profit goals established for 2013 for the NEOs were based on the achievement of overall operating profit as well as the achievement of operating profit targets at each of our major business units. Fifty percent of the overall opportunity was based on the Company's operating profit, which was $26.8 million for 2013, below the threshold performance goal of $43.0 million, resulting in a payout of 0% for that portion of the opportunity. The operating profit of the Company's major business units on a weighted basis made up the other 50% of the overall opportunity. For 2013, the business units on a consolidated weighted basis achieved operating profit between the threshold and target performance levels which funded 50% of the target award opportunity associated with that component. As a result, the total payout for the NEOs was 25% of target for the combined operating profit components, which was below target and slightly above the threshold.
For competitive harm reasons, we do not disclose our business unit-specific performance goals for adjusted operating profit. These goals were established for 2013 at levels designed to be reasonably difficult to attain, with our threshold goals reflecting our expectation for minimum acceptable performance results, our target goals reflecting what we would consider ambitious performance, and our maximum goals reflecting performance that was unlikely to be achieved without extraordinary effort on the part of our employees and very favorable business conditions.
The new Value-added Sales metric established annual growth objectives equal to 4.0% for threshold and 7.0% for target and 10% for maximum performance. These growth levels were viewed as challenging, with much of the expected growth coming from newly developed products. Due to challenging economic conditions during 2013 as previously noted, Value-added Sales declined by approximately 1.1%.
The table below shows the total awards earned under the MIP based on our performance in 2013 against the operating profit and value-added sales goals:

			Payouts by Performance Measure		Total MIP Payout
	MIP Target		Operating Profit	Value-added Sales
Name	%	$
Richard J. Hipple	117%	938,925	$198,619	$—	$198,619
John D. Grampa	80%	360,000	76,500	—	76,500
Gregory R. Chemnitz	67%	241,200	51,300	$—	$51,300
Overall, total MIP awards were earned at 21% of target levels in 2013, down from approximately 26% of target in 2012. Actual payouts earned by NEOs in 2013 were significantly lower than awards earned in 2012, due to both the reduced level of award funding relative to target, as well as the re-allocation of a portion of incentives from STI to LTI. The results of our STI program for 2013 provide a practical demonstration of the effectiveness of our pay-for-performance philosophy and executive compensation program design and operation.
Long-term Incentive Equity-based Awards
General
The relative values of total compensation among comparable companies in the PM&P survey data are the most important determining factors in setting the LTI amounts, along with consideration of the experience, responsibilities and performance of each executive. As previously noted, beginning in 2013, a portion of incentive award opportunities was shifted from the MIP to our equity-based LTI program, to bring target values more in line with market median levels. This re-allocation will continue in 2014 for NEOs other than the CEO, for whom the entire reallocation occurred during 2013. The equity grants currently held by each NEO are not taken into consideration in making new grants to that NEO.
LTI Award Vehicles and Grants Made in 2013
The equity program for 2013 had four components, each equally weighted in terms of target award value, including:

•
Stock Appreciation Rights (SARs), which are granted at fair market value and appreciate based on increases in our share price and, consequently, the capital appreciation achieved for shareholders. SARs vest three years after the grant date, have a term of seven years during which they can be exercised if vested and are settled (when exercised) in shares;

•
Restricted Stock Units (RSUs), which are designed for retention purposes and are earned by our NEOs based on the passage of time and continued employment. The RSUs vest after three years of continued service with us;

•
Performance-based Restricted Stock Units (RTSR PRSUs), which are tied to our RTSR over three years versus our industry peers. These awards are intended to align executive pay with long-term shareholder value creation and RTSR performance. The peer group is similar to the one used in the most recent market pay analysis, except that two peer companies acquired by other companies were replaced with two new peer companies (Entegris and II-VI) for comparative purposes. These replacements were approved by the Committee to maintain a sample size of twenty companies. Award funding can range from 0% to 200% of target levels, based on our three-year RTSR positioning relative to peers as shown in the table below; and

Performance Level	Three Year RTSR vs. Peers	% of Target RTSR PRSUs Earned
Below Threshold	Below the 25th Percentile	0%
Threshold	At the 25th Percentile	50%
Target	At the 50th Percentile	100%
Maximum	At or above the 80th Percentile	200%

•
Performance-based Restricted Stock Units (ROIC PRSUs), which are tied to the 2015 ROIC, as measured on an absolute basis. These awards are intended to further align executive pay with company performance over a multi-year period, as measured by ROIC, which we believe correlates with long-term shareholder value creation. To help manage equity plan share reserves and shareholder dilution, any earned ROIC PRSUs for grants made in 2013 are payable in cash. Any earned awards vest at the end of the three-year performance cycle, with award funding ranging from 0% to 200% of target levels, as shown in the table below.

Performance Level	2015 ROIC	% of Target ROIC PRSUs Earned
Below Threshold	Below 11.25%	0%
Threshold	11.25%	25%
Target	13.50%	100%
Maximum	15.75% or greater	200%

Award funding levels for results in between designated performance levels will be determined using straight-line interpolation. For example, if our three-year RTSR is exactly between the peer group 25th and 50th percentiles, 75% of the target RTSR PRSUs would be earned. With respect to ROIC PRSUs, if our 2015 average ROIC equals 12.375% (i.e., exactly between the threshold and target performance levels), 62.5% of the target ROIC PRSUs would be earned. The actual value of these awards will be based on the number of shares earned, if any, and our corresponding stock price at the end of the three-year performance cycle. No dividends will be paid on any unearned PRSUs.
The table below shows the various equity grants and their associated grant date fair values for 2013 for the NEOs:

Name	Target Equity Grants (# of shares)				Target Equity Grants (Grant Date Fair Values)
	SARs	PRSUs (RTSR)	PRSUs (ROIC)	RSUs	SARs	PRSUs (RTSR)	PRSUs (ROIC)	RSUs
Richard J. Hipple	38,809	16,895	16,895	16,895	$486,626	$478,466	$478,466	$478,466
John D. Grampa	9,959	4,410	4,410	4,410	124,876	124,891	124,891	124,891
Gregory R. Chemnitz	6,492	2,875	2,875	2,875	81,403	81,420	81,420	81,420
Totals	55,260	24,180	24,180	24,180	$692,905	$684,777	$684,777	$684,777
Grant date values shown above for SARs are based on the Company's present value assumptions used for accounting expense recognition purposes. Present value assumptions used for determining future SARs grants are based on the same assumptions used for accounting expense recognition.
The Committee is solely responsible for granting equity awards. The awards traditionally are granted in February or March after the Company's annual earnings have been announced. Equity grants for 2013 were made to the NEOs on March 6, 2013 and award values shown above are based on a grant date closing stock price of $28.32 per share. In 2007, the Committee adopted Stock Award Administrative Procedure Guidelines related to the various forms of equity grants designed to formalize the process of establishing the date of grant, grant prices at fair market value and other administrative practices appropriate for equity grants to executives.
To minimize the impact of daily stock price volatility, equity grant calculations are based on our average closing stock price for the last full month ending at least ten business days prior to the grant date. Equity grant levels shown above were based on our average closing stock price of $27.55 for the month of January 2013.
All equity awards made in 2013 were granted pursuant to the 2006 Stock Incentive Plan (As Amended and Restated as of May 4, 2011). In connection with the 2014 Annual Meeting of Shareholders, we are submitting an amendment and restatement of such plan to our shareholders for their approval. Our NEOs are required to forfeit outstanding awards and pay back any amounts realized from equity grants if they engage in activity deemed to be detrimental to the Company, as defined in the applicable equity award agreements. Any gains on equity grants are also subject to our clawback policy.
LTI Award Vehicles and Grants Made in 2012
As described in last year’s proxy statement, the equity program for 2012 had three components, each equally weighted in terms of target award value, including: (1) three-year time-based SARs; (2) three-year performance-based PRSUs and performance shares (PS); and (3) three-year time-based RSUs.
In terms of the 2012 PRSUs and PS, award funding varies based on our three-year RTSR positioning relative to a peer group for such awards as follows: 25th percentile results will fund 50% of the target award; 50th percentile results will fund 100% of target; and performance at or above the 80th percentile will fund 200% of target. No PRSUs or PS will be earned for relative performance below the peer group 25th percentile. To help manage equity plan share reserves, performance up to the target level will earn up to 100% of the target PRSUs, and performance above the target level up to the maximum level earns up to 100% of the target PS (no additional PRSUs will be earned for performance above the target level, and no PS will be earned below the target level). PRSUs are payable in shares, while PS are payable in cash. Any earned awards vest at the end of the three-year performance cycle.
The 2012 to 2014 performance period and time-based vesting period for these awards is ongoing. As a result, no payouts have yet been earned for these performance awards, the time-based RSUs have not yet vested, and the time-based SARs are not yet exercisable.

Other Policies, Practices and Guidelines

Severance Payments and Payments Upon a Change in Control
Mr. Hipple and Mr. Grampa are parties to Severance Agreements that provide two-year severance benefits in the event of involuntary termination of employment by us, other than for cause or gross misconduct, or due to resignation as a result of a reduction in salary or incentive pay opportunity, provided that such a reduction in salary or incentive pay opportunity is not part of a general reduction in compensation opportunity for all officers. Mr. Chemnitz is also party to a Severance Agreement that provides for severance benefits in specified circumstances, as described below. These Severance Agreements were adopted to retain top level executives.
The Severance Agreements provide Messrs. Hipple, Grampa and Chemnitz with benefits in specified circumstances following a change in control. The triggering events for a change in control are described in the section entitled “Other Potential Post-employment Payments” on page 37 and were designed to be competitive and reasonable based primarily on advice from legal counsel as well as the experience of our directors. If the NEO resigns for defined “Good Reason”, or his employment is terminated by the Company for reasons other than for cause during the three years following a change in control, he will receive three-year severance benefits, as described under “Other Potential Post-employment Payments”.
Legacy excise tax “gross-up” provisions in NEO agreements for the “parachute tax” under the Internal Revenue Code (Code) Section 280G in the context of a change in control expired in February 2012 and no longer apply. The Committee confirmed its intent not to enter into any new Severance Agreements that included such a provision.
The Committee believes the Severance Agreements are an important part of the competitive executive compensation package because they help ensure the continuity and stability of executive management and provide protection to the NEOs. The Committee also believes the Severance Agreements reduce the NEOs' interest in working against a potential change in control and help to minimize interruptions in business operations by reducing any concerns they have of being terminated prematurely and without cause during an ownership transition. The Company benefits from these agreements in that in exchange for the protections offered, each NEO agrees to:

•	refrain from competing while employed or for two years after an involuntary termination of employment;

•	refrain from soliciting any employees, agents or consultants to terminate their relationship with us;

•	protect our confidential information; and

•	assign to the Company any intellectual property rights to any discoveries, inventions or improvements made while employed by us or within one year after his employment terminates.
Retirement Benefits
We provide a variety of plans and benefits to our NEOs that fall under the heading of retirement and deferred compensation benefits, including the:

•	Materion Corporation Pension Plan (Pension Plan);

•	Materion Corporation Supplemental Retirement Benefit Plan (SRBP);

•	Materion Corporation Retirement Savings Plan (401(k) Plan); and

•	Materion Corporation Executive Deferred Compensation Plan II (EDCP II).
Another special awards plan (further described below in connection with the SRBP) was designed to make up for Code limitations associated with the Pension Plan for the NEOs, but was eliminated at the end of 2010, with the SRBP assuming the same role beginning in 2011. The Committee believes each of these programs is necessary from a competitive viewpoint and for retention purposes.
Pension Plan
The Pension Plan is the primary vehicle for providing retirement compensation to the majority of our employees and is a tax-qualified defined benefit pension plan. All of the NEOs participate in the Pension Plan. Before June 1, 2005, the benefit formula was 50% of the final average earnings over the highest five consecutive years minus 50% of the annual Social Security benefit with the result prorated for service of less than 35 years. Effective as of May 31, 2005, we froze the benefit under the prior formula for all employees, including the NEOs.

Beginning June 1, 2005, the Pension Plan formula was reduced for all participants, including the NEOs, to 1% of each year's compensation, as defined in the Pension Plan. The retirement benefit for these individuals will be equal to the sum of that earned as of May 31, 2005 and that earned under the new formula for service after May 31, 2005. However, because the amount of compensation that may be included in the formula for calculating pension benefits and the amount of benefit that may be accumulated in the Pension Plan are limited by the Code, the NEOs will not receive a Pension Plan benefit equal to 1% of their total pay.
The Code limitations associated with the Pension Plan are taken into account by the Committee in determining amounts intended to supplement retirement income for the NEOs, such as the SRBP described below. The benefit accumulated under the Pension Plan does not affect any other element of compensation for the NEOs, except to the extent it is included in the calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments” on page 37.
SRBP
The Committee and the Board approved the SRBP in September 2011. The SRBP is an unfunded, nonqualified deferred compensation plan that provides retirement benefits for a select group of management or highly compensated employees to supplement the pension benefits paid to them from the Pension Plan. As noted above, the Pension Plan is the primary vehicle for providing retirement compensation to the majority of our employees, including the NEOs.
Through 2010, the Committee made special awards to NEOs to provide supplemental retirement compensation because of the tax code limitations associated with the Pension Plan, which prevent NEOs from receiving the full benefit of the Pension Plan. Special awards were current, taxable annual payments made to certain of the NEOs to take the place of a traditional supplemental executive retirement plan. The Committee elected to replace the special awards with the SRBP because the circumstances that gave rise to the special awards concept have changed and become more favorable to the use of a traditional supplemental executive retirement plan. The SBRP was effective as of September 13, 2011 and current participants include the NEOs as well as other members of senior management. Mr. Chemnitz was named as a participant in the SRBP effective December 5, 2012, with all service included since his hire date of September 17, 2007. Since Mr. Chemnitz did not receive any special awards, his Offset Amount (as explained below) is zero.
A participant's benefit under the SRBP will be the amount of the participant's “Prevented Benefits” (as described below), reduced by a participant's designated “Offset Amount” (that which was paid in prior years as special award payments), as set forth in the SRBP. A participant's interest in benefits payable under the SRBP will be vested and nonforfeitable to the same extent and in the same manner as benefits are vested and nonforfeitable under the Pension Plan. The benefits payable under the SRBP will be paid to a participant in a single sum payment on or about the first day of the third month next following the date of his separation from service, or in certain cases as necessitated by tax law provisions, the first business day of the month that is at least six months after his separation from service.
“Prevented Benefits” for purposes of the SRBP means the difference, expressed as a single sum, between the regular pension benefits payable to a participant under the Pension Plan and the regular pension benefits that would be so payable to the participant under the Pension Plan if such benefits were determined based on the inclusion of any compensation that was deferred on an elective basis under any non-qualified deferred compensation plan or agreement with an employer and without regard to limitations on covered compensation and benefit amounts imposed by the Code and taking into account any special calculation provisions for a participant as set forth on Schedule I to the SRBP. Currently, Schedule I of the SRBP contains such special calculation provisions for Mr. Hipple, (an additional five years of serviced credit provided to him in 2006) as discussed below in the narrative disclosure for the 2013 Pension Benefits Table on page 33.
401(k) Plan
The 401(k) Plan is a tax-qualified defined contribution plan. All of the NEOs participate in this plan, which we offer as part of a competitive total compensation package. The 401(k) Plan offers the NEOs and all other employees the opportunity to defer income. In addition, we make a matching contribution to each employee equal to 25% of the first 6% of compensation deferred by the employee, subject to an annual IRS limitation.
This compensation element is tax-deferred and is not intended to affect the value of any other compensation element, but the amount of contributions that may be made under the 401(k) Plan may affect calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments” on page 37.
EDCP II
In 2004, the Committee established the EDCP II to replace the Key Employee Share Option Plan (KESOP), which is described in the section entitled “2013 Non-qualified Deferred Compensation”. The EDCP II provides an opportunity for the NEOs to defer a portion of their compensation, and represents an element of what we consider a competitive total compensation package for the NEOs.

Health and Welfare Benefits
The NEOs participate in group life, health and disability programs provided to all salaried employees. Except for periodic executive physicals, no other special health or welfare benefits are provided to the NEOs.
Accounting and Tax Effects
The Committee considers both the financial reporting and the taxation of compensation elements in its decision making process. The Committee seeks a balance between the Company's best interests, fair treatment for the executives and potentially minimizing taxation of the compensation offered to the executive while potentially maximizing immediate deductibility.
The Committee is also aware of Code Section 162(m), which limits deductions for certain compensation paid to individual NEOs (with the exception of the CFO) in excess of $1 million. Compensation that qualifies under the Code as "performance-based compensation" is not subject to such deduction limitation. We consider the impact of this rule when developing and implementing our executive compensation program. We also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as fully deductible under Section 162(m). However, consistent with our pay-for-performance philosophy, our stock appreciation rights and performance-based restricted stock unit awards are intended to qualify as "performance-based compensation". Additionally, in 2013 we sought and obtained shareholder approval to qualify the Management Incentive Plan for the qualified “performance-based compensation” exemption under Section 162(m). Beginning in 2014, and based on current tax law, annual cash incentive awards to our CEO and other qualifying “covered employees” are designed to permit them to be fully tax deductible to the Company.
Stock Ownership Guidelines
Effective January 2014, the Committee implemented mandatory stock ownership guidelines, which replaced our former share retention guidelines, for executive officers, including our NEOs. The new stock ownership guidelines require our NEOs to own qualifying shares with targeted values equal to five times base salary for Mr. Hipple, three times base salary for Mr. Grampa, and one times base salary for Mr. Chemnitz. The Committee also implemented stock ownership guidelines for all non-employee directors, requiring them to own qualifying shares with targeted values equal to four times their cash compensation. These guidelines were established by the Committee to promote long-term stock ownership and further align executive and shareholder interests. Executives, including NEOs, and non-employee directors, have five years, from the time of first being subject to these guidelines, to achieve targeted ownership levels. Until guidelines are met, NEOs are required to hold 50% and the CEO and non-employee directors are required to hold 75% of all net after-tax shares received upon the exercise of SARs or the vesting of other equity grants. Shares that count towards ownership requirements include common shares held directly or indirectly, shares in employee benefit plans, the after-tax value of unvested time-based RSUs, and the after-tax “in the money” value of vested but unexercised stock options and SARs. Unvested performance-based equity grants (PRSUs) and unvested SARs do not count toward ownership requirements. Qualifying shares are valued based on our average closing stock price for the last twenty trading days of each year. Once the required ownership level is met as of any annual measurement date, an executive is deemed to be in ongoing compliance with the guidelines as long as he or she continues to own at least the same number of qualifying shares as when the guideline was originally achieved. Ownership guidelines apply until the executive resigns or retires, except that the target ownership requirement is reduced by 10% per year over the five year period starting upon the attainment of age 60, to allow for portfolio diversification. If an executive fails to achieve the guidelines within the designated five-year compliance period, the Committee has the discretion to take any action deemed appropriate. As of December 31, 2013, all NEOs meet the ownership guidelines and all non-employee directors who have been directors for five years or more meet the ownership guidelines and all non-employee directors who have been directors for at least one year own Company stock.
Anti-hedging/Pledging
In our Insider Trading Policy, we have prohibited insiders from purchasing any financial instrument or engaging in any other transaction, such as a prepaid variable forward contract, equity swap, collar or exchange fund, that is designed to hedge or offset any decrease in the market value of Company securities. The policy also prohibits insiders from pledging or loaning Company securities.
Clawback Policy
The Committee also elected to implement a formal clawback policy for the NEOs in advance of final regulations from the SEC or NYSE. This policy is in addition to the clawback provisions contained in our equity award agreements that require NEOs to forfeit outstanding awards and pay back any amounts from equity grants if they engage in activity deemed to be detrimental to the Company. The Committee elected to implement aspects of this policy early because it believes a clawback policy represents an important protection for shareholders and is viewed favorably from a corporate governance standpoint. Originally adopted in 2011 and revised in 2012, the clawback policy covers annual incentive awards, performance-based equity awards and any other incentive-based compensation paid to our executive officers, officers subject to Section 16 of the Exchange Act and our employees in salary grades A, B and C.  In general, under this clawback policy, if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under federal securities laws, we will use all reasonable efforts to recover -- from persons currently or formerly covered by the policy -- excess incentive-based compensation to the extent that such persons, in our determination, willfully committed an act of fraud, dishonesty or recklessness that contributed to the noncompliance.  For these purposes, excess incentive-based compensation means any incentive-based compensation paid or granted by us to such persons after 2010 in excess of what they should have been paid or granted had our financial statements been correct in the first place. The Committee expects to amend the clawback policy again when SEC or NYSE final regulations become available.
Compensation Policies and Practices to Risk Management
In setting compensation, the Committee considers the risks to Materion's shareholders and to the achievement of our goals that may be inherent in the compensation program. Although a significant portion of our executives' compensation is performance-based and “at-risk,” we believe our executive and employee compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect to the Company.
In its review the Committee noted that:

•
incentive programs provide for balance in that performance measures and goals are tied to the Company's strategic objectives, achievable financial performance centered on the Company's expectations, relative performance against a peer group of companies and specific individual goals;

•
a significant portion of variable compensation is delivered in equity (SARs, PRSUs/PS, and RSUs) with multi-year vesting. The Company believes that equity compensation helps reduce compensation risk by balancing financial or strategic goals against any other factors management may take into consideration to promote long-term shareholder value;

•	limited upside opportunity on incentive awards further ensures that management does not have any incentive to pursue short-term financial performance at the expense of long-term shareholder value;

•
the Company adopted stock ownership guidelines, along with share retention requirements until guidelines are met, which replaced previous share retention guidelines, to encourage a focus on long-term growth rather than short-term gains; and

•	the Company extended the scope of our clawback policy to recoup from culpable NEOs any gains that are later found to be based on erroneous financial statements.
2014 Compensation Changes
Effective for 2014, the Committee made the following changes to the compensation program for NEOs:

•
The remaining portion of the target award opportunity for Messrs. Grampa and Chemnitz that was previously tied to relative ROIC under the MIP has been re-allocated to equity grant values. As previously noted, the re-allocation for Mr. Hipple occurred during 2013; and

•	Mandatory stock ownership guidelines for NEOs, which replaced previous share retention guidelines, became effective as of January 2014.
The Committee chose to make these changes in order to have an equity-based incentive that was strongly performance-based and that reflects the continued evolution of the Company's pay philosophy and supporting pay programs.
 The table below illustrates the overall allocations of target total direct compensation components for the NEOs for 2014:

Name	Market Median Total Direct Compensation (1)	2014 Salary (2)	Adjusted Operating Profit (3)	Value-added Sales (3)	SARs (4)	RTSR PRSUs (4)	ROIC PRSUs (4)	RSUs (4)	Target Total Direct Compen-sation
Hipple	$3,682,700	$825,800	$817,500	$148,600	$481,000	$481,000	$481,000	$481,000	$3,715,900
Grampa	1,354,800	463,100	259,300	46,300	150,500	150,500	150,500	150,500	1,370,700
Chemnitz	1,001,800	370,400	177,800	29,600	98,200	98,200	98,200	98,200	970,600
Total	$6,039,300	$1,659,300	$1,254,600	$224,500	$729,700	$729,700	$729,700	$729,700	$6,057,200
(1) Provided by PM&P in 2012 executive compensation review updated by 3% annual aging factor to a 2014 timeframe.
(2) 2014 salaries as approved by the Committee in late 2013.
(3) Allocations/payouts assuming target performance. Actual payouts will vary based on performance.
(4) Expected/estimated grant values allocated equally across SARs, RTSR PRSUs, ROIC PRSUs and RSUs.
The Committee's objectives and rationale for the above pay program include:

•
for NEOs and other senior executives, the Committee wanted to increase the emphasis on equity grants and long-term value creation, by shifting a portion of incentive award opportunities from the MIP to equity grants. Resulting annual and long-

term target incentives will be comparable with market median levels, as will target total direct compensation. Expressed as a percentage of salary, the combined sum of target annual and long-term incentive award opportunities in 2014 remain unchanged from 2013 levels for Mr. Hipple, and increased by 8% for Messrs. Grampa and Chemnitz to bring target LTI values more in line with market median levels;

•	the Committee decided to maintain the existing performance metrics and weightings within the 2014 MIP to achieve the following outcomes:

•	the majority of the MIP should continue to be based on the operating profit goal because this represents the NEOs' primary area of responsibility; and

•	a secondary portion of the MIP should continue to be tied to a value-added sales goal, to encourage profitable growth; and

•	the Committee decided to maintain the existing equal value split between SARs, PRSUs tied to RTSR, PRSUs tied to ROIC, and RSUs to appropriately balance several key objectives, as follows:

•	SARs - long-term absolute stock price appreciation;

•
PRSUs - encourage outperformance in terms of our three-year RTSR as measured against a peer group of companies likely regarded by investors as alternative investments and encourage outperformance in terms of our actual versus planned ROIC results over a multi-year period; and

•	RSUs - provide an enhanced equity stake and further promote executive retention.

The Committee viewed these objectives as equally important and each selected instrument is viewed as the primary motivator for achievement of those objectives.
Overall, the Committee wanted to ensure an appropriate allocation to the major pay programs based on targeting objectives considered important to the Company.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2013.
The foregoing report has been furnished by the Compensation Committee of the Board of Directors.
Vinod M. Khilnani (Chairman)
William B. Lawrence
Darlene J. S. Solomon
Robert B. Toth
Notwithstanding anything to the contrary as set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings other than our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

2013 SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our Chief Executive Officer and our other named executive officers (NEOs) who served in such capacities during the fiscal year ended December 31, 2013:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen-sation ($) (4)	Change in Pension Value and Non- qualified Deferred Compen-sation Earnings ($) (5)	All Other Compen-sation ($) (6)	Total ($)
Richard J. Hipple	2013	801,978	—	1,435,399	486,626	198,619	8,477	4,221	2,935,320
Chairman, President and	2012	779,421	—	1,156,324	577,784	329,898	447,064	4,146	3,294,637
Chief Executive Officer	2011	754,038	—	798,222	825,998	813,158	206,712	3,933	3,402,061

John D. Grampa	2013	449,151	—	374,674	124,876	76,500	31,050	4,542	1,060,793
Sr. Vice President Finance	2012	412,946	—	306,338	157,994	100,408	189,894	4,512	1,172,092
and Chief Financial Officer	2011	399,519	—	213,713	221,152	247,012	122,856	4,071	1,208,323

Gregory R. Chemnitz	2013	359,393	—	244,260	81,403	51,300	40,060	5,008	781,424
Vice President,	2012	333,494	—	203,500	103,673	63,069	145,901	4,752	854,389
General Counsel	2011	322,558	—	141,362	146,290	170,896	27,560	3,813	812,479

(1)	For 2013, “Salary” includes deferred compensation under the 401(k) Plan in the amount of $22,000 for each of Messrs. Hipple, Grampa and Chemnitz.

(2)
The amounts reported in this column for 2013 reflect the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718 for RSUs granted during 2013 to each NEO and, based on probable outcome, for the PRSUs, granted during 2013, that are subject to FASB ASC Topic 718. Assuming the highest level of achievement of the performance conditions to which the PRSUs are subject, the fair value of the PRSUs would be: Mr. Hipple $956,932, Mr. Grampa $249,782 and Mr. Chemnitz $162,840. See Note K to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for the assumptions used in calculating the fair values. See the "2013 Grants of Plan Based Awards" table in this proxy statement for information on awards made in 2013.

(3)
The amounts reported in this column for 2013 reflect the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718 for SARs granted to each NEO during 2013. See Note K to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for the assumptions used in calculating the fair value. See the “2013 Grants of Plan Based Awards” table for more information on awards made in 2013.

(4)	The amounts in this column for 2013 represent the payments made to the NEOs under the MIP.

(5)
The amounts in this column for 2013 represent the aggregate change in actuarial pension and SRBP values and earnings in excess of 120% of the applicable federal rate in effect during 2013 for the KESOP and EDCP II plans discussed in this proxy statement. The amounts for the change in the pension and SRBP values and the earnings in excess of 120% of the applicable federal rate in effect during 2013 are as follows:

Name	Pension ($)	SRBP ($)	KESOP/ EDCP II ($)	Total ($)
Richard J. Hipple	6,528	(4,458)	6,407	8,477
John D. Grampa	(12,923)	(31,426)	31,050	(13,299)
Gregory R. Chemnitz	8,849	3,299	27,912	40,060

(6)	For each NEO, “All Other Compensation” for 2013 consists of group life insurance premiums and the Company match in the 401(k) Plan.

2013 GRANTS OF PLAN BASED AWARDS

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Under- lying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Type of Grant	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maxi-mum (#)
Richard J. Hipple	MIP	3/6/2013	—	938,925	1,877,850	—	—	—	—	—	—	—
	PRSUs	3/6/2013	—	—	—	8,448	16,895	33,790	—	—	—	478,466
	PRSUs	3/6/2013	—	—	—	4,224	16,895	33,790	—	—	—	478,466
	RSUs	3/6/2013	—	—	—	—	—	—	16,895	—	—	478,466
	SARs	3/6/2013	—	—	—	—	—	—	—	38,809	28.32	486,626
John D. Grampa	MIP	3/6/2013	—	360,000	720,000	—	—	—	—	—	—	—
	PRSUs	3/6/2013	—	—	—	2,205	4,410	8,820	—	—	—	124,891
	PRSUs	3/6/2013	—	—	—	1,103	4,410	8,820	—	—	—	124,891
	RSUs	3/6/2013	—	—	—	—	—	—	4,410	—	—	124,891
	SARs	3/6/2013	—	—	—	—	—	—	—	9,959	28.32	124,876
Gregory R. Chemnitz	MIP	3/6/2013	—	241,200	482,400	—	—	—	—	—	—	—
	PRSUs	3/6/2013	—	—	—	1,438	2,875	5,750	—	—	—	81,420
	PRSUs	3/6/2013	—	—	—	719	2,875	5,750	—	—	—	81,420
	RSUs	3/6/2013	—	—	—	—	—	—	2,875	—	—	81,420
	SARs	3/6/2013	—	—	—	—	—	—	—	6,492	28.32	81,403

(1)
These columns show the PRSUs that were granted in 2013. The first referenced award of PRSUs will be earned based on the achievement of the portion of the Management Objectives measured by RTSR goals during the 2013-2015 performance period and the second referenced award of PRSUs will be earned based on the achievement of the portion of the Management Objectives measured by ROIC goals during the 2013-2015 performance period. The target level of RTSR PRSUs will be earned for target performance and settled in shares. The ROIC PRSUs will be earned for target performance and settled in cash. Any earned awards vest after the end of the 2013-2015 performance period.

(2)
This column shows the RSUs that were granted in 2013. These RSUs will vest three years from the date of grant, generally provided these executives are continuously employed three years from the date of grant.

(3)
This column shows the SARs that were granted in 2013. These SARs become fully exercisable and vest 100% after three years, generally provided these executives are continuously employed three years from the date of grant.

(4)
The amounts reported in this column reflect the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718 for the SARs and RSUs, and the fair value based on the probable outcome for the PRSU. See Note K to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for the assumptions used in calculating the fair value.

Executive Employment Arrangements
None of the NEOs have an employment agreement. However, each NEO has a Severance Agreement that provides the executive with three-year severance benefits upon termination or significant change in the duties of the executive as a result of a change in control as defined in the agreement, and, except for Mr. Chemnitz, two-year severance benefits in the event of certain involuntary terminations. Discussion of the payouts provided for under various termination situations is set forth in the section “Other Potential Post-employment Payments” on page 37.
Salaries and Non-equity Incentive Plan Compensation
For 2013, base salaries and annual incentives (including amounts deferred to the 401(k) Plan) as a percentage of total compensation shown in the “2013 Summary Compensation Table” were 34% for Mr. Hipple, 50% for Mr. Grampa and 53% for Mr. Chemnitz.
Stock and Option Awards
Stock and option awards under the 2006 Plan were made during 2013 in the form of SARs, RSUs and PRSUs. Descriptions and the reason for these types of grants are included in the CD&A.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis- able (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Richard J. Hipple	8,700	—	24.03	5/2/2016
	15,000	—	44.72	2/15/2017
	11,102	—	27.78	2/15/2018
	90,147	—	15.01	2/10/2019
	53,515	—	21.24	2/22/2020
	—	38,474	39.30	5/4/2018
	—	44,897	29.45	3/1/2019
	—	38,809	28.32	3/6/2020
					56,838	1,753,452
							53,422	1,648,069
	178,464	122,180
John D. Grampa	15,000	—	17.68	2/8/2015
	14,000	—	24.03	5/2/2016
	4,550	—	44.72	2/15/2017
	3,356	—	27.78	2/15/2018
	25,671	—	15.01	2/10/2019
	16,089	—	21.24	2/22/2020
	—	10,301	39.30	5/4/2018
	—	12,277	29.45	3/1/2019
	—	9,959	28.32	3/6/2020
					15,049	464,262
							14,021	432,548
	78,666	32,537
Gregory R. Chemnitz	1,373	—	27.78	2/15/2018
	—	6,814	39.30	5/4/2018
	—	8,056	29.45	3/1/2019
	—	6,492	28.32	3/6/2020
					9,995	308,346
							9,137	281,876
	1,373	21,362

(1)
These amounts represent the SARs that were granted in 2013, 2012 and 2011. These SARs vest 100% after three years. The SARs expiring on 5/4/18 were granted on 5/4/11, the SARs expiring on 3/1/19 were granted on 3/1/12 and the SARs expiring on 3/6/20 were granted on 3/6/13.

(2)
RSUs were granted to Messrs. Hipple, Grampa and Chemnitz on 5/4/11, 3/1/12 and 3/5/13. RSUs vest three years from the date of grant and are subject to forfeiture if these executives are not continuously employed for a three-year period from the date of grant. These awards were granted as follows:

Name	5/4/11 Grant (#)	3/1/12 Grant (#)	3/6/13 Grant (#)
Richard J. Hipple	20,311	19,632	16,895
John D. Grampa	5,438	5,201	4,410
Gregory R. Chemnitz	3,597	3,523	2,875

(3)	Amounts in these columns were calculated using the December 31, 2013 Materion Corporation common stock closing price of $30.85 multiplied by the number of shares or units in the preceding column.

(4)
PRSUs were granted to Messrs. Hipple, Grampa and Chemnitz on March 6, 2013. The PRSUs will be earned based on our RTSR performance over three years versus industry peers (RTSR PRSUs). The target level of PRSUs will be earned for target or better performance and settled in shares after December 31, 2015.

2013 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard J. Hipple	—	—	19,745	567,076
John D. Grampa	15,000	173,334	5,936	170,482
Gregory R. Chemnitz	26,702	311,878	3,653	104,914
2013 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Richard J. Hipple	Materion Corporation Pension Plan	12	300,342	—
	Materion Corporation Supplemental Retirement Benefit Plan (1)	17	609,670	—
John D. Grampa	Materion Corporation Pension Plan	15	431,928	—
	Materion Corporation Supplemental Retirement Benefit Plan	15	126,369	—
Gregory R. Chemnitz	Materion Corporation Pension Plan	6	121,845	—
	Materion Corporation Supplemental Retirement Benefit Plan	6	102,498	—
(1) Mr. Hipple receives an additional five years of credited service under the SRBP.
Assumptions:

•	Measurement Date: December 31, 2013

•	Interest Rate for Present Value: 4.875%

•	Mortality (Pre-commencement): None

•	Mortality (Post-commencement): RP-2000 Mortality Table projected to 2021 using Scale AA (separate male and female rates)

•	Withdrawal and disability rates: None

•	Retirement rates: None prior to Age 65

•	Normal Retirement Age: Age 65, except attained age for Mr. Grampa who turned 65 years old in June 2012

•	Accumulated benefit is calculated based on credited service and pay as of December 31, 2013

•	All results shown are estimates only; actual benefits will be based on data, pay and service at time of retirement
The Materion Corporation Pension Plan (qualified pension plan) is a defined benefit plan under which Messrs. Hipple, Grampa and Chemnitz are currently accruing benefits. Effective as of the close of business on May 31, 2005, the benefit under the prior formula for Messrs. Hipple and Grampa (50% of final average earnings over the highest five consecutive years minus 50% of annual Social Security benefit, the result prorated for service less than 35 years) was frozen. The frozen annual benefits as of May 31, 2005, payable beginning at age 65 as a single life annuity, for Messrs. Hipple and Grampa are $9,855 and $17,255, respectively. Credited service for pension benefit purposes as of May 31, 2005 for Messrs. Hipple and Grampa is 3 and 6 years, respectively.
Beginning June 1, 2005, the qualified pension plan formula was changed for Messrs. Hipple and Grampa to 1% of each year’s earnings. The retirement benefit for these individuals will be equal to the sum of that earned as of May 31, 2005 and that earned under the new formula for service after May 31, 2005. Mr. Chemnitz was hired on September 17, 2007. His retirement benefit will be equal to 1% of each year’s earnings.
The “2013 Pension Benefits” table shows for Messrs. Hipple, Grampa and Chemnitz the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year under the qualified pension plan. We do not sponsor any other qualified defined benefit plan that provides benefits to Messrs. Hipple, Grampa or Chemnitz. We also sponsor a non-qualified defined benefit plan that provides benefits to Messrs. Hipple, Grampa and Chemnitz. See the section entitled “Supplemental Retirement Benefit Plan” for more information.
The “Present Value of Accumulated Benefit” is the lump-sum value as of December 31, 2013 of the annual pension benefit that was earned as of December 31, 2013 that would be payable under the qualified pension plan for Messrs. Hipple, Grampa and Chemnitz for life beginning at their normal retirement age, or attained age if older than age 65. The normal retirement age is defined as age 65 in the qualified pension plan. Certain assumptions were used to determine the lump-sum value and to determine the annual pension that is payable beginning at normal retirement age. Those assumptions are described immediately following the “2013 Pension Benefits” table.
If the participant terminates employment before completing ten years of service, the annuity may not commence prior to age 65. If the participant terminates employment after completing ten years of service, the annuity may commence as early as age 55 and is reduced 6.67% per year between ages 60 and 65 and 3.33% per year between ages 55 and 60 based on the participant’s age at commencement, if the benefit commences prior to normal retirement age. An unreduced benefit is available commencing at age 62 for those participants who terminate after age 55 with at least 30 years of service. At year-end 2013, Messrs. Hipple and Grampa had attained early retirement eligibility and Mr. Chemnitz had not attained early retirement eligibility. None of the named executives may become eligible to commence their benefit on an unreduced basis prior to age 65.
Benefits provided under the qualified pension plan are based on compensation up to a compensation limit under the Code (which was $255,000 in 2013). In addition, benefits provided under the qualified pension plan may not exceed a benefit limit under the Code (which was $205,000 payable as a single life annuity beginning at normal retirement age in 2013).
Compensation is generally equal to the total amount that is included in income (such as regular base salary, incentive compensation under any form of incentive compensation plan, sales commissions and performance-restricted shares of stock at the time these shares are includable in the participant’s gross income for Federal income tax purposes), plus salary reduction amounts under sections 125 and 401(k) of the Code. The annual salary and bonus for the current year for Messrs. Hipple, Grampa and Chemnitz is indicated in the “2013 Summary Compensation Table”. Each year’s compensation for the qualified pension plan is limited by the compensation limits under the Code.
Generally, a participant’s years of credited service are based on the years an employee participates in the qualified pension plan. However, in certain cases, credit for service prior to participation in the qualified pension plan is granted. Such cases include employment with the Company in a position that is not eligible for participation in the qualified pension plan and service with a predecessor employer. The years of credited service for Messrs. Hipple, Grampa and Chemnitz are based only on their service while eligible for participation in the qualified pension plan.
Lump sums are available under the qualified pension plan only for the portion of the participant’s benefit that was accrued prior to July 1, 1992. Messrs. Hipple, Grampa and Chemnitz are eligible only to have their benefits payable in the form of an annuity with monthly benefit payments.
The qualified pension plan was designed to provide tax-qualified pension benefits for most of our employees. Benefits under the qualified pension plan are funded by an irrevocable tax-exempt trust. An executive’s benefits under the qualified pension plan are payable from the assets held by the tax-exempt trust.
Supplemental Retirement Benefit Plan (SRBP)
Adopted effective September 13, 2011, the SRBP is an unfunded, non-qualified deferred compensation plan that provides benefits for a select group of management or highly compensated employees named in the SRBP document in order to supplement the pension benefits paid to them from the Materion Corporation Pension Plan.
A participant’s benefit under the SRBP will be the amount of the participant’s “Prevented Benefits” (as described below), reduced by a participant’s designated “Offset Amount” (that which was paid in prior years as special award payments), as set forth in the SRBP. Mr. Chemnitz was named as a participant in the SRBP effective December 2012 with all service included since his hire date of September 17, 2007. Since Mr. Chemnitz did not receive any special awards, his Offset Amount is zero. A participant’s interest in benefits payable under the SRBP will be vested and non-forfeitable to the same extent and in the same manner as benefits are vested and non-forfeitable under the Pension Plan. The benefits payable under the SRBP will be paid to a participant in a single sum payment on or about the first day of the third month (or, in certain cases as necessitated by tax law provisions, the sixth month) next following the date of his separation from service.
“Prevented Benefits” for purposes of the SRBP means the difference, expressed as a single sum, between the regular pension benefits payable to a participant under the Pension Plan and the regular pension benefits that would be so payable to the participant under the Pension Plan if such benefits were determined including in compensation any compensation that was deferred on an elective basis under any non-qualified deferred compensation plan or agreement with a participant and without regard to limitations on covered compensation and benefit amounts imposed by the Code. Mr. Hipple will receive an additional amount at retirement determined by dividing his Prevented Benefits by the number of his years of credited service in the qualified pension plan and multiplying that amount by five.
We are under no obligation to set aside funds specifically designated to pay these supplemental amounts and are not presently maintaining any kind of trust for this purpose.
2013 NON-QUALIFIED DEFERRED COMPENSATION
We maintain two non-qualified arrangements for executives, the Key Employee Share Option Plan (KESOP) and the Executive Deferred Compensation Plan II (EDCP II). The primary purpose of each is to provide benefits in the event a participant’s compensation exceeds the amount of compensation that may be taken into account for deferring income and matching contributions under the Materion Corporation Retirement Savings Plan (the 401(k) Plan).
Key Employee Share Option Plan
The KESOP was established in 1998 to provide executives with options to purchase property other than our common stock (in this case, options to purchase certain mutual fund shares as further described below), which options replace a portion of the executive’s compensation. The options cover property with an initial value equal to the amount of compensation they replace, divided by 75%, with an exercise price equal to the difference between that amount and the amount of compensation replaced (in other words, 25% of the fair market value of the option property). Thus, the executive may receive the increase or decrease in market value of the entire amount of the property covered by the option, including the exercise price. Due to the American Jobs Creation Act of 2004 which added section 409A to the Code, the KESOP was frozen effective December 31, 2004. Moreover, options for purchase of property that did not become exercisable prior to 2005 under the KESOP and corresponding elections under the KESOP were cancelled. Each participant who had such KESOP options and elections cancelled received payment in the amount of the cancelled deferrals. Eligibility to participate and the property (consisting of shares of mutual funds) subject to the KESOP options were determined by the Compensation Committee of the Board. Mutual fund selection was intended to be the same or similar to that offered under the 401(k) Plan, but was not required. Executives were permitted to select among those mutual funds to determine those covered by the options obtained by them as a result of their compensation elections, but generally were not permitted to change that selection once made.
Although the KESOP was frozen as noted above, options that became exercisable prior to January 1, 2005 and have not been exercised remain on the books for some executives.
The KESOP balance of each executive is equal to the most recent closing price of the mutual funds under the options accumulated by the executive as of the end of the year. To obtain the portion of this balance based on any particular option, however, the executive must pay the 25% exercise price set when the option was granted. In addition to potential gains through changes in the market value for the underlying mutual funds, the executive may accumulate value whenever any dividends or other cash distributions are made relative to those mutual funds. Starting with dividends for the year ending December 31, 2004, the value of any such dividends or distributions is credited to the executive’s EDCP II account (see discussion below of the EDCP II) as part of the compensation deferred under that program.
Unless the amount of mutual funds available under an option is adjusted as a result of a stock split, merger, divestiture, consolidation or other corporate transaction, or unless other property is substituted for the mutual fund shares originally subject to the option, an option becomes exercisable 184 days after the grant of the option and remains exercisable at any time after that date until the earlier of the fifteenth anniversary of the grant or the third anniversary of the executive’s termination of employment. If any adjustment in the number of mutual fund shares or any substitution of new property occurs, the exercise period will be interrupted for 184 days and the deadline to exercise will be extended by 184 days, but not more than five years beyond the original exercise deadline. Any option not exercised by the deadline may not be exercised after that.
The KESOP is unfunded. The options obligation for each executive is maintained in a book reserve account. We are under no obligation to set aside funds specifically designated to satisfy this obligation or to invest in any of the optioned mutual funds selected by the executive. However, we maintain a trust, as part of the general assets of the Company, intended to hold property for use in meeting this obligation, unless we become insolvent. In that case, the assets in the trust would be available to satisfy our creditors just as any other general assets of the Company, before the option property would be delivered. In other words, each executive participating in the KESOP is an unsecured general creditor of the Company with respect to the value of the property optioned as his KESOP benefits.
When an option is exercised, the executive pays the applicable exercise price to the Company and we deliver to the executive the underlying property, which may have been obtained and held as general assets of the Company before the option was exercised. The value of the underlying property delivered, less the exercise price paid, is treated as taxable income to the executive and he must pay the Company for any income taxes or other payroll taxes required to be withheld by the Company on that income. We may take an income tax deduction for the value of the property delivered, reduced by the exercise price paid.
No executive may transfer or sell his KESOP options during his life, except for a transfer, for no pay and only as approved by the Committee, to a member of the executive’s immediate family, to a trust for the benefit of such a family member or to a partnership consisting only of such family members as partners. Upon an executive’s death, his KESOP options will pass to his beneficiaries or estate, but they must be exercised before the earlier of the original deadline or the first anniversary of his death. No other transfers or withdrawals are permitted under the KESOP.
The latest exercise deadline for any existing KESOP options is June 30, 2019. As noted earlier, options may expire earlier, within three years of the executive’s termination of employment.
Executive Deferred Compensation Plan II
The EDCP II provides executives an opportunity to make deferral elections generally not permitted under the 401(k) Plan. Code section 401(a)(17) limits the amount of compensation that may be taken into account for deferrals under the 401(k) Plan. For 2013, that limit was $255,000. Executives may elect each year to defer all or any portion of the sum of his MIP payouts payable in cash for that year, plus the portion of his base salary for that year that is in excess of the compensation limit under Code section 401(a)(17). Previously we had provided a non-elective deferral equal to three percent (3%) of his total compensation in excess of the Code section 401(a)(17) limit (his Excess Compensation) designed to reflect the employer matching contribution not permitted under the 401(k) Plan because of the Code section 401(a)(17) compensation limit. In April 2009, the Company contribution was eliminated due to the global economic crisis, but was restored in April 2010. In 2010, the decision was made to eliminate the Company contribution for the NEOs and certain other executives. This is discussed further in the CD&A. Credits in amounts equal to the value of any dividends or other cash distributions payable from mutual funds optioned to the executive under the KESOP (see discussion of the KESOP above) are also credited to the executive’s EDCP II account balance starting with dividends for the year 2004.
The compensation deferrals credited to each executive are credited with earnings at a rate equal to the return on hypothetical investments selected by the executive from a list of mutual funds identified by the Compensation Committee. Investment selection is intended to be the same or similar to that offered under the 401(k) Plan, but this is not required. The executive’s investment selection is used only to determine earnings credits on the compensation deferrals under the EDCP II. We are not obligated to invest any funds in the mutual funds selected by the executive. Earnings returns will change from year to year.
The EDCP II is unfunded. Deferred compensation credits and related earnings credits for each executive are maintained in a book reserve account. We are under no obligation to set aside funds specifically designated to pay these deferred income amounts. However, we maintain a trust, as part of the general assets of the Company, intended to pay these deferred income amounts, unless we become insolvent. In that case, the assets in the trust would be available to satisfy creditors of the Company, just as any other general assets of the Company, before the deferred income amounts would be paid. In other words, each executive participating in the EDCP II is an unsecured general creditor of the Company with respect to the payment of his EDCP II benefits.

2013 NON-QUALIFIED DEFERRED COMPENSATION
The table below shows deferrals to the EDCP II of executive contributions and 2013 earnings credited to the NEOs' EDCP II account and KESOP account for 2013, any distributions made from his KESOP account during 2013, and the aggregate balance of the NEOs' EDCP II account and the KESOP account as of December 31, 2013.

Name	Plan	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Richard J. Hipple	EDCPII	—	—	2,972	—	138,412
	KESOP	—	—	3,701	—	17,729
John D. Grampa	EDCPII	—	—	31,886	—	127,092
	KESOP	—	—	454	—	2,132
Gregory R. Chemnitz	EDCPII	15,411	—	29,072	—	131,344

(1)	The amount in this column is also included in the “Salary” column of the "2013 Summary Compensation Table".

(2)
These earnings include dividends paid in 2012 for the KESOP, which were transferred to the EDCP II in 2013 for Mr. Hipple in the amount of $299. Of these amounts, $6,407, $31,050 and $27,912 were reported for Mr. Hipple, Mr. Grampa and Mr. Chemnitz, respectively, in the "Change in Pension Value and Non-qualified Deferred Compensation Earnings" column for 2013 of the "2013 Summary Compensation Table."

(3)
The Aggregate Balance at Last FYE for the KESOP for each of the executive officers listed above represents the net amount due the participant upon exercise (i.e., net of the 25% option price due back to the Company). The following amounts shown in this column previously were reported as compensation to the NEOs in the Summary Compensation Table: Mr. Hipple $40,270, Mr. Grampa $69,941 and Mr. Chemnitz $35,856.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
We have entered into Severance Agreements with the NEOs to help ensure the continuity and stability of our senior management. The other incentive arrangements maintained by us also provide for payments to be made to the NEOs upon certain terminations of employment.
Severance Agreements
Basic Severance Benefits.    The Severance Agreements provide that if the employment of any NEO, other than Mr. Chemnitz, is terminated by us or one of our affiliates except for cause or gross misconduct (or death or disability), or if he resigns as a result of a reduction in his salary or incentive pay opportunity, severance benefits will apply. Severance benefits include rights to:

•	a lump-sum payment of two times highest salary and annual cash incentive compensation (the highest annual incentive for the year of termination or in any of the three prior years);

•	the continuation of retiree medical and life insurance benefits for up to two years;

•	a lump-sum payment equal to the sum of the present value of his performance shares based on target performance;

•	any retirement benefits he would have earned under our qualified retirement plans during the next two years; and

•	reasonable fees for outplacement services, up to a maximum of $20,000.
In addition, all PRSUs and RSUs vest at 100% levels and all SARs become fully exercisable, if the severance benefits are applicable. Mr. Chemnitz does not participate in these basic severance benefits.
Change in Control Severance Benefits.    In the event of a “change in control” of the Company, as defined in these Severance Agreements, and if the executive’s employment is terminated by us or one of our affiliates except for cause (or death or disability), or he resigns within one month after the first anniversary of the change in control for any reason, or the nature and scope of his duties worsens or certain other adverse changes occur and the Board of Directors so decides (referred to in the table below as Good Reason Termination), the executive is entitled to receive similar severance benefits (based on a three-year period rather than a two-year period), but, starting in 2011, the acceleration of long-term equity and equity-based awards will be subject under the terms of the applicable award agreements to "double trigger" vesting. In addition, the payment for the PS will be equal to the present value of 50% of the performance shares based on target performance, with a "true up" provided for any additional earned performance shares. A termination or demotion following the commencement of discussions with a third party which ultimately results in a change in control will also activate the change in control benefits. Payment of the change in control benefits under the Severance Agreements are subject to a reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Code, but only if the reduction would increase the net after tax amount received by the executive. In addition, we must secure payment of the change in control benefits under the Severance Agreements through a trust that is to be funded upon the change in control, and amounts due but not timely paid earn interest at the prime rate plus 4%. We must pay attorneys’ fees and expenses incurred by an executive in enforcing his right to change in control benefits under his Severance Agreement.
Nonsolicitation and Noncompetition Provisions.    Under the Severance Agreements, each executive agrees not to solicit any of our employees, agents or consultants to terminate their relationship with us, to protect our confidential business information and not to compete with us during employment or for a period of (1) two years following termination of the executive’s employment by us or one of our affiliates except for cause or gross misconduct, or if he resigns as a result of a reduction in his salary or incentive pay opportunity, or (2) one year following a termination of employment for any other reason. Each executive also assigns to us any intellectual property rights he may otherwise have to any discoveries, inventions or improvements made while in our employ or within one year thereafter.
Section 409A of the Internal Revenue Code.    In July 2008, the Severance Agreements were amended and restated to comply with the documentary compliance requirements of Section 409A of the Code. Section 409A generally became effective January 1, 2005, and covers most programs that defer receipt of compensation to a succeeding year, including the Severance Agreements. Section 409A provides strict rules for the timing of payouts, including a six-month delay for certain payments made in connection with a termination of employment, which is now reflected in the Severance Agreements.

Amounts Payable Under Severance Agreements.    The following table sets forth the amounts payable under the Severance Agreements. Note that this table does not include any benefits payable to the NEO under our retirement plan(s), or any payout to the NEO under our KESOP or the EDCP II. For more information about these benefits, see the "2013 Pension Benefits" and "2013 Non-qualified Deferred Compensation" tables and related narratives above. Additional information about the amounts payable to the NEO in the event of retirement, death or permanent disability is presented separately after the table.

	Richard J. Hipple		John D. Grampa		Gregory R. Chemnitz
	Involuntary Not For Cause Termination ($)	Involuntary or Good Reason Termination after a Change in Control ($)	Involuntary Not For Cause Termination ($)	Involuntary or Good Reason Termination after a Change in Control ($)	Involuntary Not For Cause Termination ($)	Involuntary or Good Reason Termination after a Change in Control ($)
Base Salary/Annual Bonus	4,994,922	7,492,383	1,938,000	2,907,000	N/A	2,363,907
Welfare Benefits	43,428	65,142	30,720	46,080	N/A	43,305
Additional Benefits Under Retirement Plans	55,209	82,813	61,375	92,063	N/A	68,862
Outplacement Services	20,000	20,000	20,000	20,000	N/A	20,000
Annual MIP	N/A	938,925	N/A	360,000	N/A	241,200
SARs Accelerated Vesting (1)	161,043	161,043	42,384	42,384	N/A	27,703
RSUs/PRSUs Accelerated Vesting (1)	3,453,627	3,453,627	910,322	910,322	N/A	598,891
Total Without Cutback	8,728,229	12,213,933	3,002,801	4,377,849	N/A	3,363,868
280G Cutback	N/A	—	N/A	(1,005,223)	N/A	—
Total With Cutback	8,728,229	12,213,933	3,002,801	3,372,626	N/A	3,363,868

(1)
The amounts reported for the NEOs for accelerated vesting of SARs, RSUs and PRSUs for terminations in connection with a change in control reflect double trigger acceleration amounts, and assume no above-targer performance for PS.

BENEFITS PAYABLE UPON RETIREMENT, DEATH OR DISABILITY UNDER INCENTIVE PLANS
Annual Cash Incentive Plan
Management Incentive Plan (MIP).    The NEOs are participants in our MIP, which provides for annual, single-sum cash payments that are based on achieving pre-established financial objectives and qualitative performance factors. Generally, an executive must be employed on the last day of the plan year in order to receive an award under the MIP. However, if an executive dies while employed by us or any subsidiary or retires under one of our retirement plans during a plan year, the executive will receive an award pro-rated to the beginning of the month following the executive’s termination date. In no event will a prorated MIP award be earned where the proration percent is one-third or less.

2006 Stock Incentive Plan (As Amended and Restated as of May 4, 2011)
In March 2006, we adopted the Materion Corporation 2006 Stock Incentive Plan, which was amended and restated in May 2011 (2006 Plan). An amendment and restatement of the 2006 Plan is being submitted to shareholders for approval at the 2014 Annual Meeting. The 2006 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of PRS, PS, PU, RS, OR, SARs and RSUs for the purpose of providing incentives and rewards for superior performance.
Restricted Stock Units (RSUs). Each of the NEOs has received grants of RSUs under the 2006 Plan. The RSU award agreements provide that all RSUs will immediately vest if the executive dies or becomes permanently disabled while employed by the company or any subsidiary during the applicable vesting period. The RSU award agreements provide that if the executive retires one year or more after the date of grant, the RSUs will continue to vest and become payable three years from the date of grant. Under the agreements, the definition of retirement means that the NEO retired from the company or any subsidiary and is at the time (1) at least age 65 or (2) at least age 55 and has completed ten years of continuous employment with the company or any subsidiary. Assuming a termination of employment due to death or permanent disability on December 31, 2013, the value of accelerated vesting of the RSUs would have been $1,784,117, $472,252 and $313,529 for Messrs. Hipple, Grampa and Chemnitz, respectively. Assuming a termination of employment due to retirement on December 31, 2013, the value of pro-rata accelerated or continued vesting of the RSUs would have been $1,258,680, $333,124 and $224,156 for Messrs. Hipple, Grampa and Chemnitz, respectively.
Stock Appreciation Rights (SARs). Each of the NEOs has received grants of SARs under the 2006 Plan. The award agreements generally provide that SARs terminate 190 days after termination of employment and vested SARs can be exercised during that period. However, the award agreements also provide that all SARs will immediately vest if the executive dies or becomes permanently disabled during the applicable vesting period while employed by the company or any subsidiary; the SARs would then terminate one year after the termination of employment due to the NEO's death or disability. If the NEO retires (as described above) during the applicable vesting period, then the SARs will continue to vest and will expire seven years from the date of grant. Assuming a termination of employment due to death, permanent disability or retirement on December 31, 2013, the value of any accelerated or continued vesting of the SARs would have been $161,043, $42,384 and $27,703 for each of Messrs. Hipple, Grampa and Chemnitz, respectively, as the closing price on December 31, 2013 of $30.85 was higher than two of the three base prices of the outstanding SARs grants.
Performance-based Restricted Stock Units (PRSUs) and Performance Shares (PS). Under the 2006 Plan, each of the NEOs received grants of PRSUs in 2012 and 2013 and grants of PS in 2012. Generally, all or a percentage of the PRSUs and PS become nonforfeitable and payable only if certain performance goals are met. However, the award agreements provide that 100% of the PRSUs will immediately become nonforfeitable and payable if the executive dies or becomes permanently disabled while employed by the Company or any subsidiary during the performance period. Under these circumstances, the PS would be forfeited If the NEO retires (as described above) during the applicable performance period, then the PRSUs and PS will continue to be eligible to become nonforfeitable and payable as if the NEO continued to be employed during the performance period. Assuming a termination of employment due to death or permanent disability on December 31, 2013, the value of accelerated vesting of the PRSUs would have been $1,669,509, $438,070 and $285,363 for Messrs. Hipple, Grampa and Chemnitz, respectively. Assuming a termination of employment due to retirement on December 31, 2013, the value of continued nonforfeitability of the PRSUs would have been $1,669,509, $438,070 and $285.363 for Messrs. Hipple, Grampa and Chemnitz, respectively. Assuming a termination of employment due to retirement on December 31, 2013, the value of continued nonforfeitability of the PS would have been $618,635, $163,814 and $106,618 for Messrs. Hipple, Grampa and Chemnitz, respectively.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,005,640	(1)	$26.15	123,670	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,005,640		$26.15	123,670

(1)	Consists of options and SARs awarded under the 1984, 1995 and 2006 Stock Incentive Plans, the 1997 Non-employee Director Stock Incentive Plan and the 2006 Amended and Restated Stock Incentive Plan.

(2)
Represents the number of shares of common stock available to be awarded as of December 31, 2013. Effective May 4, 2011, all equity compensation awards are granted pursuant to the shareholder approved Amended and Restated 2006 Stock Incentive Plan and the Amended and Restated 2006 Non-employee Director Equity Plan. The above table does not include outstanding performance-based restricted stock and restricted stock (full value awards) totaling 293,567.

RELATED PARTY TRANSACTIONS
In 2002, we entered into life insurance agreements with several employees and purchased life insurance policies pursuant to those agreements. These agreements, and the policies, which are owned by the employees, remain outstanding, and the portions of the premiums we paid are treated as loans to the employees, secured by the insurance policies, for financial purposes. The agreements require the employees to maintain the policies’ cash surrender values in amounts at least equal to the outstanding loan balances. Interest on the loans is based on the applicable federal rate, which, as of December 31, 2013, was 3.78%.
We recognize that transactions between any of our directors or executive officers and us can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our shareholders. Pursuant to its charter, the Governance and Organization Committee considers and makes recommendations to the Board with regard to possible conflicts of interest of Board members or management. The Board then makes a determination as to whether to approve the transaction.
The Governance and Organization Committee reviews all relationships and transactions in which Materion Corporation and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Secretary is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions in order to enable the Governance and Organization Committee to determine, based on the facts and circumstances, whether Materion or a related person has a direct or indirect material interest in the transaction. As set forth in the Governance and Organization Committee’s charter, in the course of the review of a potentially material-related person transaction, the Governance and Organization Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to Materion;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Materion; and

•	any other matters the Governance and Organization Committee deems appropriate.
Based on this review, the Governance and Organization Committee will determine whether to approve or ratify any transaction which is directly or indirectly material to Materion or a related person.
Any member of the Governance and Organization Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction; however, such director may be counted in determining the presence of a quorum at a meeting of the Governance and Organization Committee that considers the transaction.

AUDIT COMMITTEE REPORT
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the annual report with management, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement of Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
The Audit Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for the respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held six meetings during 2013.
In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.
The current Audit Committee charter is available on our web site at http://materion.com
Craig S. Shular (Chairman)
Joseph P. Keithley
N. Mohan Reddy
Geoffrey Wild

2. APPROVAL OF MATERION CORPORATION 2006 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF MAY 7, 2014)

General
On March 5, 2014, upon recommendation by the Compensation Committee, the Board of Directors of Materion Corporation unanimously approved and adopted, subject to the approval of Materion’s shareholders at the 2014 annual meeting, the Materion Corporation 2006 Stock Incentive Plan (As Amended and Restated as of May 7, 2014) (Amended Plan). The Amended Plan continues to afford the Compensation Committee the ability to design compensatory awards that are responsive to Materion’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of Materion by encouraging stock ownership among officers, other key employees and consultants of Materion.
The Amended Plan amends and restates in its entirety the Materion Corporation 2006 Stock Incentive Plan (As Amended and Restated as of May 4, 2011) (Current Plan). If the Amended Plan is approved by shareholders, it will become effective on the day of the 2014 annual meeting. Outstanding awards under the Current Plan will continue in effect in accordance with their terms. If the Amended Plan is not approved by our shareholders, no awards will be made under the Amended Plan. In addition, our ability under the Current Plan to make certain performance awards to certain participants will be limited.
Our principal reason for amending and restating the Current Plan is to increase the number of common shares available for issuance. The Amended Plan will increase the maximum number of shares available for awards from 2,050,000 to 3,250,000, an increase of 1,200,000 common shares (or 5.7% of outstanding common shares as of March 3, 2014). Shareholder approval of the Amended Plan is also intended to constitute renewed approval of the material terms for qualified performance-based compensation under Section 162(m) of the Code, to preserve Materion's ability to potentially design certain types of awards under the Amended Plan so that they may be able to satisfy the requirements for “performance-based compensation,” and may permit Materion to benefit from certain tax deductions under Section 162(m) of the Code.
The Amended Plan also includes various other substantive changes. The material substantive changes are described in the "Summary of Material Changes" below, which is followed by "Other Amended Plan Highlights" and "Summary of Other Key Provisions of the Amended Plan". The actual text of the Amended Plan is attached to this proxy statement as Appendix A. The following description of the Amended Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Why We Believe You Should Vote for Proposal 2
The Amended Plan authorizes the Compensation Committee to provide equity-based compensation in the form of performance-based restricted shares (PRS), performance shares (PS), performance units (PU), restricted stock (RS), option rights (OR), stock appreciation rights (SARs), restricted stock units (RSUs), and dividend equivalents for the purpose of providing our officers and other key employees, and those of our subsidiaries, and non-employees who perform employee functions or certain consultants, incentives and rewards for performance. Some of the key features of the Amended Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.
We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and certain consultants and that the ability to provide equity-based and incentive-based awards under the Amended Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our officers and other employees and certain consultants.
The use of our stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates employees to create shareholder value because the value employees realize from their equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our employees with the investment interests of our shareholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria.
As of March 3, 2014, 37,993 shares remained available for issuance for new awards under the Current Plan (however, under the Current Plan's fungible share counting mechanics, awards other than stock options or SARs will be counted against the aggregate share limit as 1.3 common shares for every one share that actually is issued or transferred under such awards after May 4, 2011). If the Amended Plan is not approved, we may be compelled to significantly increase the cash component of our employee compensation, which may not necessarily align employee compensation interests with the investment interests of our shareholders as well as alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and use cash that would be better utilized if reinvested in our businesses or returned to our shareholders.
The following includes aggregated information regarding the overhang and dilution associated with the Current Plan and the potential shareholder dilution that would result if the proposed share increase under the Amended Plan is approved. Please note that Materion is also seeking approval for a proposed share increase under Materion’s 2006 Non-employee Director Equity

Plan (As Amended and Restated as of May 7, 2014) (Amended Director Plan), as described below in Proposal 3, and you may want to take the information set forth in Proposal 3 into consideration when evaluating this Proposal 2 to fully determine the consequences of both that proposed share increase and this proposed share increase. The information is as of March 3, 2014. As of that date, there were approximately 20,889,258 (which includes performance-based restricted stock and restricted stock) Materion common shares outstanding:

•	Outstanding full-value awards (PRS, RS and RSU awards) assuming that the outstanding awards achieve maximum performance: 267,879 common shares (1.3% of outstanding common shares);

•
Outstanding stock options and SARs: 999,200 common shares (4.8% percent of outstanding common shares) (outstanding stock options have an average exercise price of $17.68 and an average remaining term of 0.9 years and outstanding SARs have an average exercise price of $26.34 and an average remaining term of 4.8 years);

•	Total common shares subject to outstanding awards, as described above (full-value awards and SARs and option rights): 1,267,079 common shares (6.1% of outstanding common shares);

•	Total common shares available for future awards under the Current Plan: 37,993 common shares (0.2% of outstanding common shares);

•
The total number of common shares subject to outstanding awards (1,267,079 common shares), plus the total number of common shares available for future awards under the Current Plan (37,993 common shares), represents a current overhang percentage of 6.2% (in other words, the potential straight dilution of shareholders represented by the Current Plan);

•
Proposed additional common shares available for future issuance under the Amended Plan: 1,200,000 common shares (5.7% of outstanding common shares - this percentage reflects the simple dilution of shareholders that would occur if the Amended Plan is approved); and

•
The total common shares subject to outstanding awards as of March 3, 2014 (1,267,079), plus the total common shares available for future awards under the Current Plan as of that date (37,993), plus the proposed additional common shares available for future issuance under the Amended Plan (1,200,000), represent a simple diluted overhang of 2,505,072 shares (12.0%) under the Amended Plan.

Based on the closing price on the NYSE for Materion’s common shares on March 3, 2014 of $29.59 per share, the aggregate market value as of that date of the 1,200,000 additional common shares requested for issuance under the Amended Plan was $35,508,000.
In 2011, 2012 and 2013, we granted awards under the Current Plan covering 234,864 shares, 288,929 shares and 231,280 shares, respectively. As discussed further below, our award grants in 2014 may cover the same amount of (or potentially more) shares as those covered by our 2013 grants. For these reasons, and due to the grants that we have made through the date of this proxy statement, we have, or in the near future will have, essentially exhausted the share reserve under the Current Plan.
In determining the number of shares to request for approval under the Amended Plan our management team worked with Pearl Meyer and Partners, the Compensation Committee’s independent compensation consultant, and the Compensation Committee to evaluate a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating Proposals 2 and 3.
If the Amended Plan is approved, we intend to utilize the shares authorized under the Amended Plan to continue our practice of incentivizing key individuals through annual equity grants. We currently anticipate that the shares requested under the Amended Plan will last for about four years, based on our historic grant rates and the approximate current share price, but could last for a shorter period of time if actual practice does not match historical rates or our share price changes materially. As noted in "Other Amended Plan Highlights" and elsewhere below, the Compensation Committee would retain full discretion under the Amended Plan to determine the number and amount of awards to be granted under the Amended Plan, subject to the terms of the Amended Plan, and future benefits that may be received by participants under the Amended Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.
In evaluating this Proposal 2, shareholders should consider the factors set forth under “Summary of Material Changes” and “Other Amended Plan Highlights” below, plus the remaining information in this Proposal 2.

Summary of Material Changes
Increase in the Number of Available Shares. The Current Plan authorizes the issuance or transfer of an aggregate of 2,050,000 common shares, without par value. The Amended Plan increases the total aggregate number of shares available for issuance or transfer for new awards under the Amended Plan by 1,200,000 shares to 3,250,000 common shares. The number and kind of shares available under the Amended Plan are subject to adjustment for stock dividends and stock splits and in certain other situations as further described in the Amended Plan.
Change in Share Counting for Certain Shares Withheld for Tax Withholding Obligation. The Current Plan provides that all common shares withheld by Materion to satisfy the tax withholding obligation will count against the aggregate share limit. The Amended Plan provides that shares withheld prior to May 7, 2014 will continue to count against the share limit, but that shares withheld for taxes for awards other than option rights or SARs will be added back to the aggregate Amended Plan limit on and after May 7, 2014 through May 6, 2024.
Revision to Particular Section 162(m) Limit. Under the Current Plan, no participant will be granted awards of RSUs, PRS or PS that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, for more than 100,000 common shares during any calendar year. The Amended Plan increases this annual limit by 100,000 shares to 200,000 common shares.
Revised Management Objectives. The definition of Management Objectives in the Amended Plan has been revised to generally conform to such definition as used in Materion’s Management Incentive Plan; however, a number of additional performance metrics have also been added to this definition, as discussed further below.
Allowances for Conversion Awards and Assumed Plans. Subject to the Amended Plan’s share counting rules, common shares covered by awards granted under the Amended Plan will not be counted as used unless and until the shares are actually issued or transferred. However, the Amended Plan adds a new section providing that common shares issued or transferred under awards granted under the Amended Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with Materion or any of its subsidiaries will not count against (or be added back to) the aggregate share limit or other Amended Plan limits. Additionally, shares available under certain plans that Materion or its subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended Plan, under circumstances further described in the Amended Plan, but will not count against the aggregate share limit or other Amended Plan limits.
No Dividends or Dividend Equivalents on Certain Awards. Provisions have been added to the Amended Plan to clarify that option rights and SARs granted under the Amended Plan may not provide for dividends or dividend equivalents.
Removal of Certain Provisions with Respect to Option Rights. The Current Plan provides that payment of the option price of any non-qualified option right may be made in whole or in part in the form of restricted stock or other common shares that are subject to risk of forfeiture or restriction on transfer. The Current Plan also gives the Compensation Committee the discretion at or after the date of grant to provide for the availability of a loan at exercise and the right to tender in satisfaction of the option price nonforfeitable, unrestricted common shares, which are already owned by the optionee and have a value at the time of exercise that is equal to the option price. Additionally, the Current Plan provides that the Compensation Committee may substitute, without receiving the participant’s permission, SARs paid only in common shares (or SARs paid in common shares or cash at the Compensation Committee’s discretion) for outstanding options on substantially the same terms. These provisions have been removed from the Amended Plan.
Revisions to Detrimental Activity Provisions. The Current Plan contains a definition of “Detrimental Activity” and specifies what amounts would be recaptured if a participant were to engage in “Detrimental Activity.” The Amended Plan includes more flexible provisions regarding the Compensation Committee’s ability to include forfeiture provisions, including in the event of “Detrimental Activity,” in the evidences of awards and to define such “Detrimental Activity” in the evidences of awards.
Extension of Term of the Amended Plan. The Current Plan provides for its termination on May 4, 2021. The Amended Plan will terminate on May 7, 2024.

Other Amended Plan Highlights
Administration. The Amended Plan will be administered by the Compensation Committee.
Reasonable Amended Plan Limits. Subject to adjustment as described in the Amended Plan, total awards under the Amended Plan are limited to 3,250,000 shares, plus any shares recycled into the Amended Plan as described below. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.
The Amended Plan also provides that, subject to adjustment as described in the Amended Plan:

•	The aggregate number of common shares actually issued or transferred upon the exercise of incentive stock options, or ISOs, will not exceed 3,250,000 common shares;

•
No participant will be granted awards of RSUs, PRS or PS that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, for more than 200,000 common shares during any calendar year;

•
No participant in any calendar year will receive an award of PU that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code having an aggregate maximum value in excess of $1,500,000;

•	No participant will be granted option rights or SARs, in the aggregate, for more than 200,000 common shares during any calendar year; and

•
Awards that do not comply with the applicable minimum vesting periods provided for in the Amended Plan (as further described below) will not result in the issuance or transfer of more than 5% of the maximum number of common shares available under the Amended Plan.

Fungible Share Counting Mechanics. The Amended Plan contains fungible share counting mechanics, which generally means that effective May 4, 2011, awards other than stock options and SARs have been and will be counted against the aggregate share limit as 1.3 common shares for every one share that is actually issued or transferred under such awards. This means, for example, that, on a hypothetical basis, only 923,076 common shares could be issued in settlement of RSU awards from the total 1,200,000 additional common shares authorized.
Minimum Vesting Periods.    The Amended Plan provides that, except for awards under which up to an aggregate of 5% of the maximum number of common shares are issued or transferred under the Amended Plan:

•
restrictions on restricted stock and RSUs may not lapse solely by the passage of time sooner than ratably over three years unless the Committee specifically provides in a grant for those restrictions to lapse sooner, including in the event of the retirement, death or disability of a participant or a Change in Control; and

•
restrictions on PRS and RSUs that lapse upon the achievement of management objectives may not lapse sooner than after one year, and the performance period for PS and PU must be at least one year, unless the Compensation Committee specifically provides in a grant for earlier lapse or modification, including in the event of the retirement, death or disability of a participant or a Change in Control.

No Repricing Without Shareholder Approval.  We have never repriced underwater option rights or SARs, and the repricing of options and SARs (outside of certain corporate transactions or adjustment events described in the Amended Plan) is prohibited without shareholder approval under the Amended Plan.
Change in Control Definition.  The Amended Plan includes a definition of “change in control”. Generally, unless otherwise by the Compensation Committee, a change in control will be deemed to have occurred for awards granted under the Amended Plan if (Change in Control):

•
a person or group (excluding certain purchases directly from Materion that are approved by the incumbent Board of Materion, by Materion or its subsidiaries or their employee benefit plans or related trusts, or by any person or group that constitutes a "business combination" as described in the second-to-last bullet of this paragraph) or certain management buyout transactions as described in the Amended Plan, acquires beneficial ownership of 30% or more of the combined voting power of Materion's outstanding securities entitled to vote generally in the election of Materion's directors (which we refer to as voting power) without certain incumbent Board approval (or 35% or more of the voting power with incumbent Board approval), subject to exceptions described in the Amended Plan;

•
individuals who as of the effective date of the Amended Plan constituted the entire Board (as modified as described in the Amended Plan, the "Incumbent Board") cease for any reason to constitute at least a majority of our Board, unless their replacements are approved as described in the Amended Plan;

•
Materion consummates a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of its assets, or the purchase of another company's assets or other transaction (a "business combination") unless generally (1) owners of Materion's voting power before the business combination generally own more than 65% of the outstanding common shares and voting power of the resulting entity, (2) no person or group (excluding certain entities) beneficially owns 30% or more (or 35% or more if the business combination is not approved by the Incumbent Board) of the outstanding common stock or voting power of the resulting entity, and (3) at least a majority of the board of the resulting entity were members of the Incumbent Board when the initial agreement for the business combination was signed or the Board approved the business combination; or

•	Materion's shareholders approve a complete liquidation or dissolution of Materion (except pursuant to a business combination).

Other Features.

•
The Amended Plan also provides that, except with respect to converted, assumed or substituted awards as described in the Amended Plan, no option rights or SARs will be granted with an exercise or base price less than the fair market value of Materion's common shares on the date of grant; and

•	The Amended Plan is designed to allow awards made under the Amended Plan to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

Section 162(m)
The Internal Revenue Code limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to the Chief Executive Officer and the next three most highly compensated executive officers (other than the principal financial officer) of public companies (Deduction Limit). The Deduction Limit applies to compensation that does not qualify for any of a limited number of exceptions. The Deduction Limit does not apply to compensation paid under a shareholder-approved plan that meets certain requirements for “qualified performance-based compensation.”
Summary of Other Key Provisions of the Amended Plan
Shares Available Under the Amended Plan. Subject to adjustment as provided in the Amended Plan, the number of common shares that may be issued or transferred:

•	upon the exercise of option rights or SARs;

•	as performance-based restricted shares or restricted stock and released from substantial risk of forfeiture thereof;

•	in payment of restricted stock units;

•	in payment of performance shares or PU that have been earned; or

•	in payment of dividend equivalents paid with respect to awards made under the Amended Plan;
will not exceed in the aggregate 3,250,000 common shares, plus any shares relating to awards that expire or are forfeited, canceled or settled in cash under the Amended Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.
Each common share issued or transferred pursuant to an option right or SARs granted under the Amended Plan will reduce the number of remaining shares available under the Amended Plan by one common share. Each common share issued or transferred (and in the case of PRS and RS, released from all substantial risk of forfeiture) pursuant to an award other than of option rights or SARs will reduce the aggregate number of shares available under the Amended Plan by:

•	one common share if issued or transferred pursuant to an award granted prior to May 4, 2011; or

•	1.3 common shares if issued or transferred pursuant to an award granted on or after May 4, 2011.
Any common shares that again become available for issuance under the Amended Plan will be added back to the aggregate plan limit in this same manner.
Common shares covered by an award granted under the Amended Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Therefore, the total number of common shares available under the Amended Plan as of a given date will not be reduced by any common shares relating to prior awards that have expired or have been forfeited or canceled. Upon payment in cash of the benefit provided by any award granted under the Amended Plan, any shares that were covered by that award will be available for issue or transfer under the Amended Plan. Notwithstanding anything to the contrary:

•	common shares tendered or otherwise used in payment of the option price of an option right will not be added back to and will count against the aggregate plan limit described above;

•
common shares withheld by Materion to satisfy the tax withholding obligation (1) will count against the aggregate Plan limit prior to May 7, 2014, and (2) with respect to awards other than option rights or SARs will be added back to the aggregate plan limit described above on and after May 7, 2014 through May 6, 2024;

•	shares that are repurchased by Materion with option right proceeds will not be added back to and will count against the aggregate plan limit described above; and

•
all shares covered by SARs, to the extent that they are exercised and settled in shares, whether or not all shares covered by the award are actually issued to the participant upon exercise of the SARs, will be considered issued or transferred pursuant to the Amended Plan.

The aggregate number of common shares actually issued or transferred by Materion upon the exercise of incentive stock options (ISOs) will not exceed 3,250,000 common shares.
Eligibility. Officers, other salaried employees and certain consultants of Materion and its subsidiaries or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant may be selected by the Compensation Committee to receive benefits under the Amended Plan. Any person who is determined by the Compensation Committee to provide services to Materion or a subsidiary that are substantially equivalent to those typically provided by an employee is also eligible (provided such person or consultant satisfies the Form S-8 definition of “employee”). The Compensation Committee determines which persons will receive awards and the number of shares subject to such awards. All salaried employees are eligible to participate. However, the current number of salaried employees who are likely to be selected to participate is 54.
Performance-based Restricted Shares (PRS). An award of PRS involves the immediate transfer by Materion to a participant of ownership of a specific number of common shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend (subject to the limitation described below) and other ownership rights in such shares. The transfer may be made without additional consideration from the participant.
The Compensation Committee must specify Management Objectives (as discussed below) that, if achieved, will result in termination or early termination of the restrictions applicable to the PRS. The Compensation Committee may also specify in respect of the specified Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of PRS for which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives. However, no such termination will occur sooner than after one year, except as otherwise described above. Further, no award of PRS intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code will provide for such early termination of restrictions, other than in connection with the death or disability of the participant or a Change in Control, where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. With respect to PRS intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, before the termination or early termination of restrictions applicable to such PRS, the Compensation Committee must determine that the Management Objectives have been satisfied.
PRS must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee on the date of the grant. To enforce these forfeiture provisions, the transferability of PRS will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue. The Compensation Committee may provide for an earlier termination of such period in the event of the retirement, death or disability of the participant or a Change in Control.
Any grant of PRS will require that any or all dividends or other distributions paid on PRS during the period of such restrictions be automatically sequestered. The distribution may be reinvested on an immediate or deferred basis in additional common shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Compensation Committee may determine. However, dividends or other distributions on PRS with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until, and paid contingent upon, the achievement of the applicable Management Objectives.
Performance Shares (PS) and Performance Units (PU). A performance share is the equivalent of one common share and a performance unit is the equivalent of the market value of one common share on the date of grant. Such awards become payable to the participant upon the achievement of specified Management Objectives during a specified performance period. The specified performance period will be a period of time not less than one year, but may be subject to earlier termination or modification in the event of the retirement, death or disability of the participant or a Change in Control. No award of PS or PU intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code will provide for such early termination (other than in connection with the death or disability of the participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. With respect to PS or PU intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, before the termination or early termination of restrictions applicable to such PS or PU, the Compensation Committee must determine that the Management Objectives have been satisfied.
To the extent earned, the PS or PU will be paid to the participant at the time and in the manner determined by the Compensation Committee. Any grant may specify that the amount payable with respect thereto may be paid by Materion in cash, common shares or any combination thereof and may either grant to the participant or retain in the Compensation Committee the right to elect among those alternatives. Any grant of PS may specify that the amount payable with respect thereto may not exceed a maximum specified by the Compensation Committee at the date of grant. Any grant of PU may specify that the amount payable or the number of common shares issued with respect thereto may not exceed maximums specified by the Compensation Committee at the date of grant. The grant may provide for the payment of dividend equivalents on PS in cash or in additional common shares, subject in all cases to payment on a contingent basis based on the participant’s earning of the PS with respect to which such dividend equivalents are paid.
Restricted Stock. A grant of restricted stock constitutes the immediate transfer by Materion to a participant of ownership of a specific number of common shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. Such grant or sale may be made without additional consideration or in consideration of a payment by the participant that is less than current market value of the common shares.
Restricted stock must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of at least three years, except that the restrictions may be removed ratably during the three-year period as determined by the Compensation Committee. The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of the retirement, death or disability of the participant or a Change in Control. Each such grant or sale of restricted stock will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by the Compensation Committee at the date of grant. Such restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the restricted stock to a continuing substantial risk of forfeiture in the hands of any transferee.
Any grant or sale may require that any or all dividends or other distributions paid on the restricted stock during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional, common shares which may be subject to the same restrictions as the underlying award or such other restrictions as the Compensation Committee may determine.
Option Rights. Option rights may be granted that entitle the optionee to purchase a specified number of common shares at a price generally (subject to the provisions regarding stock-based awards in substitution of awards granted by another company as described below) equal to or greater than market value per share on the date of grant. The option price is payable:

•	in cash;

•	by the transfer to Materion of nonforfeitable, unrestricted common shares owned by the optionee having a value at the time of exercise equal to the option price;

•	by a “net exercise” arrangement pursuant to which Materion will withhold common shares that would otherwise be issued upon exercise;

•	by such other legal consideration as may be approved by the Compensation Committee; or

•	any combination of the foregoing.
To the extent permitted by law, the Compensation Committee may permit payment of the exercise price in a broker-assisted process by which the proceeds of a sale through a broker of some or all of the option shares are forwarded to Materion in payment of the exercise price. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised.
Each grant will specify the period of continuous employment with Materion or any subsidiary that is necessary before the option rights will become exercisable. A grant of option rights may provide for the earlier vesting of such option rights in the event of the retirement, death or disability of the participant or a Change in Control. Any grant of option rights may specify Management Objectives (as described below) that must be achieved as a condition to exercising such rights.
Option rights granted under the Amended Plan may be option rights that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code or option rights that are not intended to so qualify or combinations thereof. No option right granted on or after May 4, 2011 may be exercisable more than seven years from the date of grant. Option rights granted under the Amended Plan may not provide for any dividends or dividend equivalents.
SARs. SARs are rights, exercisable by surrender of the related option right (if granted in tandem with option rights) or by itself (if granted as free-standing SARs), to receive from Materion an amount not exceeding 100% of the spread between the base price (or option price if tandem SARs) and the value of a Common Share on the date of exercise. Any grant may specify that the amount payable on exercise of SARs may be paid by Materion in cash, in common shares, or in any combination thereof, and may either grant to the participant or retain in the Compensation Committee the right to elect among those alternatives. Any SARs grant may specify that the amount payable on exercise may not exceed a maximum specified by the Compensation Committee at the time of grant.
Any grant may specify a waiting period or waiting periods before exercise and permissible exercise dates and periods on or during which SARs will be exercisable. Any grant of SARs may specify that such SARs be exercised only in the event of the retirement, death or disability of the participant or a Change in Control. Any grant of SARs may specify Management Objectives that must be achieved as a condition to exercise such rights. No SARs granted on or after May 4, 2011 may be exercised more than seven years from the date of grant. SARs may not provide for any dividends or dividend equivalents.
Tandem SARs may be exercised only at a time when the related option right is exercisable, the spread is positive, and by surrender of the related option right be surrendered for cancellation. The option price of the option rights related to a tandem SAR, must be (subject to the provisions for stock-based awards in substitution of other company awards as described below) equal to or greater than the market value per share on the date of grant.
Free-standing SARs must have a base price (subject to the provisions for substitution awards as described below) that is equal to or greater than the fair market value of a common share on the date of grant. Successive grants of free-standing SARs may be made to the same participant regardless of whether any free-standing SARs remain unexercised. Free-standing SARs must specify the period or periods of continuous employment of the participant by Materion or any subsidiary that are necessary before the free-standing SARs or installments thereof become exercisable, and any grant may provide for the earlier exercise of such rights in the event of the retirement, death or disability of the participant or a Change in Control.

Restricted Stock Units. A grant of restricted stock units constitutes an agreement by Materion to deliver common shares, cash or a combination thereof to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (including Management Objectives) during the restriction period as the Compensation Committee may specify. Awards of restricted stock units may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote the common shares deliverable in payment to the restricted stock units. The Compensation Committee may, at the date of grant or after, authorize the payment of dividend equivalents on such restricted stock units on a current or deferred basis, either in cash or in additional common shares. However, any dividends or other distributions with respect to the common shares covered by restricted stock units that are subject to Management Objectives will be deferred until and paid contingent upon achievement of the applicable Management Objectives.
Restricted stock units must be subject to a restriction period of not less than three years if such restriction period lapses only by the passage of time, except that a grant or sale may provide that the restriction period will expire ratably during the three-year period as determined by the Committee. In addition, the Compensation Committee may provide for a shorter restriction period in the event of the retirement, death or disability of the participant or a Change in Control of Materion.
Any grant of restricted stock units may specify Management Objectives which, if achieved, will result in termination or early termination of the restriction period applicable to such shares. If the grant of restricted stock units provides that Management Objectives must be achieved to result in a lapse of the restriction period, then, the applicable restriction period may not terminate sooner than after one year. However, the restriction period may be subject to earlier lapse in the event of the retirement, death or disability of the participant or Change in Control of Materion. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock units on which the restriction period will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives. The grant of a qualified performance-based award of restricted stock units will specify that, before the termination of its restrictions, the Compensation Committee must determine that the Management Objectives have been satisfied.
Each grant or sale will specify the time and manner of payment of restricted stock units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by Materion in cash, in common shares or in any combination thereof and may either grant to the participant or retain in the Compensation Committee the right to elect among those alternatives.
Evidence of Award. All awards granted under the Amended Plan must be evidenced by an “evidence of award” containing such terms and provisions, consistent with the Amended Plan, as the Compensation Committee may approve. An evidence of award may be an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Compensation Committee that sets forth the terms and conditions of the award granted. An evidence of award may be in any electronic medium and may be limited to a notation on the books and records of Materion. Unless otherwise determined by the Compensation Committee, an evidence of award need not be signed by a representative of Materion or a participant.
Management Objectives. The Amended Plan requires that the Compensation Committee establish “Management Objectives” for purposes of granting PRS, PS and PU. When so determined by the Compensation Committee, option rights, SARs, restricted stock units or dividend equivalents may also specify Management Objectives. Management Objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within Materion or its subsidiaries. The Management Objectives may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Compensation Committee may grant awards subject to Management Objectives that are or are not intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Management Objectives applicable to any award that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code will be based on one or more, or a combination of, the following criteria (underlined criteria are also being added through the Amended Plan):

•	Profits (e.g., operating profit or income, EBIT, EBT, net income, earnings per share, residual or economic earnings);

•	Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, free cash flow, residual cash flow or cash flow return on investment);

•	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

•
Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables, total inventory, total receivables, inventory turns or any combination thereof);

•	Margins (e.g., operating profit, EBITDA or gross profit divided by revenues or value added revenues);

•	Liquidity Measures (e.g., debt-to-debt-plus-equity, debt-to-capital, debt-to-EBITDA, total debt ratio, EBITDA multiple);

•
Sales, Value-added Sales, Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, new product sales growth, new product value-added sales growth, value-added sales, growth in value-added sales, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, sales and administrative costs divided by value-added sales, sales per employee, value-added sales per employee, cost targets, expense and debt reduction levels or any combination thereof); and

•
Strategic Initiative Key Deliverable Metrics (e.g., product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, increase in yield and productivity and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures).

With respect to qualified performance-based awards, each such performance objective will define in an objective manner the extent to which the performance objective for a performance period has been achieved. With respect to qualified performance-based awards, the Compensation Committee may provide that any performance objective may include or exclude objectively determinable adjustments, including for any one or more of the following that occur during the performance period: the effects of extraordinary, unusual or non-recurring items as defined in accounting principles; changes in applicable accounting principles, tax laws or regulations; currency fluctuations or significant movement in metal prices; asset write-downs, inventory losses or impairment charges; litigation or claim judgments or settlements; environmental remedial costs; non-cash items, such as amortization, depreciation, or reserves; crimes against Materion; correction of errors or other charges that relate to a prior year; costs associated with derivatives; civil penalties or other fines; costs associated with Materion’s pension or other retirement plans; or the effects of any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, facility shutdown, dissolution, sale of assets, stock or debt refinancing or other similar corporate transaction. With respect to qualified performance-based awards, to the extent such adjustments apply to a performance objective, they shall be prescribed in a form and at a time that meets the requirements of Section 162(m) of the Code.
If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of Materion, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Compensation Committee may in its discretion modify such Management Objectives or any related minimum level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a “qualified performance-based award” (other than in connection with a Change in Control), where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Compensation Committee may not make any modification of the Management Objectives or acceptable minimum level of achievement with respect to such qualified performance-based award.
Administration. The Amended Plan is to be administered by the Compensation Committee. The Compensation Committee is authorized to interpret the Amended Plan and related agreements and other documents, including any action to correct defects and supply omissions and correct administrative errors. The Compensation Committee may suspend the right to exercise option rights and appreciation rights during any blackout period that is necessary or desirable to comply with the requirements of applicable laws and/or to extend the award exercise period in a manner consistent with applicable law. To the extent permitted by Ohio law, the Compensation Committee may, from time to time, delegate to one or more officers of Materion the authority of the Compensation Committee to grant and determine the terms and conditions of awards granted under the Amended Plan. However, such delegation will not be permitted with respect to awards to any executive officer or any person subject to Section 162(m) of the Code or any person who is an officer, director or more than 10% beneficial owner of any class of Materion’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.
Detrimental Activity and Recapture Provisions. Any evidence of award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions determined by the Compensation Committee, if a participant, either during his or her employment by (or other service with) Materion or a subsidiary or within a specific period after termination of employment (or service), engages in any “Detrimental Activity” (any wrongdoing or misconduct as defined in such evidence of award). In addition, any evidence of award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to Materion of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time or under Section 10D of the Exchange Act or the rules of any national securities exchange or national securities association on which the common shares are traded.
Transferability. Except as described below, no option right, SARs or other derivative security granted under the Amended Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution, and in no event shall any award granted under the Amended Plan be transferred for value. Except as otherwise determined by the Compensation Committee, option rights and SARs are exercisable during the participant’s lifetime only by him or her or by his or her guardian or legal representative.

The Compensation Committee may specify at the date of grant that part or all of the common shares that are (1) to be issued or transferred by Materion upon exercise of option rights or SARs, upon termination of the restriction period applicable to restricted stock units or upon payment under any grant of PS or PU or (2) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Amended Plan with respect to PRS and RS, will be subject to further restrictions on transfer.
The Compensation Committee may determine that option rights (other than incentive stock options) and SARs may be transferable by a participant, without payment of consideration therefore by the transferee, only to any one or more members of the participant’s immediate family; provided, however, that (1) no such transfer shall be effective unless reasonable prior notice thereof is delivered to Materion and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by Materion or the Compensation Committee and (2) any such transferee shall be subject to the same terms and conditions hereunder as the participant. For the purposes of the Amended Plan, the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent of the voting interests.
Withholding Taxes. To the extent that Materion is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Amended Plan, and the amounts available to Materion for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Materion for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. In no event may the value per common share to be withheld and/or delivered to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.
Effective Date. The Amended Plan will be effective on May 7, 2014, or such other date on which it is approved by shareholders.
Adjustments. The Committee shall make or provide for such adjustments in the:

•	number of common shares covered by outstanding stock options, SARs, restricted stock units, PS and PU granted under the Amended Plan;

•	prices per share applicable to such option rights and SARs; and

•
kind of shares (including shares of another issuer) covered by the awards as the Compensation Committee, in its sole discretion, may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from:

•	any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Materion;

•
any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or

•	any other corporate transaction or event having an effect similar to any of the foregoing.
Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Compensation Committee may provide in substitution for any or all outstanding awards under the Amended Plan such alternative consideration (including cash) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.
In addition, for each option right or SARs with an exercise price or a base price that is greater than the consideration offered in connection with any such transaction or event or Change in Control, the Compensation Committee may, in its sole discretion, elect to cancel such option right or SARs without any payment to the person holding such option right or SAR. Moreover, the Compensation Committee may provide in an award agreement that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Compensation Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Compensation Committee must also make or provide for such adjustments in the maximum number of shares available under the Amended Plan, the number of shares applicable to any plan or individual limits under the Amended Plan and the kind of shares specified in the Amended Plan as the Compensation Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described above. However, any such adjustment will be made only if and to the extent that such adjustment would not cause any option right intended to qualify as an incentive stock option to fail to so qualify.
Amendments. The Compensation Committee may amend the Amended Plan from time to time without further approval by shareholders. However, if an amendment: (1) would materially increase the benefits accruing to participants under the Amended Plan; (2) would materially increase the number of securities which may be issued under the Amended Plan; (3) would materially modify the requirements for participation in the Amended Plan; or (4) must otherwise be approved by the shareholders in order to comply with applicable law or the rules and regulations of the New York Stock Exchange, the amendment will be subject to shareholder approval and will not be effective unless and until such approval is obtained.
If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, in case of termination of employment by reason of the death, disability or normal or early retirement of a participant who holds an option right or SARs not immediately exercisable in full, or any PRS or RS as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any restricted stock units as to which the restriction period has not been completed, or any PS or PU which have not been fully earned, or in the case of a Change in Control of Materion, the Compensation Committee may, in its sole discretion, accelerate the time at which such option right or SARs may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such PS or PU will be deemed to have been fully earned or may waive any other limitation or requirement under any such award.
Subject to the prohibition on option repricing described above, the Compensation Committee may amend the terms of any award theretofore granted under the Amended Plan prospectively or retroactively, except in the case of a “qualified performance-based award” where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code, other than in connection with the participant’s death or disability or a Change in Control of Materion. In such case, the Compensation Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such “qualified performance-based award”. Subject to adjustments (as described above), no such amendment shall impair the rights of any participant without his or her consent. The Compensation Committee may, in its discretion, terminate the Amended Plan at any time. Termination of the Amended Plan will not affect the rights of participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
Prohibition on Repricing Options and SARs. In addition, except in connection with a corporate transaction or event described in the Amended Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding option rights or the base price of outstanding SARs, or cancel outstanding option rights or SARs in exchange for cash, other awards or option rights or SARs with an option price or base price, as applicable, that is less than the option price of the original option rights or base price of the original SARs, as applicable, without shareholder approval. This restriction is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments provided for in the Amended Plan with respect to certain corporate transactions or events. This prohibition on repricing may not be amended without approval by Materion’s shareholders.
Term of the Amended Plan. No grant will be made under the Amended Plan after May 6, 2024 (ten years after the date on which the Amended Plan is expected to be approved by shareholders), but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Amended Plan.
Stock-based Awards in Substitution for Option Rights or Other Awards Granted by Other Company. Awards may be granted under the Amended Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with Materion or any subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Amended Plan, and may account for common shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
In the event that a company acquired by Materion or any subsidiary or with which Materion or any subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Amended Plan. However, awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of Materion or any subsidiary prior to such acquisition or merger.
Any common shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, Materion as described above will not reduce the common shares available for issuance or transfer under the Amended Plan or otherwise count against the limits contained in the Amended Plan. In addition, no common shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, Materion as described above will be added to the aggregate plan limit contained in the Amended Plan.

NEW PLAN BENEFITS
With respect to grants under the Amended Plan, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended Plan because the grant and actual pay-out of awards under the Amended Plan are subject to the discretion of the plan administrator.
Federal Income Tax Consequences
The following is a brief summary of some of the federal income tax consequences of certain transactions under the Amended Plan based on federal income tax laws in effect on January 1, 2014. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for Amended Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local or foreign tax consequences.
Tax Consequences to Participants
Performance-based Restricted Shares. A recipient of PRS generally will be subject to tax at ordinary income rates on the fair market value of the PRS reduced by any amount paid by the recipient at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code (Restrictions). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the Restrictions) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to PRS that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient when distributed to participants.
Performance Shares and Performance Units. No income generally will be recognized upon the grant of PS or PU. Upon payment in respect of the earn-out of PS or PU, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to Restrictions. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant when distributed to participants.
Non-qualified Option Rights. In general:

•	no income will be recognized by an optionee at the time a non-qualified option right is granted;

•
at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•
at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Option Rights. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
SARs. No income will be recognized by a participant in connection with the grant of tandem SARs or free-standing SARs. When the SARs are exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.
Tax Consequences to Materion or its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, Materion or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In this regard, certain types of awards under the Amended Plan cannot qualify as performance-based awards under Section 162(m), and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.
Registration with the SEC
Materion intends to file a Registration Statement on Form S-8 relating to the issuance of additional common shares under the Amended Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended Plan by its shareholders.
The approval of Proposal 2 requires the affirmative vote of the majority of votes cast on the matter at the 2014 annual meeting on such proposal.
The Board of Directors of Materion Corporation unanimously recommends a vote FOR Proposal 2 to approve the Amended Plan.

3. APPROVAL OF MATERION CORPORATION 2006 NON-EMPLOYEE DIRECTOR EQUITY PLAN
(AS AMENDED AND RESTATED AS OF MAY 7, 2014)

General
On March 5, 2014, upon recommendation by the Governance and Organization Committee (Governance Committee), of the Board, the Board unanimously approved and adopted, subject to the approval of Materion’s shareholders at the 2014 annual meeting, the Materion Corporation 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 7, 2014) (Amended Director Plan). The Amended Director Plan continues to reinforce the alignment of the interests of non-employee directors with the interests of Materion’s other shareholders and provide financial incentives and rewards that help attract and retain highly qualified non-employee directors.
The Amended Director Plan replaces, in its entirety, the 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 4, 2011) (Current Director Plan). If the Amended Director Plan is approved by shareholders, it will become effective on the day of the 2014 annual meeting. Outstanding awards under the Current Director Plan will continue in effect in accordance with their terms. If the Amended Director Plan is not approved by shareholders, the Amended Director Plan will be null and void and the Current Director Plan will remain in effect and will be available for issuance of awards.
Our principal reason for amending and restating the Current Director Plan is to increase the number of common shares available for issuance. The Amended Director Plan will increase the maximum number of shares available for awards from 300,000 to 375,000, an increase of 75,000 common shares (or 0.4% of outstanding common shares as of March 3, 2014). The Amended Director Plan also includes various other substantive changes and non-substantive and conforming changes. The material substantive changes are described in the summary of material changes below, which is followed by a summary description of the other material provisions of the Amended Director Plan. The actual text of the Amended Director Plan is attached to this proxy statement as Appendix B. The following description of the Amended Director Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.
Why We Believe You Should Vote for Proposal 3
The Amended Director Plan authorizes the Governance Committee to provide equity-based compensation in the form of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), stock awards and deferred stock units for the purpose of providing our non-employee directors incentives and rewards for service. A description of Materion’s commitment to effective management of equity and incentive compensation is set forth below in this subsection.
We believe our future success depends in part on our ability to attract, motivate and retain high quality non-employee directors and that the ability to provide equity-based awards under the Amended Director Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our directors.
The use of our stock as part of our compensation program, even for our non-employee directors, is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates non-employee directors to manage Materion in a way that helps create shareholder value because the value realized from their equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our directors with the investment interests of our shareholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting.
As of March 3, 2014, 85,677 shares remained available for issuance under the Current Director Plan. If the Amended Director Plan is not approved, we may be compelled after that period to increase significantly the cash component of our director compensation, which may not necessarily align director compensation interests with the investment interests of our shareholders as well as alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and use cash that would be better utilized if reinvested in our businesses or returned to our shareholders.
The following includes aggregated information regarding the overhang and dilution associated with the Current Director Plan and the potential shareholder dilution that would result if the proposed share increase under the Amended Director Plan is approved. Please note that Materion is also seeking approval for a proposed share increase under the Amended Plan, as described above in Proposal 2, and you may want to take the information set forth in Proposal 2 into consideration when evaluating this Proposal 3 to fully determine the consequences of both that proposed share increase and this proposed share increase. The information is as of March 3, 2014. As of that date, there were approximately 20,889,258 Materion common shares outstanding (including restricted stock and performance-based restricted stock):

•	Outstanding full-value awards (RSU awards): 25,688 common shares (0.1% of outstanding common shares);

•	Outstanding stock options: 2,000 common shares (0.01% of outstanding common shares) (outstanding stock options have an average exercise price of $17.68 and an average remaining term of 1.2 years);

•	Total common shares subject to outstanding awards, as described above (full-value awards and stock options): 27,688 common shares (0.1% of outstanding common shares);

•	Total common shares available for future awards under the Current Plan: 85,677 common shares (0.4% of outstanding common shares);

•
The total number of common shares subject to outstanding awards (27,688 common shares), plus the total number of common shares available for future awards under the Current Plan (85,677 common shares), represents a current overhang percentage of 0.5% (in other words, the potential straight dilution of shareholders represented by the Current Director Plan);

•
Proposed additional common shares available for future issuance under the Amended Director Plan: 75,000 common shares (0.4% of outstanding common shares - this percentage reflects the simple dilution of shareholders that would occur if the Amended Director Plan is approved); and

•
The total common shares subject to outstanding awards as of March 3, 2014 (27,688), plus the total common shares available for future awards under the Current Director Plan as of that date (85,677), plus the proposed additional common shares available for future issuance under the Amended Director Plan (75,000), represent a simple diluted overhang of 188,365 shares (0.9%) under the Amended Director Plan.

Based on the closing price on the NYSE for Materion’s common shares on March 3, 2014 of $29.59 per share, the aggregate market value as of that date of the 75,000 additional common shares requested for issuance under the Amended Plan was $2,219,250.
In 2011, 2012 and 2013, we granted awards under the Current Director Plan covering 13,232 shares, 23,886 shares and 25,488 shares, respectively. As discussed further below, our award grants in 2014 may cover the same amount of (or potentially more) shares as those covered by our 2013 grants.
In determining the number of shares to request for approval under the Amended Director Plan, our management team worked with Pearl Meyer and Partners, the Compensation Committee’s independent compensation consultant, to evaluate a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating Proposals 2 and 3.
If the Amended Director Plan is approved, we intend to utilize the shares authorized under the Amended Director Plan to continue our practice of incentivizing and rewarding directors through annual or other equity grants. We currently anticipate that the shares requested under the Amended Director Plan will last for about five years, based on our historic grant rates and the approximate current share price, but could last for a shorter period of time if actual practice does not match historical rates or our share price changes materially. As noted below, the Governance Committee would retain full discretion under the Amended Director Plan to determine the number and amount of awards to be granted under the Amended Director Plan, subject to the terms of the Amended Director Plan, and future benefits that may be received by participants under the Amended Director Plan (apart from new appointment grants) are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.
In evaluating this Proposal 3, shareholders should consider the factors set forth under “Summary of Material Changes” below, plus the remaining information in this Proposal 3.
Summary of Material Changes
Increase in the Number of Available Shares. The Current Director Plan authorizes the issuance or transfer of an aggregate of 300,000 common shares, without par value. The Amended Director Plan increases the total aggregate number of shares available for issuance or transfer for new awards under the Amended Director Plan by 75,000 shares to 375,000 common shares. The number and kind of shares available under the Amended Director Plan are subject to adjustment for stock dividends and stock splits and in certain other situations as further described in the Amended Director Plan.
Annual Individual Participant Limit. The Current Director Plan does not contain any annual individual participant limit on common share awards. The Amended Director Plan provides that, subject to the Amended Director Plan’s adjustment provisions, in no event will any participant receive in any calendar year common share-based awards under the Amended Director Plan for, in the aggregate, more than 20,000 common shares.
Elimination of Certain Automatic Grant Provisions. The Current Director Plan provides that, unless otherwise determined by the Governance Committee, certain awards will automatically be made each year and for newly appointed directors. The Amended Director Plan provides more flexibility in the Amended Director Plan’s operation by eliminating the annual automatic grant provisions.

Proration Under Automatic Grant Provision for Newly Elected or Appointed Directors. The Current Director Plan provides that, unless otherwise determined by the Governance Committee, an award of $100,000 in unrestricted common shares automatically will be made to each director who is first elected or appointed to the Board. While the Amended Director Plan generally retains this provision, this award will be prorated on a quarterly basis based on a fraction representing the number of quarters that the new director is expected to serve out of the year in which the new director is first elected or appointed (including the quarter of election or appointment).
No Dividends or Dividend Equivalents on Certain Awards. Provisions have been added to the Amended Director Plan to clarify that stock options and SARs granted under the Amended Director Plan may not provide for dividends or dividend equivalents.
Allowances for Conversion Awards and Assumed Plans. Subject to the Amended Director Plan’s share counting rules, common shares covered by awards granted under the Amended Director Plan will not be counted as used unless and until the shares are actually issued or transferred. However, the Amended Director Plan adds a new Section providing that common shares issued or transferred under awards granted under the Amended Director Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with Materion or any of its subsidiaries will not count against (or be added back to) the aggregate share limit or other Amended Director Plan limits. Additionally, shares available under certain plans that Materion or its subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended Director Plan, under circumstances further described in the Amended Director Plan, but will not count against the aggregate share limit or other Amended Director Plan limits.
Repricing Prohibition. The Current Director Plan provides that, except in connection with corporate transactions, the terms of outstanding awards may not be amended to reduce the exercise price of an outstanding stock option or the grant price of an outstanding SAR, or cancel an outstanding stock option or outstanding SARs in exchange for cash, other awards or a stock option or SARs with an exercise price or grant price, as applicable, that is less than the exercise price of the original stock option or the grant price of the original SAR, as applicable, without shareholder approval. The Amended Director Plan adds language clarifying that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments provided for in the Amended Director Plan. The Amended Director Plan also adds language clarifying that this provision may not be amended without approval by Materion’s shareholders.
Clarification of Treatment of Underwater Stock Options and SARs in the Event of a Change in Control. A provision was added to the Amended Director Plan to provide that, for each stock option or SAR with an exercise price or grant price greater than the consideration offered in connection with any corporate transaction or event or Change in Control discussed in the “Adjustments” section, the Governance Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR.
Extension of Term of the Amended Director Plan. The Current Director Plan provides for its termination on May 4, 2021. The Amended Director Plan will terminate on May 7, 2024.
Summary of the Other Key Provisions of the Amended Director Plan
Shares Subject to the Amended Director Plan. Subject to adjustment as provided in the Amended Director Plan, the number of common shares that may be issued or transferred or credited to accounts pursuant to the Amended Director Plan will not exceed in the aggregate 375,000 common shares (150,000 of which were approved by shareholders in 2006, 150,000 of which were approved by shareholders in 2011 and 75,000 of which will be added upon approval (if it occurs) by shareholders of the Amended Director Plan at the 2014 Annual Meeting), plus any common shares relating to awards that expire or are forfeited, canceled or settled in cash under the Amended Director Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.
Common shares covered by an award granted under the Amended Director Plan will not be counted as used unless and until they are actually issued and delivered to a participant. The total number of common shares available under the Amended Director Plan as of a given date will not be reduced by any common shares relating to prior awards that have expired or have been forfeited or canceled. Upon payment in cash of the benefit provided by any award granted under the Amended Director Plan, any common shares that are covered by that award will be available for issue or transfer. Notwithstanding anything to the contrary in the Amended Director Plan: (1) if common shares are tendered or otherwise used in payment of the exercise price of a stock option, the total number of common shares covered by the stock option being exercised will count against the aggregate plan limit described above; (2) the number of common shares purchased by Materion with stock option proceeds will not be added to the aggregate plan limit; and (3) the number of common shares covered by a SAR, to the extent that it is exercised and settled in common shares, and whether or not the common shares are actually issued to the participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Amended Director Plan. We do not withhold shares for withholding taxes for non-employee directors.

Subject to the adjustment provisions of the Amended Director Plan, in no event will any participant receive in any calendar year common share-based awards under the Amended Director Plan for, in the aggregate, more than 20,000 Common Shares.
Eligibility. Each member of the Board of Directors who is not an employee of Materion will be eligible to receive awards and common shares under the Amended Director Plan. The current number of directors who are eligible is eight.
Compensation in General. The amount of the director retainer fee, any director fees that may be payable for attendance at meetings of the Board of Directors and/or committees thereof and any other compensation paid to directors (Director Compensation) will be determined from time to time in accordance with the Code of Regulations of Materion and applicable law.
Equity Awards in General. The Governance Committee may grant stock options, SARs, restricted stock, RSUs, stock awards and deferred stock units to participants under the Amended Director Plan. Each award granted under the Amended Director Plan will be subject to such terms and conditions as shall be established by the Governance Committee, and the Governance Committee will determine the number of common shares underlying each award.
Stock Options. The exercise price of each option will be determined by the Governance Committee, but (subject to the provisions regarding stock-based awards in substitution of awards granted by another company as described below) will not be less than 100% of the fair market value of a common share on the date the option is granted. Each option will expire and will be exercisable at such time and subject to such terms and conditions as the Governance Committee shall determine, provided that no option will be exercisable later than the seventh anniversary of its grant. Stock options may not provide for any dividends or dividend equivalents.
SARs. SARs may be granted in tandem with a stock option granted under the Amended Director Plan or on a free-standing basis. The grant price of tandem SARs will be equal to the exercise price of the related option and the grant price of free-standing SARs will be (subject to the provisions regarding stock-based awards in substitution of awards granted by another company as described below) at least equal to 100% of the fair market value of a common share on the date of its grant. SARs may be exercised upon such terms and conditions and for such term as the Governance Committee in its sole discretion determines, provided that the term will not exceed the option term in the case of tandem SARs or seven years in the case of a free-standing SAR. Payment for SARs may be made in cash or stock, as determined by the Governance Committee. SARs may not provide for any dividends or dividend equivalents.
Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be subject to such restrictions and conditions as the Governance Committee determines and all restrictions will expire at such times as the Governance Committee specifies.
Stock Awards. The Governance Committee may award to participants, on a quarterly or other basis, a specified number of common shares or a number of common shares equal to a dollar value as determined by the Governance Committee from time to time.
Deferred Stock Units. Each participant may elect to have restricted stock units or other stock awards under the Amended Director Plan paid in the form of deferred stock units upon vesting or payment of such award, which deferred stock units will be credited to a bookkeeping account (which may be further divided into sub-accounts) in the name of the participant in accordance with the Amended Director Plan.
Pro rata Automatic Grant of Unrestricted Common Shares for Newly Elected or Appointed Directors. Unless otherwise determined by the Governance Committee, an award of $100,000 in unrestricted common shares automatically will be made to each director who is first elected or appointed to the Board. However, this award will be prorated based on a fraction representing the number of quarters that the new director is expected to serve out of the year in which the new director is first elected or appointed (including the quarter of election or appointment). The pro rata amount of common shares awarded will be determined by multiplying the common shares grant described above by a fraction (in no case greater than one) (i) the numerator of which is one plus the number of full quarters remaining in the calendar year in which such election or appointment occurs after the date on which such election or appointment occurs, and (ii) the denominator of which is 4.
Further Elections. Any participant may elect to have all or any portion of the cash portion of his or her director compensation paid in common shares and may further elect to have all or any portion of any director compensation that the participant has elected to receive in common shares and any awards granted as director compensation paid in the form of deferred stock units, which will be credited to the participant’s account. For the portion of a participant’s cash director compensation that he or she elects to receive in common shares, the number of common shares to be issued will equal the cash amount that would have been paid divided by the fair market value of a common share on the first business day immediately preceding the date on which such cash amount would have been paid. Awards that are so deferred pursuant to the Amended Director Plan will be credited to the deferred stock units account on a one for one basis.
An election under the Amended Director Plan must be made in writing and delivered to Materion prior to the first day of the calendar year for which the director compensation would be earned. To the extent permitted under Section 409A of the Code, to elect to defer compensation earned during the first calendar year in which a director becomes eligible to participate in the Amended Director Plan, the new director must make an election within 30 days after becoming eligible to participate in the

Amended Director Plan. Such election will be effective only with regard to compensation earned subsequent to the filing of the election.
If a director does not file an election form by the specified date, he or she will receive any compensation for the year that is payable in common shares on a current basis and will be deemed to have elected to receive the remainder of the compensation in cash.
Deferral. If a participant elects to receive deferred stock units, there will be credited to the participant’s account as of the day such director compensation would have been paid, the number of deferred stock units that is equal to the number of common shares that would otherwise have been delivered to the participant on such date. The deferred stock units credited to the participant’s account (plus any additional shares credited as described below) will represent the number of common shares that Materion will issue to the participant at the end of the deferral period. Unless otherwise provided under the Amended Director Plan or any award granted under the Amended Director Plan, all deferred stock units awarded under the Amended Director Plan will vest 100% upon the award of such deferred stock units. However, in no event will any amount be transferred to a trust maintained in connection with the Amended Director Plan if, pursuant to Section 409A(b)(3)(A) of the Code, such amount would, for purposes of Section 83 of the Code, be treated as property transferred in connection with the performance of services.
The deferred stock units will be subject to a deferral period beginning on the date of crediting to the participant’s account and ending upon the earlier of:

•	the date of the participant’s termination of service as a director; or

•	a date specified by the participant.
The period of deferral will be for a minimum period of one year, except in the case where the participant elects a deferral period determined by reference to his or her termination of service as a director. The participant may elect payment in a lump sum or payment in equal installments over five or ten years. Elections with respect to the time and method of payment (i.e., lump sum or installments) must be made at the same time as the participant’s election to defer. If the participant does not specify a time for payment, the participant will receive payment upon termination of service as a director. If no method of payment is specified by the participant, he or she will receive payment in a lump sum. A participant may change the time and method of payment he or she previously elected (or was deemed to elect) if all of the following requirements are met:

•	such subsequent payment election may not take effect until at least 12 months after the date on which the subsequent payment election is made;

•
in the case of a subsequent payment election related to a payment not being made as a result of death or an unforeseeable emergency, the payment date will be deferred for a period of not less than five years from the date such payment would otherwise have been made (or in the case of installment payments, which are treated as a single payment for purposes of the Amended Director Plan, five years from the date the first installment payment was scheduled to be paid); and

•
any subsequent payment election related to a distribution that is to be made at a specified time or pursuant to a fixed schedule must be made not less than twelve months prior to the date the payment was scheduled to be made under the original payment election (or, in the case of installment payments, which are treated as a single payment, twelve months prior to the date the first installment payment was scheduled to be paid).

During the deferral period, the participant will have no right to transfer any rights under his or her deferred stock units and will have no other rights of ownership.
Each participant will be credited with dividend equivalents in an amount equal to the amount of any cash dividends declared and paid by Materion on the common shares underlying the deferred stock units in the participant’s account during the deferral period. Such dividend equivalents, which will likewise be credited with dividend equivalents, will be deferred until the end of the deferral period for the deferred stock units with respect to which the dividend equivalents were credited and will be paid out in common shares.
Notwithstanding the foregoing:

•
if, upon the applicable distribution date the total value of the account balance(s) held by a participant under the Amended Director Plan and others, the aggregate value (as described in the Amended Director Plan) of the participant’s account is less than the applicable dollar amount under Section 402(g)(1)(B) of the Code, $17,500 for 2014, the amount of such participant’s account will be immediately paid to the participant in a lump-sum payment of cash or common shares;

•	if a Change in Control of Materion occurs, the amount of each participant’s account will immediately be paid to the participant in a lump-sum payment; and

•
in the event of an unforeseeable emergency, as defined in the Amended Director Plan, accelerated payment will be made to the participant of all or a part of the participant’s account, but only up to the amount necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution(s), after taking into account the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).
To the extent a participant is entitled to a lump-sum payment following a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of Materion within the meaning of Section 409A(a)(2)(A)(v) of the Code and Treasury Regulation Section 1.409A-3(i)(5), then payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the participant:

•	on the date (or dates) the participant would otherwise be entitled to a payment (or payments) in accordance with the provisions of the Amended Director Plan; and

•	pursuant to the method of payment (i.e., lump-sum or installments) that the participant previously elected (or was deemed to elect) in accordance with the provisions of the Amended Director Plan.
If a participant is a specified employee under Section 409A of the Code at the time of his or her termination of service, then payment of deferred stock units on account of termination of service will be made (or commence to be made) on the first business day of the seventh month following such termination of service (or, if earlier, the date of the participant’s death).
Change in Control. The Amended Director Plan includes a definition of “change in control” (Change in Control). Generally, unless otherwise prescribed by the Governance Committee, a change in control will be deemed to have occurred if:

•
a person or group (excluding certain purchases directly from Materion that are approved by the Incumbent Board or by Materion, or its subsidiaries or their employee benefit plans or related trusts, or by any person or group that constitutes a “business combination” as described in the second-to-last bullet of this paragraph) or certain management buyout transactions as described in the Amended Director Plan, acquires beneficial ownership of 30% or more of the combined voting power of Materion’s outstanding securities entitled to vote generally in the election of Materion’s directors (which we refer to as voting power) without the approval of the Incumbent Board (or 35% or more with the approval of the Incumbent Board), subject to certain exceptions described in the Amended Director Plan;

•
individuals who as of the effective date of the Amended Director Plan constituted the entire Board (as modified as described in the Amended Director Plan, the “Incumbent Board”) cease for any reason to constitute at least a majority of our Board, unless their replacements are approved as described in the Amended Director Plan;

•
Materion consummates a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of its assets, or the purchase of another company's assets or other transaction (a “business combination”) unless generally (1) owners of Materion’s voting power before the business combination generally own more than 65% of the outstanding common shares and voting power of the resulting entity, (2) no person or group (excluding certain entities) beneficially owns 30% or more (or 35% or more if the business combination is not approved by the Incumbent Board) of the outstanding common stock or voting power of the resulting entity, and (3) at least a majority of the board of the resulting entity were members of the Incumbent Board when the initial agreement for the business combination was signed or the Board approved the business combination; or

•	Materion’s shareholders approve a complete liquidation or dissolution of Materion (except pursuant to a business combination).
Delivery of Shares. Materion will make an uncertified book entry or delivery of certificates representing the common shares which a participant is entitled to receive 60 days following the participant’s right to receive such common shares.
Adjustments. In the event that the number of outstanding common shares is increased or decreased or such shares are exchanged for a different number or kind of shares or other securities by reason of a stock dividend, stock split, recapitalization, reclassification, combination of shares or other change in the capital structure of Materion or by reason of a merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing, adjustments will be made by the Governance Committee in the number and kind of shares or other securities that are underlying awards and/or credited to accounts hereunder (and in the exercise price or other price of shares subject to outstanding awards) and that may be issued under the Amended Director Plan as it deems to be appropriate. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Governance Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Amended Director Plan such alternative consideration (including cash) as it may determine to be equitable under the circumstances and may require in connection with the surrender of all awards that are replaced.
Administration. The Amended Director Plan is to be administered by the Governance Committee. The Governance Committee is authorized to interpret the Amended Director Plan and related evidences of award and other documents, including the authorization to take any action to correct defects and supply omissions and correct administrative errors. The Governance Committee may suspend the right to exercise stock options or SARs during any blackout period that is necessary or desirable to comply with the requirements of applicable laws and/or to extend the award exercise period in a manner consistent with applicable law.

Transferability. Except as described below, no stock option, SARs or other derivative security granted under the Amended Director Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution. In no event will any award be transferred for value. Except as otherwise determined by the Governance Committee, stock options and SARs are exercisable during the participant’s lifetime only by him or her or by his or her guardian or legal representative.
The Governance Committee may specify at the date of grant that part or all of the common shares that are (1) to be issued or transferred by Materion upon exercise of stock options or SARs, upon termination of the restriction period applicable to restricted stock units or (2) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Amended Director Plan with respect to restricted stock, will be subject to further restrictions on transfer.
The Governance Committee may determine that stock options and SARs may be transferable by a participant, without payment of consideration therefore by the transferee, only to any one or more members of the participant’s immediate family. However, (1) no such transfer shall be effective unless reasonable prior notice thereof is delivered to Materion and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by Materion or the Governance Committee and (2) any such transferee shall be subject to the same terms and conditions hereunder as the participant. For the purposes of the Amended Director Plan, the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent of the voting interests.
Effective Date. The Amended Director Plan will be effective on May 7, 2014, or such other date on which it is approved by shareholders.
Fractional Shares. Materion will not be required to issue fractional common shares; instead, the Governance Committee may eliminate fractions or settle fractions in cash.
Termination or Amendment of the Amended Director Plan. The Governance Committee may at any time and from time to time terminate, amend or suspend the Amended Director Plan. However, the Governance Committee may not materially alter the Amended Director Plan without shareholder approval, which includes:

•	increasing the benefits accrued to participants under the Amended Director Plan;

•	increasing the number of securities that may be issued under the Amended Director Plan;

•	modifying the requirements for participation in the Amended Director Plan; or

•	allowing the Board of Directors or the Governance Committee to lapse or waive restrictions at its discretion.
An amendment or the termination of the Amended Director Plan will not adversely affect the right of a participant to receive common shares issuable or cash payable at the effective date of the amendment or termination.
Prohibition on Repricing Options and SARs. Except in connection with a corporate transaction or event described in the Amended Director Plan, the terms of outstanding awards may not be amended to reduce the exercise price of an outstanding stock option or the base price of outstanding SARs, or cancel an outstanding stock option or outstanding SARs in exchange for cash, other awards or a stock option or SARs with an exercise price or base price, as applicable, that is less than the exercise price of the original stock option or the base price of the original SAR, as applicable, without shareholder approval. This restriction is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments provided for in the Amended Director Plan with respect to certain corporate transactions or events. The prohibition on repricing may not be amended without approval by Materion’s shareholders.
Term of the Amended Director Plan. No grant will be made under the Amended Director Plan after May 6, 2024, ten years from the date on which the Amended Director Plan is approved by shareholders. However, all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Amended Director Plan.
Stock-based Awards in Substitution for Option Rights or Other Awards Granted by Other Company. Awards may be granted under the Amended Director Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with Materion or any subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Amended Director Plan, and may account for common shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

In the event that a company acquired by Materion or any subsidiary or with which Materion or any subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Amended Director Plan. However, awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not directors of Materion or any subsidiary prior to such acquisition or merger.
Any common shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, Materion as described above will not reduce the common shares available for issuance or transfer under the Amended Director Plan or otherwise count against the limits contained in the Amended Director Plan. In addition, no common shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, Materion as described above will be added to the aggregate plan limit contained in the Amended Director Plan.

NEW PLAN BENEFITS
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended Director Plan because the grant and actual pay-out of awards under the Amended Director Plan (other than new appointment grants) are subject to the discretion of the plan administrator.

Federal Income Tax Consequences
The following is a brief summary of some of the federal income tax consequences of certain transactions under the Amended Director Plan based on federal income tax laws in effect on January 1, 2014. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for Amended Director Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local or foreign tax consequences.
Tax Consequences to Participants
Non-qualified Option Rights. In general:

•	no income will be recognized by an optionee at the time a non-qualified option right is granted;

•
at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•
at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

SARs. No income will be recognized by a participant in connection with the grant of tandem SARs or a free-standing SAR. When the SARs are exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to Restrictions. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of the unrestricted common shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.
Stock Awards. The recipient of a stock award generally will be subject to tax at ordinary income rates on the fair market value of the stock award (reduced by any amount paid by the participant for such stock) at the time of grant.

Deferred Stock Units. The recipient of the deferred stock units will generally be subject to tax at ordinary income rates on the fair market value of the common shares received in satisfaction of the deferred stock units at the time of distribution.
Registration with the SEC
Materion intends to file a Registration Statement on Form S-8 relating to the issuance of additional common shares under the Amended Director Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended Director Plan by its shareholders.
The approval of Proposal 3 requires the affirmative vote of the majority of votes cast on the matter at the 2014 annual meeting on such proposal.
The Board of Directors of Materion Corporation unanimously recommends a vote FOR Proposal 3 to approve the Amended Director Plan.

4.     RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for the year 2014 and presents this selection to the shareholders for ratification. Ernst & Young LLP will audit our consolidated financial statements for the year 2014 and perform other permissible, preapproved services. Representatives of Ernst & Young LLP are expected to be present at the 2014 annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions.
Preapproval Policy for External Auditing Services
The Audit Committee has established a policy regarding preapproval of all audit and non-audit services expected to be performed by our independent registered public accounting firm, including the scope of and estimated fees for such services. Our independent registered public accounting firm, after consultation with management, will submit a budget, based on guidelines set forth in the policy, for the Audit Committee’s approval for its annual audit and associated quarterly reviews and procedures. Management, after consultation with our independent registered public accounting firm, will submit a budget, based on guidelines set forth in the policy, for the Audit Committee’s approval for audit-related, tax and other services to be provided by our independent registered public accounting firm for the upcoming fiscal year. The policy prohibits our independent registered public accounting firm from providing certain services described in the policy as prohibited services. The Audit Committee approved all of the estimated fees described below under the heading “External Audit Fees”.
External Audit Fees

	2013	2012
Audit Fees	$1,850,000	$1,640,500
Audit-related Fees	60,000	57,000
Tax Fees	233,000	382,400
All Other Fees	—	—
Total	$2,143,000	$2,079,900
Audit Fees
Audit fees consist of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and the effectiveness of internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and audits in connection with statutory requirements.
Audit-related Fees
Audit-related services principally include the audit of financial statements of our employee benefit plans.
Tax Fees
Tax fees include corporate tax compliance, tax advice and tax planning.
All Other Fees
We had no fees included in "All Other Fees" during 2013 or 2012.
The approval of Proposal 4 requires the affirmative vote of a majority of the votes cast on such proposal at the 2014 annual meeting.

The Board of Directors of Materion Corporation unanimously recommends a vote FOR Proposal 4 to ratify Ernst & Young LLP as the independent registered public accounting firm for the year 2014.

5.     ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In this Proposal 5, pursuant to Section 14A of the Exchange Act, we are providing our shareholders the opportunity to cast an advisory (non-binding) vote on the compensation paid to the Company’s named executive officers, as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” above, pursuant to the compensation rules of the SEC. While this vote is advisory, and not binding on the Company, the Board values the opinions of our shareholders and the Compensation Committee expects to review the results of the vote and take them into consideration when making future decisions regarding executive compensation. Currently, advisory “Say-on-Pay” votes are scheduled to be held once every year, with the 2015 vote to occur at our 2015 annual meeting of shareholders.
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement. Please read the Compensation Discussion and Analysis and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices. Accordingly, we are asking our shareholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation of the named executive officers of the company as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”
The approval of Proposal 5 requires the affirmative vote of a majority of the votes cast on such proposal at the 2014 annual meeting.

The Board of Directors of Materion Corporation unanimously recommends a vote FOR Proposal 5 relating to the advisory vote to approve named executive officer compensation.

6.     APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CODE OF REGULATIONS TO OPT OUT OF THE OHIO CONTROL SHARE ACQUISITION ACT

General
Section 1701.831 of the Ohio Revised Code, which is commonly referred to as the Ohio Control Share Acquisition Act, applies to Ohio public corporations unless a corporation specifically opts out of the statute's application. Our Amended and Restated Articles of Incorporation (Articles) and our Amended and Restated Code of Regulations (Regulations) are silent on the matter, and therefore Section 1701.831 currently applies to the Company.
Section 1701.831 generally requires that any "control share acquisition" of an Ohio public corporation can only be made with the prior authorization of shareholders, unless the articles of incorporation or code of regulations indicate that the statute does not apply. "Control share acquisitions" are defined to be acquisitions of shares entitling a person to exercise or direct the voting power in the election of directors within any of three separate ranges: (1) one-fifth or more but less than one-third of such voting power, (2) one-third or more but less than a majority of such voting power, or (3) a majority or more of such voting power. A person desiring to make a control share acquisition must first deliver notice to the corporation and provide certain information about the acquirer and the proposed acquisition, and the corporation's board of directors must call a special meeting of shareholders to vote on the proposed acquisition.
As part of our commitment to effective governance practices, management and our Board periodically undertakes a review of current corporate governance trends. After careful consideration, the Board , upon the recommendation of the Governance and Organization Committee, unanimously approved, and recommends that our shareholders approve, an amendment to our Regulations that, if adopted, Section 1701.831 will not apply to us. The Board appreciates that Section 1701.831 can provide the Company with protection against abusive and unfair takeover tactics. However, the Board determined to support an amendment to the Regulations after taking into account discussions with shareholders and evolving corporate governance practices, including the view that control share acquisition provisions like Section 1701.831 are generally inconsistent with current best practices in corporate governance.
The proposed amendment to the Regulations adds a new Regulation 40. The full text of the proposed amendment to the Regulations that would make Section 1701.831 inapplicable to the Company is set forth in Appendix C attached to this proxy statement.
The Board of Directors of Materion Corporation unanimously recommends a vote FOR Proposal 6 to approve an amendment to the Regulations to opt out of the Ohio Control Share Acquisition Act.

7.     APPROVAL OF AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED CODE OF REGULATIONS TO DECLASSIFY THE BOARD OF DIRECTORS

General
Our Articles and Regulations currently provide for a classified board structure, pursuant to which the Board is divided into three classes and directors are elected to staggered three-year terms with members of one of the three classes elected every year. As part of our commitment to effective governance practices, however, management and our Board undertook a review of current corporate governance trends and considered the view held by many institutional shareholders that a classified board structure has the potential effect of reducing the accountability of directors. After careful consideration, the Board, upon the recommendation of the Governance and Organization Committee, unanimously approved, and recommends that our shareholders approve, amendments to our Articles and Regulations that, if adopted, would eliminate the classified structure of the Board over a three-year period. The phasing in of annual elections of directors over a three-year period is designed to ensure a smooth transition to a system of annual elections of all of our directors.
Summary of Principal Changes
If this proposal is adopted, Article X of our Articles and Regulation 13 of our Regulations will be amended to provide that all director nominees standing for election at or after the 2017 annual meeting of shareholders will be elected to a one-year term. Directors elected at or prior to the 2014 annual meeting of shareholders will continue to serve for the full three-year term for which they were elected. At the 2015 annual meeting of shareholders, directors whose terms expire at that meeting will be elected to a two-year term; at the 2016 annual meeting of shareholders, directors whose terms expire at that meeting will be elected to a one-year term. As a result, beginning at the 2017 annual meeting of shareholders, and at each annual meeting thereafter, all directors will stand for election annually. Directors elected to fill any vacancy on the Board or to fill newly created director positions resulting from an increase in the number of directors would serve the remainder of the term of that position. Regulation 15 of our Regulations will also be amended to clarify that, so long as the Board of Directors is classified, a director may only be removed by our shareholders for cause.
This description of the proposed declassification amendments is only a summary of those amendments and is qualified in its entirety by reference to the actual text of the Articles and Regulations as proposed to be amended, a copy of which is included in Appendix C. If adopted, the amendments to the Articles will become effective upon filing of the amended Articles with the Secretary of State of Ohio, which is expected to occur promptly following the shareholder vote.
Contingency and Voting Requirement
This proposal is being submitted contingent upon the approval by the Company’s shareholders of Proposal 8 below, which, if adopted, will eliminate cumulative voting in the election of directors. Accordingly, even if this Proposal 7 is approved by the Company’s shareholders at the annual meeting, it will not be implemented unless Proposal 8 is also approved by the Company’s shareholders at the annual meeting.
The Board of Directors of Materion Corporation unanimously recommends a vote FOR Proposal 7 to approve the amendments to the Articles and the Regulations to declassify the Board of Directors.

8.     APPROVAL OF AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED CODE OF REGULATIONS TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS
General
Under Ohio law, unless a company’s articles of incorporation provide otherwise, shareholders have the right to cumulatively vote their shares in any election of directors if they comply with the requirements contained in Ohio law. Currently, our Articles do not eliminate cumulative voting and Regulation 13 of our Regulations expressly permits it. When cumulative voting is in effect, each shareholder is entitled to that number of votes equal to the number of shares that he or she owns multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for a single nominee or may distribute his or her votes among as many nominees as he or she sees fit.
The effect of cumulative voting is potentially to allow a shareholder that holds less than a majority of the outstanding voting power to elect one or more directors. The Board believes that each director is responsible to all of the Company’s shareholders, and not just to a minority shareholder that has cumulatively voted its shares and that may have special interests contrary to those of the broader group of the Company’s shareholders. The election of directors who view themselves as representing a particular minority shareholder could result in partisanship and discord on the Board, and may impair the ability of the directors to act in the best interests of the Company and all of its shareholders.
In addition, as described in the discussion of Proposal 7 above, the Board is asking the Company’s shareholders to consider the adoption of amendments to the Articles and Regulations to declassify the Board and provide that all directors elected at or after the 2017 annual meeting of shareholders be elected on an annual basis. Consistent with the belief that the best long-term interest of all of the shareholders will be served by the declassification of the Board, the Board also believes that it is in the best long-term interest of shareholders to eliminate cumulative voting. However, should our shareholders elect to retain cumulative voting, the Board will not be declassified, because declassification, coupled with cumulative voting, would amplify the ability of a single dissident shareholder to disproportionately influence director elections.
Accordingly, after careful consideration, the Board, upon the recommendation of the Governance and Organization Committee, unanimously approved, and recommends that our shareholders approve, amendments to the Articles and Regulations to eliminate cumulative voting in director elections beginning with the election of directors conducted at the 2015 annual meeting of shareholders.
Summary of Principal Changes
If this proposal is adopted, Article X of our Articles will be amended to set forth a provision that expressly prohibits cumulative voting in director elections. Further, Regulation 13 of our Regulations will be amended to delete the provision expressly permitting cumulative voting in director elections.
This description of the proposed cumulative voting amendments is only a summary of those amendments and is qualified in its entirety by reference to the actual text of the Articles and Regulations as proposed to be amended, a copy of which is included in Appendix D. If adopted, the amendments to the Articles will become effective upon filing of the amended Articles with the Secretary of State of Ohio, which is expected to occur promptly following the shareholder vote.
Contingency and Voting Requirements
This proposal is being submitted contingent upon the approval by the Company’s shareholders of Proposal 6 above, which, if adopted, will declassify the Board and provide that all directors elected at or after the 2017 annual meeting of shareholders will be elected on an annual basis. Accordingly, even if this Proposal 8 is approved by the Company’s shareholders at the annual meeting, it will not be implemented unless Proposal 7 is also approved by the Company’s shareholders at the annual meeting.
The Board of Directors of Materion Corporation unanimously recommends a vote FOR Proposal 8 to approve the amendments to the Articles and the Regulations to eliminate cumulative voting in director elections.

SHAREHOLDER PROPOSALS
We must receive by December [1], 2014 any proposal of a shareholder intended to be presented at the 2015 annual meeting of Materion Corporation’s shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2015 annual meeting pursuant to Rule 14a-8 under the Exchange Act. These proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2015 annual meeting must be received by us on or before the date determined in accordance with our code of regulations or they will be considered untimely under Rule 14a-4(c) of the Exchange Act. Under our code of regulations, proposals generally must be received by us no fewer than 60 and no more than 90 days before an annual meeting. However, if the date of a meeting is more than ten days from the anniversary of the previous year’s meeting and we do not give notice of the meeting at least 75 days in advance, proposals must be received within ten days from the date of our notice. Our proxy related to the 2015 annual meeting of Materion Corporation’s shareholders will give discretionary authority to the proxy holders to vote with respect to all proposals submitted outside the processes of Rule 14a-8 received by us after the date determined in accordance with our code of regulations.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be held on May 7, 2014.
This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our 2013 Annual Report, are available free of charge at http://investor.shareholder.com/materion/annuals.cfm.
OTHER MATTERS
We do not know of any matters to be brought before the meeting except as indicated in the notice. However, if any other matters properly come before the meeting for action of which we did not have notice prior to March 8, 2014, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his or her own judgment.
By order of the Board of Directors,
MATERION CORPORATION
Michael C. Hasychak
Secretary
Mayfield Heights, Ohio
April [1], 2014.

Appendix A

MATERION CORPORATION
2006 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF MAY 7, 2014)
1.Purpose. The purpose of this Plan is to attract and retain officers, other key employees and consultants of the Company and its Subsidiaries and to provide such persons with incentives and rewards for performance and to promote equity participation by the officers, key employees and consultants of the Company, and thereby reinforcing a mutuality of interest with other shareholders, and permitting officers, key employees and consultants to share in the Company’s growth.
2.Definitions. As used in this Plan:

(a)	“Appreciation Right” means a right granted pursuant to Section 8 of this Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

(b)	“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

(c)	“Board” means the Board of Directors of the Company.

(d)	A “Change in Control” of the Company, for purposes of awards granted under this Plan on or after May 4, 2011, shall mean, unless otherwise determined by the Committee:

(i)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own (X) 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) without the approval of the Incumbent Board as defined in (ii) below or (Y) 35% or more of the Outstanding Voting Securities of the Company with the approval of the Incumbent Board; provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii), below), (B) any acquisition by the Company or a subsidiary of the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any Person pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below, or (E) any acquisition by, or other Business Combination (as defined in (iii) below) with, a person or group of which employees of the Company or any subsidiary of the Company control a greater than 25% interest (a “MBO”) but only if the Participant who holds the award in question is one of those employees of the Company or any subsidiary of the Company that are participating in the MBO; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 30% or 35%, as the case may be, as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 30% or 35% or more, as the case may be, of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meanings of Rule 13d-3 promulgated under the Exchange Act) less than 30% of the Outstanding Company Voting Securities, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

(ii)
individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) (as modified by this clause (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (a “Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the ultimate beneficial owners of voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly (X) 30% or more, if such Business Combination is approved by the Incumbent Board or (Y) 35% or more, if such Business Combination is not approved by the Incumbent Board, of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)
approval by the shareholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination described in clauses (A), (B) and (C) of subsection (iii), above.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” means the committee described in Section 10(a) of this Plan.

(g)
“Common Shares” means (i) Common Shares, without par value, of the Company and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(h)	“Company” means Materion Corporation, an Ohio corporation, and its successors.

(i)
“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(j)
“Date of Grant” means the date specified by the Committee on which a grant of Performance Restricted Shares, PS or PU, Option Rights, Appreciation Rights or a grant or sale of Restricted Stock or Restricted Stock Units shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

(k)
“Designated Subsidiary” means a subsidiary that is (i) not a corporation or (ii) a corporation in which at the time the Company owns or controls, directly or indirectly, less than 80 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(l)	“Detrimental Activity” means any wrongdoing or misconduct as defined by the Committee in an Evidence of Award.

(m)
“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of the award granted under this Plan. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o)	“Free-standing Appreciation Right” means an Appreciation Right granted pursuant to Section 8 of this Plan that is not granted in tandem with an Option Right.

(p)	“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.

(q)
“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Restricted Shares, PS or PU or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock Units or dividend equivalents. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-based Awards or are not Qualified Performance-based Awards. The Management Objectives applicable to any Qualified Performance-based Award to a Covered Employee shall be based on one or more, or a combination, of the following criteria:

(i)	Profits (e.g., operating profit or income, EBIT, EBT, net income, earnings per share, residual or economic earnings);

(ii)	Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, free cash flow, residual cash flow or cash flow return on investment);

(iii)	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

(iv)
Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables, total inventory, total receivables, inventory turns or any combination thereof);

(v)	Margins (e.g., operating profit, EBITDA or gross profit divided by revenues or value added revenues);

(vi)	Liquidity Measures (e.g., debt-to-debt-plus-equity, debt-to-capital, debt-to-EBITDA, total debt ratio, EBITDA multiple);

(vii)
Sales, Value-added Sales, Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, new product sales growth, new product value-added sales growth, value-added sales, growth in value added sales, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, sales and administrative costs divided by value-added sales, sales per employee, value-added sales per employee, cost targets, expense or debt reduction levels or any combination thereof); and

(viii)
Strategic Initiative Key Deliverable Metrics (e.g., product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, increase in yield and productivity and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures).

With respect to Qualified Performance-based Awards, each Management Objective shall define in an objective manner the extent to which the Performance Objective for a performance period has been achieved. With respect to Qualified Performance-based Awards, the Committee may provide that any Performance Objective may include or exclude objectively determinable adjustments, including for any one or more of the following that occur during the performance period: the effects of extraordinary, unusual or non-recurring items as defined in accounting principles; changes in applicable accounting principles, tax laws or regulations; currency fluctuations or significant movement in metal prices; asset write-downs, inventory losses or impairment charges; litigation or claim judgments or settlements; environmental remedial costs; non-cash items, such as amortization, depreciation, or reserves; crimes against the Company; correction of errors or other charges that relate to a prior year; costs associated with derivatives; civil penalties or other fines; costs associated with the Company’s pension or other retirement plans; or the effects of any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, facility shutdown, dissolution, sale of assets, stock or debt refinancing or other similar corporate transaction. With respect to Qualified Performance-based Awards, to the extent such adjustments apply to a Performance Objective, they shall be prescribed in a form and at a time that meets the requirements of Section 162(m) of the Code.
If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or any related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(r)
“Market Value per Share” means, as of any particular date, unless otherwise determined by the Committee, the per share closing price of a Common Share on the New York Stock Exchange on the day such determination is being made (as reported in The Wall Street Journal) or, if there was no closing price reported on such day, on the next day on which such a closing price was reported; or if the Common Shares are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is being made, the amount determined by the Committee to be the fair market value of a Common Share on such day. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(s)	“Non-qualified Option” means an Option Right that is not intended to qualify as a Tax-qualified Option.

(t)	“Optionee” means the person so designated in an Evidence of Award evidencing an outstanding Option Right.

(u)	“Option Price” means the purchase price payable upon the exercise of an Option Right.

(v)	“Option Right” means the right to purchase Common Shares from the Company upon the exercise of a Non-qualified Option or a Tax-qualified Option granted pursuant to Section 7 of this Plan.

(w)
“Participant” means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an officer, including without limitation an officer who may also be a member of the Board, or other salaried employee or consultant of the Company or a Subsidiary or (ii) has agreed to commence serving in any of such capacities, within 90 days of the Date of Grant. The term “Participant” shall also include any person who is determined by the Committee to provide services to the Company or a Subsidiary that are substantially equivalent to those typically provided by an employee (provided that any such person, or such consultant, satisfies the Form S-8 definition of an “employee”).

(x)
“Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 5 of this Plan within which the Management Objective relating thereto is to be achieved.

(y)
“Performance Restricted Shares” means Common Shares granted pursuant to Section 4 of this Plan as to which neither substantial risk of forfeiture nor the restrictions on transfer referred to in such Section 4 has expired.

(z)	“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share and is awarded pursuant to Section 5 of this Plan.

(aa)	“Performance Unit” means a bookkeeping entry that records a unit equivalent to the Market Value per Share of one Common Share on the Date of Grant and is awarded pursuant to Section 5 of this Plan.

(ab)	“Plan” means the Materion Corporation 2006 Stock Incentive Plan (As Amended and Restated as of May 7, 2014), as may be further amended from time to time.

(ac)
“Qualified Performance-based Award” means any award of PS, PU, Performance Restricted Shares or Restricted Stock Units, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(ad)
“Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in such Section 6 has expired. Restricted Stock is not subject to Management Objectives specified by the Committee.

(ae)	“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions under Section 9 of this Plan.

(af)	“Restricted Stock Units” means an award pursuant to Section 9 of this Plan of the right to receive cash, Common Shares or any combination thereof at the end of a specified Restriction Period.

(ag)
“Spread” means, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified in the related Option Right.

(ah)
“Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(ai)	“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 8 of this Plan that is granted in tandem with an Option Right.

(aj)	“Tax-qualified Option” means an Option Right that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.
3.Shares Available Under this Plan.

(a)	Maximum Shares Available Under Plan.

(i)
Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock or Performance Restricted Shares and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of PS or PU that have been earned, or (E) in payment of dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 3,250,000 Common Shares (1,250,000 of which were approved by shareholders of the Company in 2006, 800,000 of which were approved by shareholders of the Company in 2011 and 1,200,000 of which will be added upon approval by shareholders of the Company in 2014), plus any Common Shares relating to awards that expire or are forfeited, canceled or settled in cash under this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)
Each Common Share issued or transferred pursuant to an award of Option Rights or Appreciation Rights will reduce the aggregate Plan limit described above in Section 3(a)(i) by one Common Share. Each Common Share issued or transferred (and in the case of Performance Restricted Shares and Restricted Stock, released from all substantial risk of forfeiture) pursuant to an award other than Option Rights or Appreciation Rights shall reduce the aggregate Plan limit described above in Section 3(a)(i) by (A) one Common Share if issued or transferred pursuant to an award granted prior to May 4, 2011, and (B) 1.3 Common Shares if issued or transferred pursuant to an award granted on or after May 4, 2011. Any Common Shares that again become available for issuance pursuant to this Section 3 shall be added back to the aggregate Plan limit in the same manner such shares were originally deducted from the aggregate plan limit pursuant to this Section 3(a)(ii).

(iii)
Subject to the share-counting rules provided in Section 3(a)(ii) and in this Section 3(a)(iii), the Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Common Shares available under this Plan as of a given date shall not be reduced by any Common Shares relating to prior awards that have expired or have been forfeited or canceled. Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if Common Shares are tendered or otherwise used in payment of the Option Price of an Option Right, the total number of shares covered by the Option Right being exercised shall count against the aggregate Plan limit described above; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation (1) shall count against the aggregate Plan limit described above prior to May 7, 2014 and (2) with respect only to awards other than Option Rights or Appreciation Rights, shall be added back to the aggregate Plan limit described above on and after May 7, 2014 through May 6, 2024; (C) the number of Common Shares that are repurchased by the Company with Option Right proceeds shall not increase the aggregate Plan limit described above; and (D) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, whether or not all Common Shares covered by the award are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to this Plan.

(b)
Incentive Stock Option Limit. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 3,250,000.

(c)	Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 11 of this Plan:

(i)
No Participant shall be granted Qualified Performance-based Awards of Restricted Stock Units, Performance Restricted Shares or PS, in the aggregate, for more than 200,000 Common Shares during any calendar year;

(ii)	No Participant shall be granted in any calendar year a Qualified Performance-based Award of PU having an aggregate maximum value as of their respective Dates of Grant in excess of $1,500,000; and

(iii)	No Participant shall be granted Option Rights or Appreciation Rights, in the aggregate, for more than 200,000, Common Shares during any calendar year.

(d)
Exclusion from Certain Restrictions. Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Common Shares provided for in Section 3(a)(i) above may be used for awards granted under Sections 4 through 10 of this Plan that do not comply with the applicable three-year minimum vesting requirements set forth in Sections 6(c) and 9(d) of this Plan and the applicable one-year minimum vesting requirements of Sections 4(b), 5(b) and 9(b) of this Plan.

4.Performance Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize grants to Participants of Performance Restricted Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)
Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend (subject to Section 4(f) below), voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to;

(b)
Any grant of Performance Restricted Shares shall specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such Performance Restricted Shares and each grant may specify in respect of the specified Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Performance Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement, of the specified Management Objectives; provided, however, that no such termination shall occur sooner than after one year, except in the event of the retirement, death or disability of the Participant or a Change in Control of the Company; provided, further, that no award of Performance Restricted Shares intended to be a Qualified Performance-based Award will provide for such early termination of restrictions (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. The grant of a Qualified Performance-based Award of Performance Restricted Shares shall specify that, before the termination or early termination of restrictions applicable to such Performance Restricted Shares, the Committee must determine that the Management Objectives have been satisfied;

(c)	Each grant may be made without payment of additional consideration from the Participant;

(d)
Each grant shall provide that the Performance Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant, and any grant may provide for the earlier termination of such period and remove all such restrictions in the event of the retirement, death or disability of the Participant or a Change in Control of the Company;

(e)
Each grant shall provide that, during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Performance Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Company or provisions subjecting the Performance Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee;

(f)
Any grant shall require that any or all dividends or other,distributions paid on the Performance Restricted Shares during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine; provided, however, that dividends or other distributions on Performance Restricted Shares with restrictions that lapse as a result of the achievement of Management Objectives shall be deferred until and paid contingent upon the achievement of the applicable Management Objectives; and

(g)
Each grant of Performance Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, (i) all certificates representing Performance Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Performance Restricted Shares, shall be held in custody by the Company until all restrictions thereon lapse or (ii) all Performance Restricted Shares shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Performance Restricted Shares.
5.Performance Shares (PS) and Performance Units (PU). The Committee may also, from time to time and upon such terms and conditions as it may determine, authorize grants of PS and PU that shall become payable to the Participant upon the achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)
Each grant shall specify the number of PS or PU to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-based Award of PS or PU (other than in connection with the death or disability of the Participant or a Change in Control of the Company) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)
The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), as shall be determined by the Committee, and may be subject to earlier termination or other modification in the event of the retirement, death or disability of the Participant or a Change in Control of the Company; provided, however, that no such adjustment will be made in the case of a Qualified Performance-based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

(c)
Each grant shall specify the Management Objectives that are to be achieved by the Participant and each grant may specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the specified Management Objective. The grant of a Qualified Performance-based Award of PS or PU shall specify that, before the PS or PU will be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

(d)
Each grant shall specify the time and manner of payment of PS or PU that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(e)
Any grant of PS may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of PU may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

(f)
The Committee may, at the Date of Grant of PS, provide for the payment of dividend equivalents to the holder thereof, either in cash or in additional Common Shares, subject in all cases to payment on a contingent basis based on the Participant’s earning of the PS with respect to which such dividend equivalents are paid.

(g)	Each grant of PS or PU shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.
6.Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, also authorize the grant or sale to Participants of Restricted Stock. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)
Each grant shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)	Each grant or sale may be made without payment of additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)
Each grant or sale shall provide that the Restricted Stock covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of at least three years, except that the restrictions may be removed ratably during the three-year period as determined by the Committee. Any grant may provide for the earlier termination of such period and remove all such restrictions in the event of the retirement, death or disability of the Participant or a Change in Control of the Company.

(d)
Each grant or sale shall provide that, during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include, without limitation, rights of repurchase or first refusal by the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

(e)
Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Stock during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional, Common Shares which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

(f)
Each grant of Restricted Stock shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Stock, shall be held in custody by the Company until all restrictions thereon lapse, or (ii) Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7.Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize grants to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)	Each grant of Option Rights shall specify the number of Common Shares to which it pertains.

(b)	Each grant shall specify an Option Price per Common Share, which (subject to Section 23 of this Plan) shall be equal to or greater than the Market Value per Share on the Date of Grant.

(c)	Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include:

(i)	cash in the form of currency or check or other cash equivalent acceptable to the Company or by wire transfer of immediately available funds;

(ii)
the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and having a value at the time of exercise that is equal to the Option Price;

(iii)
a “net exercise” arrangement pursuant to which the Company will withhold Common Shares that would otherwise be issued upon exercise (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld shall not be treated as issued and acquired by the Company upon such exercise);

(iv)
any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 7(d) below, on such basis as the Committee may determine in accordance with this Plan; or

(v)	any combination of the foregoing.

(d)
To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the Common Shares to which the exercise relates.

(e)	Successive grants may be made to the same Optionee regardless of whether any Option Rights previously granted to the Optionee remain unexercised.

(f)
Each grant shall specify the period or periods of continuous employment of the Optionee by the Company or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable. A grant of Option Rights may provide for the earlier exercise of the Option Rights in the event of the retirement, death or disability of the Participant or a Change in Control of the Company.

(g)	Any grant of Option Rights may specify Management Objectives which, if achieved, will result in exercisability of such rights.

(h)
Option Rights granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code, including without limitation Incentive Stock Options, (ii) options that are not intended to so qualify or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Participants who, on the date of the grant, are officers or other key employees of the Company or any Subsidiary who must meet the definition of “employees” under Section 3401(c) of the Code.

(i)	The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 8 of this Plan.

(j)
No Option Right granted pursuant to this Section 7 may be exercised more than seven years from the Date of Grant. Subject to this limit, the Committee may cause Option Rights to continue to be exercisable after termination of employment of the Participant under circumstances specified by the Committee.

(k)	Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(l)	Each grant of Option Rights shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.
8.Appreciation Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100%) of the Spread at the time of the exercise of such right. An Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)
Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Company in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(b)	Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

(c)
Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

(d)	Any grant may specify that an Appreciation Right may be exercised only in the event of the retirement, death or disability of the Participant or a Change in Control of the Company.

(e)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

(f)
Each grant shall be evidenced by an Evidence of Award, which shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(g)	No Appreciation Right granted under this Plan may be exercised more than seven years from the Date of Grant.

(h)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(i)	Regarding Tandem Appreciation Rights only:

(i)
Each grant shall provide that a Tandem Appreciation Right may be exercised only at a time when the related Option Right (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive and by surrender of the related Option Right (or such other right) for cancellation.

(ii)	The Option Price of the related Option Right shall (subject to Section 23 of this Plan) be equal to or greater than the Market Value Per Share on the Date of Grant.

(j)	Regarding Free-standing Appreciation Rights only:

(i)
Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which (subject to Section 23 of this Plan) shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to such Participant remain unexercised; and

(iii)
Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of the retirement, death or disability of the Participant or a Change in Control of the Company.

9.Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, also authorize grants or sales of Restricted Stock Units to Participants. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)
Each grant or sale shall constitute the agreement by the Company to deliver Common Shares, cash or a combination thereof to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Restriction Period of such conditions (which may include the achievement of Management Objectives) as the Committee may specify.

(b)
If a grant or sale of Restricted Stock Units specifies that the Restriction Period will terminate upon the achievement of Management Objectives, such Restriction Period may not terminate sooner than after one year. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units which restriction will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Qualified Performance-based Awards of Restricted Stock Units shall specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock Units, the Committee must determine that the Management Objectives have been satisfied.

(c)
Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

(d)
If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives, each grant or sale shall provide that the Restricted Stock Units covered thereby shall be subject to a Restriction Period of not less than three years, except that a grant or sale may provide that the Restriction Period shall expire ratably during the three-year period as determined by the Committee.

(e)
Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period in the event of the retirement, death or disability of the Participant or a Change in Control of the Company; provided, however, that no award of Restricted Stock Units intended to be a Qualified Performance-based Award will provide for such early lapse or modification of the Restriction Period (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(f)
During the Restriction Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and shall not have any right to vote them, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such Restricted Stock Units in cash or in additional Common Shares on a current or deferred basis; provided, however, that any dividends or other distributions with respect to the number of Common Shares covered by Restricted Stock Units that are subject to Management Objectives shall be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(g)
Each grant or sale shall specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain by the Committee the right to elect among those alternatives.

(h)	Each grant or sale shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.
10.Administration of the Plan.

(a)
This Plan shall be administered by the Compensation Committee of the Board. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

(b)
The interpretation and construction, including any action to correct defects and supply omission and correct administrative errors, by the Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Option Rights, Restricted Stock, Performance Restricted Shares, PS or PU, Appreciation Rights or Restricted Stock Units and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

(c)
The Committee may suspend the right to exercise Option Rights or Appreciation Rights during any blackout period that is necessary or desirable to comply with the requirements of applicable laws and/or to extend the award exercise period in a manner consistent with applicable law.

(d)
The Committee may delegate to the appropriate officer or officers of the Company or any Subsidiary, part or all of its authority with respect to the administration of awards made by the Committee to individuals who are not officers or directors of the Company within the meaning of the Exchange Act.

(e)
To the extent permitted by Ohio law, the Committee may, from time to time, delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of awards granted under this Plan. In no event shall any such delegation of authority be permitted with respect to awards to any executive officer or any person subject to Section 162(m) of the Code or who is an officer, director or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

11.Adjustments. The Committee shall make or provide for such adjustments in the (a) number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units and PS and PU granted hereunder, (b) prices per share applicable to such Option Rights and Appreciation Rights, and (c) kind of shares (including shares of another issuer) covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee shall also make or provide for such adjustments in the numbers and kind of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(a)(i) and 3(b) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify. This Section 11 shall not be construed to permit the re-pricing of any Option Rights in the absence of any of the circumstances described above in contravention of Section 19(b) hereof. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section 11 to awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to this Section 11 of the Plan to awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; and (iii) the Committee shall not have the authority to make any adjustments pursuant to this Section 11 of the Plan to the extent that the existence of such authority would cause an award that is not intended to be subject to Section 409A of the Code to be subject thereto.
12.Detrimental Activity and Recapture Provisions. Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary or (b) within a specified period after termination of such employment or service, shall engage in any Detrimental Activity. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.
13.Participation by Employees of Designated Subsidiaries. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Designated Subsidiary, whether or not such Participant is also employed by the Company or another Subsidiary, the Board may require such Designated Subsidiary to agree to transfer to such employee (when, as and if provided for under this Plan, and any applicable Agreement entered into with any such employee pursuant to this Plan) the Common Shares that would otherwise be delivered by the Company, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Company. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Company, on terms consistent with this Plan and approved by the Board and such Designated Subsidiary. All such Common Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Company for purposes of Section 3 of this Plan, and all references to the Company in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of “Board” and except in other cases where the context otherwise requires.
14.Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary or Designated Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
15.Transferability.

(a)
Except as provided in Section 15(c) below, no Option Right or Appreciation Right or other derivative security granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution, and in no event shall any award granted under this Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights granted under this Plan may not be exercised during a Participant’s lifetime except by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

(b)
The Committee may specify at the Date of Grant, that all or any part of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, or in payment of PS or PU or upon the termination of the Restriction Period applicable to Restricted Stock Units, or (ii) no longer subject to the substantial risk of forfeiture and restriction on transfer referred to in Sections 4 and 6 of this Plan, shall be subject to further restrictions upon transfer.

(c)
The Committee may determine that Option Rights (other than Incentive Stock Options) and Appreciation Rights may be transferable by a Participant, without payment of consideration therefore by the transferee, only to any one or more members of the Participant’s immediate family; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Committee and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant. For the purposes of this Section 15(c), the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

16.Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights. In no event shall the value of the Common Shares to be withheld and/or delivered pursuant to this section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.
17.Compliance with Section 409A of the Code.

(a)
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)
If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.Effective Date. The Materion Corporation 2006 Stock Incentive Plan first became effective on May 2, 2006, the date it was approved by the Company’s shareholders, and the Materion Corporation 2006 Stock Incentive Plan (As Amended and Restated as of May 4, 2011) first became effective on May 4, 2011, the date it was approved by the Company’s shareholders. This Plan shall be effective as of May 7, 2014, or such other date on which it is approved by the Company’s shareholders.
19.Amendments.

(a)
The Committee may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b)
Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of the Plan to the contrary, this Section 19(b) may not be amended without approval by the Company’s shareholders.

(c)
If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to Section 19(d) hereof, in case of termination of employment by reason of the death, disability or normal or early retirement of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Performance Restricted Shares or Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any PS or PU which have not been fully earned, or in the case of a Change in Control of the Company or similar transaction or event, the Committee may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such PS or PU will be deemed to have been fully earned or may waive any other limitation or requirement under any such award.

(d)
Subject to Section 19(c) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-based Award (other than in connection with the Participant’s death or disability, or a Change in Control of the Company) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-based Award. Subject to Section 11 above, no such amendment shall impair the rights of any Participant without his or her consent. The Committee may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20.Termination of the Plan. No further awards shall be granted under this Plan after May 6, 2024, ten years from the date on which this Plan is expected to be approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
21.Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.
22.Miscellaneous Provisions.

(a)	The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)
This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)
Except with respect to Section 22(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-qualified Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)
No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)
Leave of absence approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is on a leave of absence.

(f)
No Participant shall have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)
The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)
Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)
If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

23.Stock-based Awards in Substitution for Stock Options or Other Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)
Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)
In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)
Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will be added to the aggregate plan limit contained in Section 3 of this Plan.

Appendix B

MATERION CORPORATION
2006 NON-EMPLOYEE DIRECTOR EQUITY PLAN
(AS AMENDED AND RESTATED AS OF MAY 7, 2014)
1.Purpose. The purpose of this 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 7, 2014) (this “Director Plan”) is to provide ownership in the Common Shares of Materion Corporation, an Ohio corporation (the “Company”), to members of the Company’s Board of Directors (the “Board”) who are not Company employees in order to align their interests more closely with the interests of the Company’s other shareholders and to provide financial incentives and rewards that will help attract and retain the most qualified non-employee directors.
2.Administration.

(a)
This Director Plan will be administered by the Committee, which will have full power and authority, subject to the provisions of this Director Plan to supervise administration and to interpret the provisions of this Director Plan, including any action to correct defects and supply omissions and correct administrative errors, and to authorize and supervise any grant of any Award, any issuance or payment of Common Shares and any crediting or payment of Deferred Stock Units (as defined in Section 6 below). No Participant (as defined in Section 3 below) in this Director Plan will participate in the making of any decision with respect to any question relating to grants made or Common Shares issued under this Director Plan to that Participant only.

(b)
The interpretation and construction by the Committee of any provision of this Director Plan or any Evidence of Award, and any determination by the Committee pursuant to any provision of this Director Plan or any Evidence of Award, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith. For purposes of this Director Plan, “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of the award granted under this Director Plan, and an Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(c)
The Committee may suspend the right to exercise Stock Options or SARs during any blackout period that is necessary or desirable to comply with the requirements of applicable laws and/or to extend the Award exercise period in a manner consistent with applicable law.

3.Eligibility. Each member of the Board who is not an employee of the Company will be eligible to receive Awards and Common Shares in accordance with this Director Plan (each, a “Participant”), provided that Common Shares remain available for issuance hereunder in accordance with Section 4.
4.Shares Available Under this Director Plan.

(a)	Maximum Shares Available Under Director Plan.
(i)Subject to adjustment as provided in Section 11 of this Director Plan, the number of Common Shares that may be issued or transferred or credited to accounts pursuant to Section 6 of this Director Plan will not exceed in the aggregate 375,000 Common Shares (150,000 of which were approved by shareholders of the Company in 2006, 150,000 of which were approved by shareholders of the Company in 2011 and 75,000 of which will be added upon approval by shareholders of the Company in 2014), plus any Common Shares relating to Awards that expire or are forfeited, canceled or settled in cash under this Director Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(ii)Common Shares covered by an Award granted under this Director Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Common Shares available under this Director Plan as of a given date shall not be reduced by any Common Shares relating to prior Awards that have expired or have been forfeited or canceled. Upon payment in cash of the benefit provided by any Award granted under this Director Plan, any Common Shares that are covered by that Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if Common Shares are tendered or otherwise used in payment of the exercise price of a stock option, the total number of Common Shares covered by the stock option being exercised shall count against the aggregate Director Plan limit described above; (B) the number of Common Shares that are repurchased by the Company with stock option proceeds shall not increase the aggregate Director Plan limit described above; and (C) the number of Common Shares covered by a stock appreciation right (“SAR”), to the extent that it is exercised and settled in Common Shares, and whether or not the Common Shares are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to this Director Plan.

(b)
Individual Participant Limit. Notwithstanding anything in this Section 4, or elsewhere in this Director Plan to the contrary, and subject to adjustment as provided in Section 11 of this Director Plan, in no event will any Participant receive in any calendar year Common Share-based awards under this Director Plan for, in the aggregate, more than 20,000 Common Shares.

5.Compensation in General. The amount of the director retainer fee, any director fees that may be payable for attendance at meetings of the Board and/or committees thereof and any other compensation paid to the directors for services as a director (“Director Compensation”) will be determined from time to time in accordance with the Company’s Code of Regulations and applicable law.
6.Equity Awards.

(a)
The Committee may grant to Participants under this Director Plan the following types of awards (each, an “Award”): stock options; SARs; restricted stock; restricted stock units; other stock awards and deferred stock units, as described herein.

(b)
Each Award granted under this Director Plan will be subject to such terms and conditions as shall be established by the Committee, and the Committee will determine the number of Common Shares underlying each Award. Notwithstanding the foregoing:

(i)
Stock Options. The exercise price of each option will be determined by the Committee but (subject to Section 17 of this Director Plan) will not be less than 100% of the Fair Market Value of a Common Share on the date the option is granted. Each option will expire and will be exercisable at such time and subject to such terms and conditions as the Committee shall determine, provided that no option will be exercisable later than the seventh anniversary of its grant. Stock options granted under this Director Plan may not provide for any dividends or dividend equivalents thereon.

(ii)
SARs. SARs may be granted in tandem with a stock option granted under this Director Plan or on a free-standing basis. The grant price of tandem SARs will be equal to the exercise price of the related option and the grant price of freestanding SARs will (subject to Section 17 of this Director Plan) be at least equal to 100% of the Fair Market Value of a Common Share on the date of its grant. SARs may be exercised upon such terms and conditions and for such term as the Committee in its sole discretion determines, provided that the term will not exceed the option term in the case of tandem SARs or seven years in the case of free-standing SARs. Payment for SARs may be made in cash or Common Shares, as determined by the Committee. SARs granted under this Director Plan may not provide for any dividends or dividend equivalents thereon.

(iii)
Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be subject to such restrictions and conditions as the Committee determines and all restrictions will expire at such times as the Committee shall specify.

(iv)
Stock Awards. The Committee may award to Participants, on a quarterly or other basis, a specified number of Common Shares or a number of Common Shares equal to a dollar value as determined by the Committee from time to time.

(v)
Deferred Stock Units. Each Participant may make an annual election to have restricted stock units or other stock awards under this Director Plan paid in the form of deferred stock units (“Deferred Stock Units”) upon vesting or payment of such Award, which Deferred Stock Units will be credited to a book-keeping account (which may be further divided into subaccounts) in the name of the Participant in accordance with this Director Plan.

(c)
Unless otherwise determined by the Committee, on the business day following the day a Participant is first elected or appointed to the Board, such Participant shall automatically be granted an Award of a number of Common Shares equal to $100,000 divided by the Fair Market Value of a Common Share on the day the Participant is first elected or appointed to the Board which Award shall be unrestricted except as may otherwise be required by law; provided, however, that this Award of Common Shares will be prorated by multiplying such number of Common Shares by a fraction (in no case greater than 1) (i) the numerator of which is one plus the number of full quarters remaining in the calendar year in which such election or appointment occurs after the date such election or appointment occurs, and (ii) the denominator of which is 4.

7.	Further Elections.

(a)
Any Participant may elect to have all or any portion of the cash portion of his or her Director Compensation paid in Common Shares and may further make an annual election to have all or any portion of any Director Compensation that the Participant has elected to receive in Common Shares and any Awards granted as Director Compensation paid in the form of Deferred Stock Units, which will be credited to the Participant’s account. For the portion of a Participant’s cash Director Compensation that he or she elects to receive in Common Shares, the number of Common Shares to be issued will equal the cash amount that would have been paid divided by the Fair Market Value of a Common Share on the first business day immediately preceding the date on which such cash amount would have been paid. Awards that are deferred pursuant to this Section 7(a) will be credited to the Deferred Stock Units account on a one for one basis.

(b)
An election pursuant to Sections 6(b)(v) and/or 7(a) must be made in writing and delivered to the Company prior to the first day of the calendar year for which the Director Compensation would be earned. Notwithstanding the preceding sentence, to the extent permitted under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to elect to defer Director Compensation earned during the first calendar year in which a new director becomes eligible to participate in this Director Plan, the new director must make an election pursuant to Sections 6(b)(v) and/or 7(a) within 30 days after becoming eligible to participate in this Director Plan and such election shall be effective only with regard to Director Compensation earned subsequent to the filing of the election. All elections to defer Director Compensation under the 2005 Deferred Compensation Plan for Non-employee Directors (the “2005 Director Plan”) that were made in 2005 prior to the start of the 2006 calendar year shall be treated as elections to defer Director Compensation under this Director Plan for the 2006 calendar year.

(c)
If a director does not file an election form by the specified date, he or she will receive any Director Compensation for the year that is payable in Common Shares on a current basis and will be deemed to have elected to receive the remainder of the Director Compensation in cash.

8.Deferral.

(a)
If a Participant elects to receive Deferred Stock Units, there will be credited to the Participant’s account as of the day such Director Compensation would have been paid, the number of Deferred Stock Units which is equal to the number of Common Shares that would otherwise have been delivered to the Participant pursuant to Section 6 and/or Section 7(a) on such date. The Deferred Stock Units credited to the Participant’s account (plus any additional shares credited pursuant to Section 8(c) below) will represent the number of Common Shares that the Company will issue to the Participant at the end of the deferral period. Unless otherwise provided herein or pursuant to the terms of any Award hereunder, all Deferred Stock Units awarded under this Director Plan will vest 100% upon the award of such Deferred Stock Units. Notwithstanding the foregoing, in no event shall any amount be transferred to a trust maintained in connection with the Director Plan if, pursuant to Section 409A(b)(3)(A) of the Code, such amount would, for purposes of Section 83 of the Code, be treated as property transferred in connection with the performance of services.

(b)
The Deferred Stock Units will be subject to a deferral period beginning on the date of crediting to the Participant’s account and ending upon the earlier of (i) the date of the Participant’s Termination of Service as a director or (ii) a date specified by the Participant. The period of deferral will be for a minimum period of one year, except in the case where the Participant elects a deferral period determined by reference to his or her Termination of Service as a director. The Participant may elect payment in a lump sum or payment in equal installments over five or ten years. Elections with respect to the time and method (i.e., lump sum or installments) of payment must be made at the same time as the Participant’s election to defer as described in Section 7(b). If the Participant does not specify a time for payment, the Participant will receive payment upon Termination of Service as a director and if no method of payment is specified by the Participant, he or she will receive payment in a lump sum. A Participant may change the time and method of payment he or she previously elected (or was deemed to elect) if all of the following requirements are met: (x) such subsequent payment election may not take effect until at least twelve months after the date on which the subsequent payment election is made; (y) in the case of a subsequent payment election related to a payment not being made as a result of death or an Unforeseeable Emergency, the payment date shall in all cases be deferred for a period of not less than five years from the date such payment would otherwise have been made (or in the case of installment payments, which are treated as a single payment for purposes of this Section 8(b), five years from the date the first installment payment was scheduled to be paid); and (z) any subsequent payment election related to a distribution that is to be made at a specified time or pursuant to a fixed schedule must be made not less than twelve months prior to the date the payment was scheduled to be made under the original payment election (or, in the case of installment payments, which are treated as a single payment for purposes of this Section 8(b), twelve months prior to the date the first installment payment was scheduled to be paid). During the deferral period, the Participant will have no right to transfer any rights under his or her Deferred Stock Units and will have no other rights of ownership therein.

(c)
Each Participant will be credited with dividend equivalents in an amount equal to the amount of any cash dividends declared and paid by the Company on the Common Shares underlying the Deferred Stock Units in the Participant’s account during the deferral period. Such dividend equivalents, which shall likewise be credited with dividend equivalents, shall be deferred until the end of the deferral period for the Deferred Stock Units with respect to which the dividend equivalents were credited and shall be paid out in Common Shares.

(d)
Notwithstanding the foregoing provisions, (i) if, upon the applicable distribution date the total value of the account balance(s) held by a Participant under this Director Plan, the 2005 Director Plan, and any other agreements, methods, programs, plans or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single non-qualified deferred compensation plan with the account balances under the Director Plan and the 2005 Director Plan under Treasury Reg. § 1.409A-1(c)(2) (the “Aggregate Account Balance”) does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code, the amount of the Participant’s Aggregate Account Balance will be immediately paid to the Participant in a lump-sum payment of cash or Common Shares, as applicable, (ii) if a Change in Control (as defined in Section 9(d) below) of the Company occurs, the amount of each Participant’s account will immediately be paid to the Participant in a lump-sum payment, and (iii) in the event of an Unforeseeable Emergency, accelerated payment shall be made to the Participant of all or a part of the Participant’s account, but only up to the amount necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution(s), after taking into account the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(e)
To the extent a Participant is entitled to a lump sum payment following a Change in Control under Section 8(d) above and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of section 409A(a)(2)(A)(v) of the Code and Treasury Reg. §1.409A‑3(i)(5), or any successor provision, then notwithstanding Section 8(d), payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant (i) on the date (or dates) the Participant would otherwise be entitled to a payment (or payments) in accordance with the provisions of this Director Plan and (ii) pursuant to the method of payment (i.e., lump sum or installments) that the Participant previously elected (or was deemed to elect) in accordance with the provisions of this Director Plan.

(f)
Notwithstanding the foregoing provisions of this Section 8, if a Participant is a Key Employee at the time of his or her Termination of Service, then payment of Deferred Stock Units on account of Termination of Service shall be made (or commence to be made) on the first business day of the seventh month following such Termination of Service (or, if earlier, the date of death).

9.Definitions, etc.

(a)
For purposes of this Director Plan, “Committee” means the Governance and Organization Committee, as constituted from time to time, which Committee shall not include any member of management of the Company.

(b)
For purposes of this Director Plan, “Common Shares” means (i) Common Shares, without par value, of the Company and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Director Plan.

(c)
“Fair Market Value” means, as of any particular date, unless otherwise determined by the Committee, the per share closing price of a Common Share on the New York Stock Exchange on the day such determination is being made (as reported in The Wall Street Journal ) or, if there was no closing price reported on such day, on the next day on which such a closing price was reported; or if the Common Shares are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is being made, the amount determined by the Committee to be the fair market value of a Common Share on such day. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award for the applicable Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(d)	For awards and deferrals under this Director Plan granted or deferred on or after May 4, 2011, “Change in Control” of the Company, unless otherwise determined by the Committee, means:

(i)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own (X) 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) without the approval of the Incumbent Board as defined in (ii) below or (Y) 35% or more of the Outstanding Voting Securities of the Company with the approval of the Incumbent Board; provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii), below), (B) any acquisition by the Company or a subsidiary of the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any Person pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below, or (E) any acquisition by, or other Business Combination (as defined in (iii) below) with, a person or group of which employees of the Company or any subsidiary of the Company control a greater than 25% interest (an “MBO”); provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 30% or 35%, as the case may be, as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 30% or 35% or more, as the case may be, of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meanings of Rule 13d-3 promulgated under the Exchange Act) less than 30% of the Outstanding Company Voting Securities, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

(ii)
individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) (as modified by this clause (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (a “Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the ultimate beneficial owners of voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly (X) 30% or more, if such Business Combination is approved by the Incumbent Board or (Y) 35% or more, if such Business Combination is not approved by the Incumbent Board, of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)
approval by the shareholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination described in clauses (A), (B) and (C) of subsection (iii), above.

(e)
Notwithstanding anything to the contrary contained in this Director Plan, it is a condition to the issuance of Common Shares or Deferred Stock Units that the transaction be registered under applicable securities laws and no Participant will be able to receive Common Shares or Deferred Stock Units in payment of all or part of his or her Director Compensation unless and until such registration has been effected.

(f)
For purposes of this Director Plan, “Key Employee” means a “specified employee” with respect to the Company (or a controlled group member of the Company) determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code.

(g)
For purposes of this Director Plan, “Termination of Service” means a termination of service with the Company that constitutes a separation from service within the meaning of Treasury Reg. § 1.409A-1(h), or any successor provision.

(h)
For purposes of this Director Plan, “Unforeseeable Emergency” means an event that results in a severe financial hardship to a Participant resulting from (i) an illness or accident of the Participant or his or her spouse, dependent (as defined in Section 152(a) of the Code), or beneficiary, (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary circumstances arising as a result of events beyond the control of the Participant.

10.Delivery of Shares. The Company will make an uncertificated book entry or delivery of certificates representing the Common Shares which a Participant is entitled to receive 60 days following the Participant’s right to receive such Common Shares.
11.Adjustments. In the event that, after May 2, 2006, the number of outstanding Common Shares is increased or decreased or such shares are exchanged for a different number or kind of shares or other securities by reason of a stock dividend, stock split, recapitalization, reclassification, combination of shares or other change in the capital structure of the Company or by reason of a merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing, adjustments shall be made by the Committee in the number and kind of shares or other securities that are underlying Awards and/or credited to accounts hereunder (and in the exercise price or other price of shares subject to outstanding Awards) and that may be issued under this Director Plan as it deems to be appropriate. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Director Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SARs with an exercise price or grant price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such stock option or SARs without any payment to the person holding such stock option or SAR.
12.Termination or Amendment of this Director Plan.

(a)
The Committee may at any time and from time to time terminate, amend or suspend this Director Plan; provided, however, that the Committee may not materially alter this Director Plan without shareholder approval, including by increasing the benefits accrued to Participants under this Director Plan; increasing the number of securities which may be issued under this Director Plan; modifying the requirements for participation in this Director Plan; or by including a provision allowing the Board or the Committee to lapse or waive restrictions at its discretion. An amendment or the termination of this Director Plan will not adversely affect the right of a Participant to receive Common Shares issuable or cash payable at the effective date of the amendment or termination.

(b)
Except in connection with a corporate transaction or event described in Section 11 of this Director Plan, the terms of outstanding awards may not be amended to reduce the exercise price of an outstanding stock option or the grant price of an outstanding SAR, or cancel an outstanding stock option or outstanding SARs in exchange for cash, other awards or a stock option or SARs with an exercise price or grant price, as applicable, that is less than the exercise price of the original stock option or the grant price of the original SAR, as applicable, without shareholder approval. This Section 12(b) is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments provided for in Section 11 of this Director Plan. Notwithstanding any provision of this Director Plan to the contrary, this Section 12(b) may not be amended without approval by the Company’s shareholders.

(c)
No grant will be made under this Director Plan after May 6, 2024, ten years from the date on which such Director Plan is approved by shareholders, but all grants made on or prior to such date will continue in effect thereunder subject to the terms thereof and of this Director Plan.

13.Transferability.

(a)
Except as provided in Section 13(c) below, no stock option or SARs or other derivative security granted under this Director Plan may be transferred by a Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Committee, stock options and SARs granted under this Director Plan may not be exercised during a Participant’s lifetime except by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

(b)
The Committee may specify at the date of grant, that all or any part of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of a stock option or upon the termination of the restriction period applicable to restricted stock units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer applicable to restricted stock, shall be subject to further restrictions upon transfer.

(c)
The Committee may determine that stock options and SARs may be transferable by a Participant, without payment of consideration therefore by the transferee, only to any one or more members of the Participant’s immediate family; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Committee and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant. For the purposes of this Section 13(c), the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. In no event shall any Award granted under this Director Plan be transferred for value.

14.Miscellaneous.

(a)
The Company shall not be required to issue any fractional Common Shares pursuant to this Director Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)	The adoption and maintenance of this Director Plan will not be deemed to be a contract between the Company and the Participant to retain his or her position as a director of the Company.
15.Compliance with Section 409A of the Code.

(a)
To the extent applicable, it is intended that this Director Plan and any Awards made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Director Plan and any Awards made hereunder shall be administered in a manner consistent with this intent. Any reference in this Director Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. For purposes of this Director Plan, the phrase “permitted by Section 409A of the Code,” or words of similar import, shall mean that in the event of circumstances that may occur or exist only if permitted by Section 409A of the Code would not cause an amount deferred or payable under this Director Plan to be includable in the gross income of a Participant (or his or her beneficiary) under Section 409A(a)(1) of the Code.

(b)
Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Director Plan and Awards hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its subsidiaries.

(c)
Notwithstanding any provision of this Director Plan and Awards hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Director Plan and Awards hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Director Plan and Awards hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

16.Effective Date of this Director Plan. The Company’s 2006 Non-employee Director Equity Plan was originally effective immediately on May 2, 2006, the date of its approval by the shareholders of the Company; the Company’s 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 4, 2011) was effective on May 4, 2011 and was subsequently amended as of June 1, 2012; and this Director Plan will be effective May 7, 2014, or such other date on which it is approved by the Company’s shareholders (the “Effective Date”). On and after May 2, 2006, any account balances held by a Participant under the 2005 Director Plan in the form of Deferred Shares shall be treated as Deferred Stock Units, which shall be payable under this Director Plan, but without any change in the time or method of payment provided for in the 2005 Director Plan or any election currently in effect thereunder.
17.Stock-based Awards in Substitution for Stock Options or Other Awards Granted by Other Company. Notwithstanding anything in this Director Plan to the contrary:
Awards may be granted under this Director Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction

Appendix C

TEXT OF PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CODE OF REGULATIONS
(PROPOSAL 6)

AMENDED AND RESTATED CODE OF REGULATIONS
OF
MATERION CORPORATION

….

40. Control Share Acquisitions. Section 1701.831 of the Ohio Revised Code does not apply to "control share acquisitions" of shares of capital stock of the Corporation.

C-1

Appendix D

TEXT OF PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND THE AMENDED AND RESTATED CODE OF REGULATIONS
(PROPOSAL 7)

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
MATERION CORPORATION

ARTICLE X

Except as may be otherwise provided in any Preferred Stock Designation, the number of the directors of the Corporation will not be less than 9 nor more than 18 as may be determined from time to time only (i) by a vote of a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board, or (ii) by the affirmative vote of the holders of at least 50% of the voting power of the Corporation, voting together as a single class. ~~The~~ Until the 2017 annual meeting of shareholders, the directors, other than those who may be expressly elected by virtue of the terms of any Preferred Stock Designation, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in size as possible and consisting of not less than three directors in each class~~, designated Class I, Class II and Class III. The directors first appointed to Class I will hold office~~. Directors elected at or prior to the 2014 annual meeting of shareholders will hold office for the term of three years from the date of their election and until the election of their successors. At the 2015 annual meeting of shareholders, the directors elected to succeed those directors whose terms expire at that meeting will hold office for the term of two years from the date of their election and until the election of their successors. At the 2016 annual meeting of shareholders, the directors elected to succeed those directors whose terms expire at that meeting will hold office for the term of one year from the date of their election and until the election of their successors. At the 2017 annual meeting of shareholders, and each annual meeting of shareholders thereafter, each director will be elected for a term expiring at the next annual meeting of shareholders ~~to be held in 2001, the directors first appointed to Class II will hold office for a term expiring at the annual meeting of shareholders to be held in 2002, and the directors first appointed to Class ill will hold office for a term expiring at the annual meeting of shareholders to be held in 2003. The members of each class will hold office~~and until the election of their successors ~~are elected~~. Except as may be otherwise provided in any Preferred Stock Designation, at each annual meeting of the shareholders of the Corporation, the successors ~~of~~to the ~~class of~~ directors whose terms expire at that meeting shall be elected by a plurality vote of all votes cast at such meeting ~~to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election~~. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected.

AMENDED AND RESTATED CODE OF REGULATIONS
OF
MATERION CORPORATION

Directors
….

13. Number, Terms And Election Of Directors. (a) ~~The~~Until the 2017 annual meeting of shareholders, the directors of the corporation, other than those who may be expressly elected by virtue of the terms of any Preferred Stock Designation, shall be classified with respect to the time for which they severally hold office into three classes. Except as may be otherwise provided in any Preferred Stock Designation, each class will consist of not less than three directors, unless and until the number of directors of any such class is changed in accordance with this Regulation 13. The number of directors of any class will be determined from time to time by (i) the affirmative vote of the holders of a majority of the voting power of the Corporation, voting together as a single class, or (ii) a vote of a majority of the Whole Board.

(b) ~~The directors first appointed to Class I will hold office for a term expiring at the~~Directors elected at or prior to the 2014 annual meeting of shareholders ~~to be held in 2001; the directors first appointed to Class II~~ will hold office for ~~a term expiring at the annual meeting of shareholders to be held in 2002; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of shareholders to be held in 2003. The members of each class will hold office until their successors~~

D-1

~~are elected. At each annual meeting beginning in 2001, directors will be elected for a~~the term of three years from the date of their election and until the election of their ~~successors.~~successors (with each remaining director whose term does not expire at such meeting being referred to for the remainder of such term as a “Continuing Classified Director”). At the 2015 annual meeting of shareholders, the directors elected to succeed those directors whose terms expire at that meeting will hold office for the term of two years from the date of their election and until the election of their successors. At the 2016 annual meeting of shareholders, the directors elected to succeed those directors whose terms expire at that meeting will hold office for the term of one year from the date of their election and until the election of their successors. At the 2017 annual meeting of shareholders, and each annual meeting of shareholders thereafter, each director will be elected for a term expiring at the next annual meeting of shareholders and until the election of their successors.

(c) At each annual meeting of the shareholders of the Corporation, the successors to the directors whose terms expire at that meeting shall be elected by a plurality of all the votes cast at such meeting. Cumulative voting in the election of directors shall be permitted as provided by statute. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected. Directors may also be elected by a majority of the votes cast at a special meeting called for the purpose of electing directors or as may otherwise be provided by any Preferred Stock Designation.
….

15. Removal. Except as may otherwise be provided by any Preferred Stock Designation, all Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal; provided, however, that any Continuing Classified Director may be removed only for cause. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.

D-2

Appendix E

TEXT OF PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION AND THE AMENDED AND RESTATED CODE OF REGULATIONS
(PROPOSAL 8)

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
MATERION CORPORATION

ARTICLE X

Except as may be otherwise provided in any Preferred Stock Designation, the number of the directors of the Corporation will not be less than 9 nor more than 18 as may be determined from time to time only (i) by a vote of a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board, or (ii) by the affirmative vote of the holders of at least 50% of the voting power of the Corporation, voting together as a single class. The directors, other than those who may be expressly elected by virtue of the terms of any Preferred Stock Designation, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in size as possible and consisting of not less than three directors in each class, designated Class I, Class II and Class III. The directors first appointed to Class I will hold office for a term expiring at the annual meeting of shareholders to be held in 2001, the directors first appointed to Class II will hold office for a term expiring at the annual meeting of shareholders to be held in 2002, and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of shareholders to be held in 2003. The members of each class will hold office until their successors are elected. Except as may be otherwise provided in any Preferred Stock Designation, at each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. No holder of shares of any class of capital stock of the Corporation shall have the right to cumulate the voting power in respect of those shares in the election of directors, and the right to cumulate the voting power in the election of directors as provided in Section 1701.55 of the Ohio Revised Code is hereby specifically denied to all holders of shares of any class of capital stock of the Corporation. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected.

AMENDED AND RESTATED CODE OF REGULATIONS
OF
MATERION CORPORATION

Directors
….

13. Number, Terms And Election Of Directors. (a) The directors of the corporation, other than those who may be expressly elected by virtue of the terms of any Preferred Stock Designation, shall be classified with respect to the time for which they severally hold office into three classes. Except as may be otherwise provided in any Preferred Stock Designation, each class will consist of not less than three directors, unless and until the number of directors of any such class is changed in accordance with this Regulation 13. The number of directors of any class will be determined from time to time by (i) the affirmative vote of the holders of a majority of the voting power of the Corporation, voting together as a single class, or (ii) a vote of a majority of the Whole Board.

(b) The directors first appointed to Class I will hold office for a term expiring at the annual meeting of shareholders to be held in 2001; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of shareholders to be held in 2002; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of shareholders to be held in 2003. The members of each class will hold office until their successors are elected. At each annual meeting beginning in 2001, directors will be elected for a term of three years from the date of their election and until the election of their successors.

E-1

(c) At each annual meeting of the shareholders of the Corporation, the successors to the directors whose terms expire at that meeting shall be elected by a plurality of all the votes cast at such meeting~~. Cumulative voting in the election of directors shall be permitted as provided by statute~~. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected. Directors may also be elected by a majority of the votes cast at a special meeting called for the purpose of electing directors or as may otherwise be provided by any Preferred Stock Designation.

E-2

Preliminary Copy

MATERION

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

**The Board of Directors Recommends a vote FOR all the nominees in Proposal 1 and a vote FOR Proposals 2, 3, 4, 5, 6, 7 and 8.**

**1.** Election of directors: 01 Edward F. Crawford 02 Joseph P. Keithley 03 N. Mohan Reddy 04 Craig S. Shular ☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

*Please fold here – Do not separate*

**(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)**

| | | | |
|---|---|---|---|
| **2.** To approve the Materion Corporation 2006 Stock Incentive Plan (As Amended and Restated as of May 7, 2014) | ☐ For | ☐ Against | ☐ Abstain |
| **3.** To approve the Materion Corporation 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 7, 2014) | ☐ For | ☐ Against | ☐ Abstain |
| **4.** To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company | ☐ For | ☐ Against | ☐ Abstain |
| **5.** To approve, by non-binding vote, named executive officer compensation | ☐ For | ☐ Against | ☐ Abstain |
| **6.** To approve an amendment to Materion's Amended and Restated Code of Regulations to opt out of the Ohio Control Share Acquisition Act | ☐ For | ☐ Against | ☐ Abstain |
| **7.** To approve amendments to Materion's Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations to delcassify the Board of Directors (Implementation of this Proposal 7 is conditioned upon the approval of Proposal 8) | ☐ For | ☐ Against | ☐ Abstain |
| **8.** To approve amendments to Materion's Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations to eliminate cumulative voting in the election of directors (implementation of this Proposal 8 is conditioned upon the approval of Proposal 7) | ☐ For | ☐ Against | ☐ Abstain |

**THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.**

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

MATERION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 7, 2014

11:00 A.M.

Executive Caterers at Landerhaven
6111 Landerhaven Drive
Mayfield Heights, Ohio 44124

Materion Corporation
6070 Parkland Blvd.
Mayfield Heights, OH 44124

**proxy**

**This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 7, 2014.**

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

**If no choice is specified, the proxy will be voted "FOR" all the nominees in Proposal 1 and "FOR" Proposals 2, 3, 4, 5, 6, 7 and 8.**

By signing the proxy, you revoke all prior proxies and appoint Richard J. Hipple and Michael C. Hasychak, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

## Vote by Internet, Telephone or Mail
## 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

**INTERNET/MOBILE**
www.proxypush.com/mtrn

Use the Internet to vote your proxy until 11:59 p.m. (ET) on May 6, 2014.

**PHONE**
**1-866-883-3382**

Use a touch-tone telephone to vote your proxy until 11:59 p.m. (ET) on May 6, 2014.

**MAIL**

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

**If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.**